Filed Pursuant to Rule 424(b)(2)
Registration No. 333-170866

PROSPECTUS SUPPLEMENT

(To Prospectus Dated July 1, 2011)

Korea Finance Corporation

US$750,000,000 4.625% Notes due 2021

Our US$750,000,000 aggregate principal amount of notes due 2021 (the “Notes”) will bear interest at a rate of 4.625% per annum. Interest on the Notes is payable semi-annually in arrears on May 16 and November 16 of each year, beginning on May 16, 2012. The Notes will mature on November 16, 2021.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company, as depositary.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price	99.699%	US$	747,742,500
Underwriting discount	0.300%	US$	2,250,000
Proceeds to us (before deduction of expenses)	99.399%	US$	745,492,500

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from and including November 16, 2011.

Approval in-principle has been received from the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing of the Notes. The SGX-ST assumes no responsibility for the correctness of any statements made, opinions expressed or reports contained in this prospectus supplement or the accompanying prospectus. Approval in-principle from, and admission of the Notes to the Official List of, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes. Currently, there is no public market for the Notes.

The Notes are expected to be delivered to investors through the book-entry facilities of The Depository Trust Company on or about November 16, 2011.

Joint Bookrunners & Lead Managers

BofA Merrill Lynch       Credit Suisse       HSBC       The Royal Bank of Scotland       Daewoo Securities

Prospectus Supplement dated November 8, 2011

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

Prospectus Supplement

Prospectus

Certain Defined Terms and Conventions	1
Use of Proceeds	2
Korea Finance Corporation	3
Overview	3
Capitalization	5
Business	5
Selected Financial Statement Data	8
Operations	15
Sources of Funds	22
Debt	24
Property	26
Directors and Management; Employees	27
Consolidated Subsidiaries	28
Tables and Supplementary Information	30
Financial Statements and the Auditors	36
The Republic of Korea	111
Land and History	111
Government and Politics	112
The Economy	116
Principal Sectors of the Economy	123
The Financial System	128
Monetary Policy	133
Balance of Payments and Foreign Trade	137
Government Finance	144
Debt	147
Tables and Supplementary Information	148
Description of the Securities	153
Description of Debt Securities	153
Description of Warrants	160
Terms Applicable to Debt Securities and Warrants	161

Limitations on Issuance of Bearer Debt Securities and Bearer Warrants	162
Taxation	163
Korean Taxation	163
United States Tax Considerations	164
Plan of Distribution	171
Legal Matters	172
Authorized Representatives in the United States	172
Official Statements and Documents	172
Experts	172
Forward-Looking Statements	173
Further Information	174

Certain Defined Terms

All references to “Korea” or the “Republic” contained in this prospectus supplement and the accompanying prospectus mean The Republic of Korea. All references to the “Government” mean the government of Korea.

Unless the context otherwise requires or otherwise indicates, references to “we”, “us” or “our” mean Korea Finance Corporation and its consolidated subsidiaries, and references to “KoFC” or the “Issuer” mean Korea Finance Corporation, excluding its subsidiaries. Terms used but not defined in this prospectus supplement shall have the same meaning given to them in the accompanying prospectus.

In this prospectus supplement and the accompanying prospectus, where information has been prepared in thousands, millions or billions of units, amounts may have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. All discrepancies in any table between totals and the sums of the amounts listed are due to rounding.

Additional Information

The information in this prospectus supplement is in addition to the information contained in our prospectus dated July 1, 2011. The accompanying prospectus contains information regarding ourselves and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea, and the Notes in registration statement no. 333-170866, as amended, relating to our debt securities, with or without warrants, which is on file with the U.S. Securities and Exchange Commission.

We are Responsible for the Accuracy of the Information in this Document

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included so as not to mislead potential investors. The statement made in the preceding sentence is not intended to be a disclaimer or limitation of liability under the federal securities laws.

The SGX-ST assumes no responsibility for the correctness of any statements made or opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, and admission of the Notes to the Official List of, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes.

Not an Offer if Prohibited by Law

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and should not be used to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions”.

Information Presented Accurate as of Date of Document

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

Issuer	Korea Finance Corporation

Notes offered	US$750,000,000 4.625% Notes due 2021

Maturity	November 16, 2021

Issue Price	99.699%

Interest Payment Dates	May 16 and November 16 of each year, commencing May 16, 2012

Redemption at Maturity	Unless previously redeemed for tax reasons as provided below, we may not redeem the Notes prior to maturity.

Redemption for Tax Reasons	We may, at our option, redeem the Notes, in whole but not in part, at their principal amount plus accrued interest to the date fixed for redemption, if we have or would become obligated to pay additional amounts in respect of certain Korean taxes imposed in respect of payments of principal of or interest on the Notes. See “Description of the Securities—Description of the Debt Securities—Redemption for Tax Reasons” in the accompanying prospectus.

Ranking of the Notes	The Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations, rank at least equally in right of payment among themselves, regardless of when issued, and rank at least equally in right of payment with all of our other unsecured and unsubordinated obligations, subject to certain statutory exceptions under Korean law.

Denomination; Form	The Notes will be denominated in principal amounts of US$200,000 and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more fully registered global notes registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

Negative Pledge Covenant

If any Notes are outstanding, we will not create or permit any security interest on the whole or any part of our assets, present or future, to secure for the benefit of the holders of any International Investment Securities (as defined in “Description of the Securities—Description of the Debt Securities—Negative Pledge Covenant” in the accompanying prospectus) (i) payment of any sum due in respect of any such securities, (ii) any payment under any guarantee of any such securities or (iii) any payment under any indemnity or other like obligation relating to any such securities, without in any such case at the same time according to the Notes the same security as is granted to or is outstanding in respect of such International Investment Securities, guarantee, indemnity or other like obligation. See “Description of the Securities—Description of the Debt Securities—Negative Pledge Covenant” in the accompanying prospectus.

Events of Default	The Notes will contain certain events of default, the occurrence of which may permit holders of the Notes to accelerate our obligations under the Notes prior to maturity. See “Description of the Securities—Description of the Debt Securities—Events of Default” in the accompanying prospectus.

Listing and Trading	Approval in-principle has been received from the SGX-ST for the listing of the Notes. Settlement of the Notes is not conditioned on obtaining the listing. The Notes will be traded on the SGX-ST in a minimum board lot size of S$200,000 for so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require.

Further Issues	We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as the Notes in all respects (except for the amount of the first interest payment and for the interest paid on the Notes prior to the issuance of the additional debt securities). We may consolidate such additional debt securities with the outstanding Notes to form a single series. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes.

Delivery of the Notes	We expect to make delivery of the Notes, against payment in same-day funds on or about November 16, 2011, which will be the fifth business day following the date of this prospectus supplement, referred to as “T+5.” You should note that initial trading of the Notes may be affected by the T+5 settlement. See “Underwriting—Delivery of the Notes.”

Underwriting	Daewoo Securities Co., Ltd., one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons. See “Underwriting—Relationship with the Underwriters”.

USE OF PROCEEDS

The net proceeds from the issue of the Notes, after deducting the underwriting discount but not estimated expenses, will be US$745,492,500. We will use the net proceeds from the sale of the Notes for our general operations, including extending foreign currency loans.

RECENT DEVELOPMENTS

This section provides information that supplements the information about us and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated July 1, 2011. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

KOREA FINANCE CORPORATION

KoFC’s non-consolidated financial information as of June 30, 2011 and December 31, 2010 and for the six months ended June 30, 2011 and 2010 in this prospectus supplement has been prepared in accordance with generally accepted accounting principles in Korea (“Korean GAAP” or “K-GAAP”). KDB’s consolidated financial information as of June 30, 2011 and December 31, 2010 and for the six months ended June 30, 2011 and 2010 in this prospectus supplement has been prepared under International Financial Reporting Standards as adopted in Korea (“Korean IFRS” or “K-IFRS”). Commencing in 2011, KDB prepares its financial statements in accordance with Korean IFRS, which differs in certain significant respects from Korean GAAP. As a result, KDB’s interim consolidated K-IFRS financial statements included in this prospectus supplement are not comparable with our non-consolidated K-GAAP financial statements included in this prospectus supplement or our consolidated K-GAAP financial statements included in the accompanying prospectus. Note 52 of the notes to KDB’s interim consolidated financial statements as of December 31, 2010 and June 30, 2011 and for the six month periods ended June 30, 2010 and 2011 included in this prospectus supplement provides a description of the effects of the conversion from Korean GAAP to Korean IFRS.

Selected Financial Statement Data

Balance Sheet Data

The following table presents unaudited non-consolidated balance sheet data of KoFC as of June 30, 2011 and December 31, 2010, which have been derived from KoFC’s unaudited non-consolidated balance sheets as of June 30, 2011 and December 31, 2010 prepared in accordance with Korean GAAP and included in this prospectus supplement. You should read the following balance sheet data together with KoFC’s non-consolidated balance sheets and notes included in this prospectus supplement:

KoFC Non-Consolidated K-GAAP Balance Sheet Data

	As of June 30, 2011	As of December 31, 2010
	(unaudited)	(audited)
	(non-consolidated) (billions of Won)
Balance Sheet Data
Total Loans(1)	15,987.6	12,436.9
Total Borrowings(2)	35,482.0	32,095.8
Total Assets	61,821.0	52,343.7
Total Liabilities	38,375.4	33,618.9
Equity	23,445.6	18,724.8

(1)	Gross amount without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include borrowings and policy finance bonds.

The following table presents selected consolidated balance sheet data of KDB, KDBFG’s principal subsidiary, as of June 30, 2011 and December 31, 2010, which have been derived from KDB’s unaudited consolidated balance sheets as of June 30, 2011 and December 31, 2010 prepared in accordance with Korean IFRS and included in this prospectus supplement. You should read the following balance sheet data together with KDB’s consolidated balance sheets and notes included in this prospectus supplement:

KDB Consolidated K-IFRS Balance Sheet Data

	As of June 30, 2011	As of December 31, 2010
	(consolidated) (unaudited) (billions of Won)
Balance Sheet Data
Total Loans(1)	76,715.1	75,218.9
Total Borrowings(2)	96,623.1	88,939.2
Total Assets	143,615.8	125,859.2
Total Liabilities	123,288.1	108,866.0
Equity	20,327.7	16,993.2

(1)	Gross amount, which includes equipment capital loans, working capital loans and other loans (including call loans, domestic usance, bills of exchange bought, debentures accepted by private subscription, bonds purchased, inter-bank loans, local letters of credit negotiation, loan-type suspense accounts pursuant to the applicable guidelines and other loans) without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include deposits, call money, borrowings, bonds sold under repurchase agreements, bills sold and industrial finance bonds.

Income Statement Data

The following table presents unaudited non-consolidated income statement data of KoFC for the six months ended June 30, 2011 and 2010, which have been derived from KoFC’s unaudited non-consolidated income statements for the six months ended June 30, 2011 and 2010 prepared in accordance with Korean GAAP and included in this prospectus supplement. You should read the following income statement data together with KoFC’s non-consolidated income statements and notes included in this prospectus supplement:

KoFC Non-Consolidated K-GAAP Income Statement Data

	Six Months Ended June 30,
	2011	2010
	(non-consolidated) (unaudited) (billions of Won)
Income Statement Data
Total Interest Income	396.2	183.6
Total Interest Expenses	679.7	540.3
Net Interest Income (Loss)	(283.5)	(356.7)
Operating Revenues	1,492.7	217.4
Operating Expenses	831.6	562.8
Net Income (Loss)	947.5	(219.1)

For the six months ended June 30, 2011, KoFC had non-consolidated net income of (Won)947.5 billion compared to non-consolidated net loss of (Won)219.1 billion for the six months ended June 30, 2010.

Principal factors for the net income in the six months ended June 30, 2011 as compared to the net loss in the six months ended June 30, 2010 included:

•

an increase in gain on disposal of available-for-sale securities to (Won)920.2 billion in the six months ended June 30, 2011 from (Won)0.4 billion in the corresponding period of 2010, primarily due to a gain from the sale of our equity interest in Hyundai Engineering & Construction Co., Ltd.;

•

an increase in net valuation gain on equity method investments to (Won)580.2 billion in the six months ended June 30, 2011 from (Won)67.1 billion in the corresponding period of 2010, primarily due to a gain on valuation of equity method investments on KDBFG shares;

•

a decrease in net interest loss to (Won)283.5 billion in the six months ended June 30, 2011 from (Won)356.7 billion in the corresponding period of 2010, primarily due to an increase in interest income derived from loans and debt securities; and

•

an increase in dividend income to (Won)45.7 billion in the six months ended June 30, 2011 from (Won)27.4 billion in the corresponding period of 2010, primarily due to an increase in dividend income from KDBFG shares.

The above factors were partially offset by income tax expenses of (Won)294.1 billion in the six months ended June 30, 2011 compared to income tax benefit of (Won)58.6 billion in the corresponding period of 2010, primarily due to the net income before income tax in the six months ended June 30, 2011 as compared to the net loss before income tax in the six months ended June 30, 2010.

The following table presents selected consolidated income statement data of KDB, KDBFG’s principal subsidiary, for the six months ended June 30, 2011 and 2010, which have been derived from KDB’s unaudited consolidated income statements for the six months ended June 30, 2011 and 2010 prepared in accordance with Korean IFRS and included in this prospectus supplement. You should read the following income statement data together with KDB’s consolidated income statements and notes included in this prospectus supplement:

KDB Consolidated K-IFRS Income Statement Data

	Six Months Ended June 30,
	2011	2010
	(consolidated) (unaudited) (billions of Won)
Income Statement Data
Total Interest Income	2,395.5	2,471.7
Total Interest Expenses	1,478.9	1,488.1
Net Interest Income	916.7	983.6
Operating Income	1,342.5	597.0
Net Income	1,005.6	392.6

For the six months ended June 30, 2011, KDB had net income of (Won)1,005.6 billion compared to net income of (Won)392.6 billion for the six months ended June 30, 2010, on a consolidated basis.

Principal factors for the increase in net income for the six months ended June 30, 2011 compared to the six months ended June 30, 2010 included:

•

a decrease in credit loss expense to (Won)89.8 billion in the six months ended June 30, 2011 from (Won)568.7 billion in the corresponding period of 2010, primarily due to a decrease in non-performing loans; and

•

an increase in net gain from foreign currency transactions and derivative financial instruments to (Won)592.5 billion in the six months ended June 30, 2011 from (Won)81.9 billion in the corresponding period of 2010, primarily due to a valuation gain on Kumho Petrochemical convertible bonds; commencing in 2011, embedded derivative instruments (such as conversion rights) were treated as separate derivatives and recorded at fair value under Korean IFRS.

The above factors were partially offset by a decrease in net gain from financial assets available-for-sale to (Won)74.9 billion in the six months ended June 30, 2011 from (Won)272.6 billion in the corresponding period of 2010, primarily due to a decrease in sales of available-for-sale securities.

Financial Statements and the Auditors

Our consolidated financial statements included in the accompanying prospectus and our interim non-consolidated financial statements as of June 30, 2011 and December 31, 2010 and for the six months ended June 30, 2011 and 2010 appearing in this prospectus supplement were prepared in conformity with Korean GAAP. KDB’s interim consolidated financial statements as of June 30, 2011 and December 31, 2010 and for the six months ended June 30, 2011 and 2010 appearing in this prospectus supplement were prepared in conformity with Korean IFRS, as summarized in note 3 of the notes to KDB’s interim consolidated financial statements of June 30, 2011 and 2010 included in this prospectus supplement. Korean IFRS differs in significant respects from Korean GAAP, particularly with respect to accounting for cash and due from banks and loans (including establishment of loan loss allowances and provisions). As a result, KDB’s financial statements prepared in accordance with Korean IFRS are not comparable with our financial statements prepared in accordance with Korean GAAP, and the levels of cash and due from banks and loans (including allowance and provision levels), as well as certain other balance sheet and income statement items, reflected in KDB’s financial statements prepared in accordance with Korean IFRS may differ substantially from those reflected in our financial statements prepared in accordance with Korean GAAP. See note 52 of the notes to KDB’s interim consolidated financial statements of June 30, 2011 and 2010 included in this prospectus supplement.

Korea Finance Corporation

Interim non-consolidated statements of financial position

As of June 30, 2011 and December 31, 2010

(Korean won)	Unaudited June 30, 2011		Audited December 31, 2010
Assets
Cash and due from banks (Notes 3 and 13)	(Won)	643,237,481,613	(Won)	1,008,236,609,334
Securities (Notes 4 and 13):
Available-for-sale securities		12,191,752,966,089		12,103,099,601,774
Held-to-maturity securities		1,281,737,150,347		1,157,236,283,559
Equity method investments		31,572,559,846,404		25,503,106,225,965

		45,046,049,962,840		38,763,442,111,298
Loans receivable, less allowance for possible loan losses of (Won)26,676,290,520 at June 30, 2011 ((Won)16,402,029,771 at December 31, 2010), less deferred loan fees of (Won)10,045,787,856 at June 30, 2011 ((Won)9,111,661,162 at December 31, 2010), and less net present value discount of (Won)5,193,729,052 at June 30, 2011 ((Won)10,501,296,908 at December 31, 2010) (Notes 5, 13 and 19)		15,945,687,493,732		12,400,887,337,009

Property and equipment (Note 6)		83,740,522,523		82,033,190,117
Other assets (Notes 7 and 15):
Intangible assets		3,814,950,761		4,059,714,882
Guarantee deposits		—		273,000,000
Accounts receivable		28,105,471,216		21,001,759,562
Accrued income		57,404,608,567		42,655,411,567
Prepaid expenses		1,582,652,602		17,275,888
Derivatives assets		10,376,777,059		—
Miscellaneous assets		980,476,252		21,127,516,590

		102,264,936,457		89,134,678,489

Total assets	(Won)	61,820,980,397,165	(Won)	52,343,733,926,247

(Continued)

See accompanying notes.

Korea Finance Corporation

Interim non-consolidated statements of financial position

As of June 30, 2011 and December 31, 2010

(Korean won)	Unaudited June 30, 2011		Audited December 31, 2010
Liabilities and equity
Liabilities:
Borrowing liabilities (Notes 8, 13, 15 and 19):
Borrowings in Korean won	(Won)	1,993,600,000,000	(Won)	2,793,600,000,000
Borrowings in foreign currencies		1,194,510,437,202		1,201,106,074,214
Bonds sold under repurchase agreements		459,400,000,000		500,000,000,000
Bills sold		755,922,650,000		—
Call money		299,879,500,000		68,334,000,000
Debentures in Korean won		29,286,414,161,459		26,252,210,802,559
Debentures in foreign currencies		1,492,277,604,949		1,280,579,176,688

		35,482,004,353,610		32,095,830,053,461
Other liabilities:
Severance and retirement benefits (Note 9)		1,719,639,580		684,893,808
Allowance for possible losses on acceptances and guarantees (Notes 10, 13)		4,048,991,614		1,118,005,311
Allowance for possible losses on unused loan commitments (Notes 11, 13 and 14)		4,025,757,650		4,462,764,687
Accounts payables		1,698,278,267		168,354,840
Accrued expenses		136,332,225,664		134,077,189,486
Unearned revenues		3,978,276,873		2,572,655,091
Deposits for letter of guarantees		9,187,160,000		9,187,160,000
Deferred income tax liabilities (Note 18)		2,635,965,117,571		1,330,917,332,522
Derivatives liabilities (Note 15)		1,170,364,325		18,359,720,220
Miscellaneous liabilities (Note 12)		95,278,845,212		21,544,041,100

		2,893,404,656,756		1,523,092,117,065

Total liabilities	(Won)	38,375,409,010,366	(Won)	33,618,922,170,526

Equity:
Paid-in capital (Note 16)	(Won)	14,999,999,967,089	(Won)	14,999,999,967,089
Capital surplus		—		3,367,206,320
Capital adjustment		(164,789,032,232)		(186,047,925,366)
Accumulated other comprehensive income (Notes 4 and 20)		1,035,242,109,604		1,573,466,776,761
Retained earnings (Note 16):
Legal reserve		2,267,239,731,067		1,912,963,278,390
Unappropriated retained earnings		5,307,878,611,271		421,062,452,527

		7,575,118,342,338		2,334,025,730,917

Total equity		23,445,571,386,799		18,724,811,755,721

Total liabilities and equity	(Won)	61,820,980,397,165	(Won)	52,343,733,926,247

See accompanying notes.

Korea Finance Corporation

Interim non-consolidated statements of operations

For the three months and six months ended June 30, 2011 and 2010

	Unaudited 2011				Unaudited 2010
(Korean won)	Three months ended June 30		Six months ended June 30		Three months ended June 30		Six months ended June 30
Operating revenue:
Interest income (Note 19):
Interest on due from banks	(Won)	3,844,133,820	(Won)	7,659,545,598	(Won)	7,997,323,291	(Won)	14,267,142,884
Interest on available-for-sale securities		33,401,595,226		65,255,294,060		22,326,349,259		47,767,671,963
Interest on held-to-maturity securities		20,401,656,136		31,924,403,647		—		—
Interest on loans receivable		155,216,005,169		291,010,084,331		69,031,275,027		121,600,254,684
Others		315,468,954		327,685,146		—		—

		213,178,859,305		396,177,012,782		99,354,947,577		183,635,069,531
Gain on valuation and disposal of securities:
Gain on disposal of available-for-sale securities		920,237,995,366		920,238,177,461		378,760,870		378,760,870
Gain on disposal of equity method investments		25,408,375,629		25,408,375,629		—		—

		945,646,370,995		945,646,553,090		378,760,870		378,760,870
Gain on foreign currency transactions		31,794,238,740		70,005,222,040		4,901,537,427		4,901,537,427
Fees and commission income		2,686,446,253		5,554,803,054		943,526,956		1,072,337,179
Dividends income		1,728,082,434		45,683,185,152		85,388,748		27,433,454,626
Other operating income (Note 11 and 15):
Reversal of allowance for unused loan commitments		1,065,140,429		437,007,037		—		—
Gain on derivatives transactions		713,422,419		2,223,189,058		—		—
Gain on derivatives valuation		27,719,726,247		26,603,917,426		—		—
Gain on valuation of hedged items		—		320,157,787		—		—

		29,498,289,095		29,584,271,308		—		—

Total operating revenue		1,224,532,286,822		1,492,651,047,426		105,664,161,578		217,421,159,633

Operating expenses:
Interest expense (Note 19):
Interest on borrowings		46,366,753,472		98,191,774,244		45,657,431,379		83,160,047,790
Interest on debentures		299,531,171,584		581,478,979,044		228,337,094,583		456,987,745,250
Others		—		—		—		197,965,807

		345,897,925,056		679,670,753,288		273,994,525,962		540,345,758,847
Loss from valuation and disposal of securities:
Loss from disposal of available-for-sale securities		8,966,269,156		8,966,269,156		—		—
Loss from disposal of equity method investments		5,193,990,012		5,193,990,012		—		—

		14,160,259,168		14,160,259,168		—		—
Loss from valuation and disposal of loans receivable:
Provision for possible loan losses (Note 5)		2,687,382,288		10,274,260,749		2,503,507,043		2,869,083,043
Loss on foreign currency transactions		35,794,540,563		76,322,808,406		4,798,992,254		4,799,208,259
Fees and commission expenses		460,375,149		882,432,715		71,969,051		86,209,867
Other operating expenses:
Provision for possible losses on acceptances and guarantees (Note 10)		1,461,746,113		2,937,596,912		61,161,000		98,006,000
Provision for unused loan commitments (Note 11)		—		—		900,000,000		900,000,000
Loss on derivatives transactions		755,430,902		1,485,679,253		—		—
Loss on derivatives valuation (Note 15)		—		1,045,095,961		—		—
Loss on valuation of hedged items		24,712,167,194		22,113,085,653		—		—
Others		124,092,151		124,092,151		—		319,677,070

		27,053,436,360		27,705,549,930		961,161,000		1,317,683,070
General and administrative expenses (Note 17)		12,716,346,707		22,591,686,627		7,359,094,962		13,416,052,297

Total operating expenses		438,770,265,291		831,607,750,883		289,689,250,272		562,833,995,383

Operating income (loss)		785,762,021,531		661,043,296,543		(184,025,088,694)		(345,412,835,750)
Non-operating income (expenses):
Rental income		224,677,527		449,355,054		274,348,737		563,363,291
Gain on valuation of equity method investments (Note 4)		472,958,750,780		958,859,739,125		—		208,198,492,966
Loss on valuation of equity method investments (Note 4)		(272,970,288,923)		(378,624,832,760)		(150,406,419,063)		(141,071,880,190)
Others, net		(30,838,500)		(54,639,933)		(888,030)		28,875,760

		200,182,300,884		580,629,621,486		(150,132,958,356)		67,718,851,827

Income (loss) before income taxes		985,944,322,415		1,241,672,918,029		(334,158,047,050)		(277,693,983,923)
Income tax expense (benefit) (Note 18)		293,537,132,939		294,135,115,969		(66,990,656,774)		(58,635,763,557)

Net income (loss)	(Won)	692,407,189,476	(Won)	947,537,802,060	(Won)	(267,167,390,276)	(Won)	(219,058,220,366)

See accompanying notes.

Korea Finance Corporation

Interim non-consolidated statements of changes in equity

For the six months ended June 30, 2011 and 2010

(Korean won)	Paid-in capital		Capital surplus		Capital adjustment		Accumulated other comprehensive income		Retained earnings		Total
As of January 1, 2010	(Won)	14,999,999,967,089	(Won)	—	(Won)	(3,696,550,840)	(Won)	1,211,202,571,592	(Won)	1,912,963,278,390	(Won)	18,120,469,266,231
Net loss		—		—		—		—		(219,058,220,366)		(219,058,220,366)
Unrealized gain on available- for-sale securities		—		—		—		(7,439,872,232)		—		(7,439,872,232)
Changes in retained earnings on valuation of equity method investments		—		—		—		—		18,696,326,777		18,696,326,777
Changes in capital surplus of equity method investments		—		292,366,035		—		—		—		292,366,035
Changes in capital adjustment of equity method investments		—		—		(166,754,996,926)		—		—		(166,754,996,926)
Changes in unrealized gain on valuation of equity method investments		—		—		—		161,999,799,331		—		161,999,799,331
Changes in unrealized loss on valuation of equity method investments		—		—		—		(6,958,066,744)		—		(6,958,066,744)

As of June 30, 2010 (unaudited)	(Won)	14,999,999,967,089	(Won)	292,366,035		(Won)(170,451,547,766)	(Won)	1,358,804,431,947	(Won)	1,712,601,384,801	(Won)	17,901,246,602,106

As of January 1, 2011	(Won)	14,999,999,967,089	(Won)	3,367,206,320	(Won)	(186,047,925,366)	(Won)	1,573,466,776,761	(Won)	2,334,025,730,917	(Won)	18,724,811,755,721
Cash dividends		—		—		—		—		(66,785,999,850)		(66,785,999,850)
Net income		—		—		—		—		947,537,802,060		947,537,802,060
Unrealized gain on available- for-sale securities		—		—		—		(254,266,908,600)		—		(254,266,908,600)
Changes in retained earnings of equity method investments		—		—		—		—		4,360,340,809,211		4,360,340,809,211
Changes in capital surplus of equity method investments		—		(3,367,206,320)		—		—		—		(3,367,206,320)
Changes in capital adjustment of equity method investments		—		—		21,258,893,134		—		—		21,258,893,134
Changes in unrealized gain on valuation of equity method investments		—		—		—		(22,479,662,871)		—		(22,479,662,871)
Changes in unrealized loss on valuation of equity method investments		—		—		—		(261,478,095,686)		—		(261,478,095,686)

As of June 30, 2011 (unaudited)	(Won)	14,999,999,967,089	(Won)	—	(Won)	(164,789,032,232)	(Won)	1,035,242,109,604	(Won)	7,575,118,342,338	(Won)	23,445,571,386,799

See accompanying notes.

Korea Finance Corporation

Interim non-consolidated statements of cash flows

For the six months ended June 30, 2011 and 2010

(Korean won)	Unaudited Six months ended June 30, 2011		Unaudited Six months ended June 30, 2010
Cash flows from operating activities:
Net income (loss)	(Won)	947,537,802,060	(Won)	(219,058,220,366)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Gain on valuation of equity method investments, net		(580,234,906,365)		(67,126,612,776)
Provision for possible loan losses		10,274,260,749		2,869,083,043
Depreciation		1,583,270,436		1,263,207,011
Amortization of intangible assets		604,353,494		334,937,972
Amortization of discount on debentures		82,018,624,566		27,644,572,186
Provision for possible losses on acceptances and guarantees		2,937,596,912		98,006,000
Provision (reversal of allowance) for unused loan commitments		(437,007,037)		900,000,000
Gain on derivatives valuation, net		(25,558,821,465)		—
Loss (gain) on foreign currency translations, net		4,281,232,095		(337,657,250)
Provision of severance and retirement benefits		1,041,079,105		—
Loss from valuation of hedged items, net		21,792,927,866		—
Gain on disposal of equity method investments		(20,214,385,617)		—
Others, net		6,914,266,909		(569,455,040)
Changes in operating assets and liabilities:
Due from banks		(67,381,250,000)		—
Available-for-sale securities		(418,161,750,418)		125,490,165,765
Held-to-maturity securities		(126,168,235,000)		—
Loans receivable		(3,678,597,125,312)		(1,585,763,077,711)
Accounts receivable		(919,939,860)		4,246,162,385
Accrued income		(15,160,951,580)		(5,836,495,104)
Prepaid expenses		(1,565,376,714)		(646,719,751)
Derivatives assets		16,227,140,367		—
Account payables		1,624,422,916		(244,182,078)
Accrued expenses		2,566,215,499		(4,915,569,832)
Unearned revenues		1,405,621,782		394,838,709
Deferred income tax liabilities		197,156,274,190		(58,635,763,557)
Derivatives liabilities		(18,234,451,856)		—
Payments for severance and retirement benefits		(6,333,333)		—
Dividends		236,979,107,053		25,004,169,850
Others, net		88,389,212,656		13,198,271,714

Total adjustments		(3,781,847,419,610)		(1,487,708,199,610)

Net cash used in operating activities		(3,329,307,125,902)		(1,741,690,338,830)

Cash flows from investing activities:
Decrease in guarantee deposits		273,000,000		—
Increase in guarantee deposits		—		(273,000,000)
Acquisition of equity method investments		(431,213,259,267)		(19,128,000,000)
Purchase of property and equipment		(3,558,126,353)		(1,703,366,380)
Purchase of intangible assets		(359,589,373)		(432,378,725)
Purchase of miscellaneous assets		(351,500,000)		—
Decrease in deposit for letter of guarantees		—		(116,509,600)

Net cash used in investing activities		(435,209,474,993)		(21,653,254,705)

Cash flows from financing activities:
Repayment of borrowings, net		(781,786,782,902)		(112,580,200,000)
Proceeds from debentures, net		3,184,455,862,415		1,348,226,798,688
Proceeds from bills sold, net		756,856,990,000		150,000,000,000
Increase in call money		239,128,630,000		—
Increase in government subsidy		267,523,511		—
Dividends paid		(66,785,999,850)		—

Net cash provided by financing activities		3,332,136,223,174		1,385,646,598,688

Net decrease in cash and cash equivalents		(432,380,377,721)		(377,696,994,847)

Cash and cash equivalents at the beginning of the period		1,008,236,609,334		1,395,609,274,745

Cash and cash equivalents at the end of the period	(Won)	575,856,231,613	(Won)	1,017,912,279,898

See accompanying notes.

Korea Finance Corporation

Notes to interim non-consolidated financial statements

June 30, 2011 and 2010

1. General information

Corporate information

Pursuant to the Korea Finance Corporation Act (the “Act”), Korea Finance Corporation (“KoFC”) was established on October 28, 2009, as a result of the spinoff of certain assets and liabilities of Korea Development Bank (“KDB”). The purpose of the Act is to contribute to the creation of jobs by strengthening national competitiveness and amplifying growth potential; and to the sound growth of the finance industry and national economy by utilizing functions of financial institutions for money brokerage to assist small and medium enterprises to raise funds easily and by supplying and managing funds required for the growth of national economy. KoFC’s business activities include loans, equity investment, guarantees, and securitization of credit risk, all of which are aimed at the support of small and medium enterprises, the development of new growth engine industries, the development of regions, the extension of social infrastructure, the stabilization of financial markets, and the facilitation of sustainable growth. KoFC’s head office is located at 16 Yeouido-dong, Yeongdeungpo-gu, Seoul. As of June 30, 2011, KoFC’s total paid-in capital amounts to approximately (Won)15 trillion, and the government of the Republic of Korea (the “Government”) has 100% ownership of KoFC.

Spin-off from KDB and non-cash capital contribution of KDB Financial Group shares

In accordance with the resolution passed at KDB’s extraordinary shareholder’s general meeting on September 23, 2009, KDB’s policy-based financing businesses were spun off to create KoFC on October 28, 2009 (“spin-off date”), while KDB’s subsidiaries businesses were spun off to create KDB Financial Group Inc. (“KDBFG”). The spin-off was carried out through the distribution of subscription certificates issued by KoFC to the shareholder of KDB in proportion to the percentage of shares held by the shareholder of KDB. With regards to the liabilities held by KDB before the spin-off, KoFC shall be held liable jointly with KDB and KDBFG.

Pursuant to the draft on non-cash capital contribution of state property to KoFC (“non-cash capital contribution draft”), which was provisionally authorized on December 29, 2009, the Government made a non-cash capital contribution of KDBFG shares to KoFC on December 30, 2009, increasing KoFC’s capital to approximately (Won)15 trillion.

In accordance with the non-cash capital contribution draft, the valuation of KDBFG shares was completed on June 23, 2010 and as a result, additional settlements were made by KoFC returning to the Government KDBFG shares equivalent to the difference between the finalized per share value and the original value at the time of the capital contribution.

2. Summary of significant accounting policies

Basis of financial statement preparation

The accompanying interim non-consolidated financial statements do not disclose all information and disclosures required in the annual financial statements, and should be read in conjunction with the annual non-consolidated financial statements as of December, 31, 2010.

KoFC maintains its official accounting records in Korean won and prepares financial statements in the Korean language in conformity with accounting principles generally accepted in the Republic of Korea (“Korean GAAP”) and related regulations including the Act. Certain accounting principles applied by KoFC that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these financial statements are intended for use by those who are informed about Korean accounting principles and practices. In the event of any differences in interpreting the interim non-consolidated financial statements or the independent accountants’

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

review report thereon, the Korean version, which is used for regulatory reporting purposes, shall prevail. The accompanying interim non-consolidated financial statements have been condensed, restructured and translated into English (with certain expanded descriptions) from the Korean language financial statements.

The significant accounting policies, except for changes in accounting policies explained below, adopted in the preparation of the accompanying interim non-consolidated financial statements, which are consistent with those followed in the preparation of the annual non-consolidated financial statements for the year ended December 31, 2011, are summarized below.

Changes in accounting policy

(a) Changes in accounting policy of KoFC

Pursuant to the revised Supervisory Regulations of the Act (the “Supervisory Regulations”), KoFC will adopt Korea International Financial Reporting Standards (“K-IFRS”) from January 1, 2013. Before the adoption of K-IFRS, KoFC will prepare financial statements in accordance with the Supervisory Regulations.

Significant differences between revised Supervisory Regulations and Korean GAAP effective until December 31, 2010 (the “Previous Korean GAAP) are as follows:

		Previous Korean GAAP	Revised Supervisory Regulations
Scope of consolidation	Related standards	Article 1-3 of the Enforcement Decree of the Act on External Audit of Stock Companies	K-IFRS 1027, 2012
	Difference	 Subsidiaries less than certain amount of assets, liabilities or number of and employees are excluded from in-scope of consolidation.	 Subsidiaries controlled by KoFC are included in-scope of consolidation regardless of the scale of the subsidiaries.
		‚ Largest shareholder which holds more than 30% of shares of a subsidiary includes the subsidiary in-scope of consolidation.	‚ Shareholder which holds more than 50% of shares of a subsidiary includes the subsidiary in-scope of consolidation.
		ƒ There’s no standard for consolidation of SPCs.	ƒ There’s standards for consolidation of SPCs under risk and reward standards.

Derecognition of financial instruments	Related standards	Interpretation of Korea Financial Accounting standards 52-14	K-IFRS 1039, 1107
	Difference	 There’s no standard for considering whether the derecognition is appropriate. ‚ Asset securitization in accordance with Asset-Backed Securitization Act is regard as true-sale.	 There’s Standard for considering whether the derecognition is appropriate. ‚ There’s no exception that allows asset securitization to be regarded as true-sale.

Other		There is no difference.

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

The changes in accounting policy have no effect on the financial position, the results of financial performance and cash flows of KoFC.

(b) Adoption of K-IFRS of equity method investees

KDBFG, Korea Electric Power Co. and other investees have prepared their financial statements in accordance with K-IFRS starting January 1, 2011. The date of transition to IFRS of those equity method investees is January 1, 2010.

In accordance with the Supervisory Regulations, KoFC applied equity method of accounting without modification of the investees’ financial statements to conform to KoFC’s accounting policy.

Recognition of interest income

Interest income on loans and investments is recognized on an accrual basis. However, interest income on loans overdue or dishonored is recognized on a cash basis except for those secured and guaranteed by financial institutions for which the interest is recognized on an accrual basis.

Securities

Securities are classified as either trading, held-to-maturity or available-for-sale securities, as appropriate, and are initially measured at cost, including incidental expenses. KoFC determines the classification of its investments after initial recognition, and, where allowed and appropriate, re-evaluates this designation at the end of each reporting period.

Securities that are acquired and held principally for the purpose of selling them in the near term are classified as trading securities. Debt securities which carry fixed or determinable principal payments and a fixed maturity are classified as held-to-maturity, if KoFC has the positive intention and ability to hold to maturity. Securities that are not classified as either trading or held-to-maturity are classified as available-for-sale securities.

When held-to-maturity securities are reclassified to available-for-sale, those securities are accounted for at fair value on the reclassification date and the difference between the fair value and book value is reported in other comprehensive income as a gain or loss on valuation of available-for sale securities. When available-for-sale securities are reclassified to held-to-maturity, gains or losses on valuation of these available-for-sale securities, which had been recorded until the reclassification date, continue to be included in other comprehensive income and are amortized using the effective interest rate method. Such amortization amount is charged to interest income until maturity. Once the reclassification is made, trading securities cannot be reclassified to available-for-sale securities or held-to-maturity securities and vice versa except in rare circumstances only. In addition, when certain trading securities become non-marketable, such securities are reclassified to available-for-sale at fair value as of the reclassification date.

After initial measurement, available-for-sale securities are measured at fair value with unrealized gains or losses being recognized as other comprehensive income in equity. Likewise, trading securities are also measured at fair value after initial measurement, but with unrealized gains or losses reported as part of net income. Held-to-maturity securities are measured at amortized cost after initial measurement. The cost is computed as the amount initially recognized minus principal repayments, plus or minus the cumulative amortization using the effective interest method, of any difference between the initially recognized amount and the maturity amount.

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

The fair value of trading and available-for-sale securities that are traded actively in the open market (marketable securities) is measured at the closing price of those securities at the reporting date. Non-marketable equity securities are carried at a value announced by a public independent credit rating agency. If application of such measurement method is not feasible, non-marketable equity securities are measured at cost less impairment, if any, subsequent to initial recognition. Non-marketable debt securities are carried at the present value of their future cash flows discounted using an appropriate interest rate which reflects the issuer’s credit rating, as announced by a public independent credit rating agency.

If the recoverable amount of a held-to-maturity security and available-for-sale security is less than acquisition cost or carrying value, and such decline is deemed other than temporary, such security is adjusted to its recoverable amount with an impairment loss charged to the statement of operations after eliminating any gains and losses previously recorded in accumulated other comprehensive income for temporary changes. A subsequent recovery is also recorded in the statement of operations to the extent of the previously recorded impairment losses if such recovery is attributable to an event occurring subsequent to the recognition of the impairment losses.

Equity method investments

Investments in entities over which KoFC has control or significant influence are accounted for using the equity method. KoFC deems to have a significant influence on an investee if it holds more than 15% of voting shares of the investee.

Under the equity method of accounting, KoFC’s initial investment in an investee is recorded at acquisition cost. Subsequently, the carrying amount of the investment is adjusted to reflect KoFC’s share of income or loss of the investee in the statement of operations and share of changes in equity that have been recognized directly in the equity of the investee in the related equity account of KoFC on the statement of financial position. If KoFC’s share of losses of the investee equals or exceeds its interest in the investee, it suspends recognizing its share of further losses. However, if KoFC has other long-term interests in the investee, it continues recognizing its share of further losses to the extent of the carrying amount of such long-term interests. KoFC resumes the application of the equity method if KoFC’s share of income or change in equity of an investee exceeds KoFC’s share of losses accumulated during the period of suspension of the equity method of accounting.

At the date of acquisition, the difference between the acquisition cost of the investee and KoFC’s share of the net fair value of the investee’s identifiable assets and liabilities is accounted for as goodwill or negative goodwill. Goodwill is amortized over its useful life of five years using the straight-line method and the amortization expense is included as part of valuation gain or loss on equity method investments in the statement of operations. Negative goodwill is amortized based on the investee’s accounting treatments on the related assets and liabilities and charged or credited to valuation gain or loss on equity method investments in the statement of operations.

KoFC’s share in the investee’s unrealized profits and losses resulting from transactions between KoFC and its investee are eliminated to the extent of the interest in the investee.

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

Allowance for possible loan losses

KoFC provides an allowance for possible loan losses based on the borrowers’ future debt servicing ability (forward looking criteria) as determined by a credit rating model developed by KoFC. This credit rating model includes financial and non-financial factors of borrowers and classifies the borrowers’ credit risk. Allowances are determined by applying the following minimum percentages to the various credit risk ratings:

Loan classifications	Minimum provision percentages (%)
Normal	0.5
Precautionary	3.5
Substandard	20.0
Doubtful	50.0
Estimated loss	100.0

Troubled debt restructuring

If the present value of a loan is different from its book value due to a rescheduling of terms as agreed by the related parties (as in the case of court receivership, court mediation or workout), the difference in present value of the restructured loan payments and book value of the loan is recorded as an allowance for possible loan losses. The difference recorded as an allowance is amortized to current earnings over the related period using the effective interest rate method. The amortization is recorded as interest income.

Deferred loan fees and expenses

KoFC defers and amortizes certain fees received from borrowers and expenses paid to third parties associated with originating certain loans. Such fees and expenses are amortized over the life of the associated loan using the effective interest rate method.

Valuation of long-term receivables (payables) at present value

Receivables or payables arising from long-term installment transactions are stated at present value. The difference between the carrying amount of these receivables or payables and their present value is amortized using the effective interest rate method and credited or charged to the statement of operations over the installment period.

Property and equipment

Property and equipment are stated at cost, less accumulated depreciation. Maintenance and repairs are expensed in the year in which they are incurred. Expenditures which enhance the value or extend the useful lives of the related assets are capitalized as additions to property and equipment.

Depreciation of property and equipment is provided using the straight-line method over the following estimated useful life of assets:

Years
Buildings	20 ~ 50
Structures	10 ~ 40
Machinery and equipment	4
Others	4

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

Government subsidy

Government subsidy with no repayment obligation, which is used for the acquisition of certain assets, is accounted for as a deduction from the acquisition cost of the acquired assets. Such subsidy amount is offset against the depreciation or amortization of the acquired assets during such assets’ useful life.

Intangible assets

Intangible assets of KoFC consist of development costs and software, which are stated at cost, less accumulated amortization. Intangible assets are amortized using the straight-line method over a period of four to five years.

Impairment of assets

When the recoverable amount of an asset is less than its carrying amount, the decline in value, if material, is deducted from the carrying amount and recognized as an asset impairment loss in the current period.

Bond purchased under resale agreement and bonds sold under repurchase agreements

Bond purchased or sold under resale or repurchase agreements are included in loans and borrowings, respectively. The difference between the selling and repurchase price is treated as interest and is accrued evenly over the period covered by the agreements.

Debenture issuance costs

Debenture issuance costs are amortized as an interest expense over the redemption term using the effective interest rate method.

Severance and retirement benefits

In accordance with the Employee Retirement Benefit Security Act and the KoFC’s regulations, employees and directors terminating their employment with at least one year of service are entitled to severance and retirement benefits, based on the rates of payment in effect at the time of termination, years of service and certain other factors. The provision is determined based on the amount that would be payable assuming all employees and directors were to terminate their employment as of the reporting date.

Provisions and contingent liabilities

Provisions are recognized when KoFC has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made on the amount of the obligation. The provision is used only for expenditures for which the provision was originally recognized. If the effect of the time value of money is material, provisions are stated at present value.

Confirmed acceptances and guarantees are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in the notes to the financial statements. KoFC provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (“CCF”) and provision rates, and records the provision as an allowance for possible losses on acceptances and guarantees. KoFC provides a provision for certain portions of unused loan commitments applying the CCF and provision rates, and records the provision as an allowance for possible losses on unused loan commitments.

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

KoFC carries out on-lending loan businesses utilizing commercial financial institutions as financial intermediaries in order to support the growth of small and medium enterprises (SMEs). As part of the on-lending program, KoFC shares up to a certain portion of credit risks of SMEs selected by the financial intermediaries upon receiving request from the intermediary institutions. The sharing of SMEs credit risks is seen as repayment guarantees and thus recognized as provisions which are computed pursuant to the allowance ratio of possible losses on loans, applying CCF.

Income taxes

Current tax assets and liabilities for the current period are measured at the amount expected to be recovered from, or paid to, the tax authorities. Deferred income taxes are provided using the liability method for the tax effect of temporary differences between the tax bases of assets and liabilities and their reported amounts in the accompanying financial statements. Deferred tax assets and liabilities are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. In addition, current tax and deferred tax are charged or credited directly to equity if the tax relates to items that are charged or credited directly to equity.

Translation of foreign currency

Transactions involving foreign currencies are recorded at the exchange rates prevailing at the time the transactions are made. Assets and liabilities denominated in foreign currencies are translated into Korean won using the exchange rates provided by Seoul Money Brokerage Service, Ltd., which are in effect on the reporting date. The resulting translation gains or losses are credited or charged to current operations.

Derivative financial instruments

Derivative financial instruments are presented as assets or liabilities valued principally at the fair value of the rights or obligations associated with the derivative contracts. The unrealized gain or loss from a derivative transaction with the purpose of hedging the exposure to changes in the fair value of a recognized asset or liability or unrecognized firm commitment is recognized in current operations. For a derivative instrument with the purpose of hedging the exposure to the variability of cash flows of a recognized asset or liability or a forecasted transaction, the hedge-effective portion of the derivative instrument’s gain or loss is deferred as other comprehensive income in equity. The ineffective portion of the gain or loss is charged or credited to current operations. Derivative instruments that do not meet the criteria for hedge accounting, or contracts for which the KoFC has not elected hedge accounting are measured at fair value with unrealized gains or losses reported in current operations.

Significant judgments and accounting estimates

The preparation of financial statements in accordance with Korean GAAP and related regulations including the Act, requires management to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the reporting date, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

3. Cash and due from banks

Cash and due from banks at June 30, 2011 and December 31, 2010 are as follows (Korean won in millions):

	June 30, 2011 (Unaudited)		December 31, 2010 (Audited)
Cash and cash equivalents:
Due from banks in Korean won	(Won)	224,642	(Won)	1,004,916
Due from banks in Foreign currency		351,214		3,321

		575,856		1,008,237
Due from banks:
Due from banks in Foreign currency		67,381		—

	(Won)	643,237	(Won)	1,008,237

Due from banks in Korean won at June 30, 2011 and December 31, 2010 is as follows (Korean won in millions):

Counterparty	Account	Annual interest rate (%)	June 30, 2011 (Unaudited)		December 31, 2010 (Audited)
KDB	Other deposits	2.25	(Won)	174,642	(Won)	234,916
Others	Other deposits	2.51 ~ 2.64		50,000		770,000

			(Won)	224,642	(Won)	1,004,916

Due from banks in foreign currency at June 30, 2011 and December 31, 2010 is as follows (Korean won in millions):

Counterparty	Account	Annual interest rate (%)	June 30, 2011 (Unaudited)		December 31, 2010 (Audited)
Others	Other deposits	0 ~ 1.18	(Won)	417,737	(Won)	2,392
	Off-shore deposits	—		858		929

			(Won)	418,595	(Won)	3,321

The maturities of due from banks outstanding as of June 30, 2011 and December 31, 2010 are as follows (Korean won in millions):

	June 30, 2011 (Unaudited)
Maturities	Korean won		Foreign currencies		Total
Within 6 months	(Won)	224,642	(Won)	418,595	(Won)	643,237

	December 31, 2010 (Audited)
Maturities	Korean won		Foreign currencies		Total
Within 6 months	(Won)	1,004,916	(Won)	3,321	(Won)	1,008,237

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

Due from banks by financial institution at June 30, 2011 and December 31, 2010 is as follows (Korean won in millions):

	June 30, 2011 (Unaudited)
Counterparty	Korean won		Foreign currency		Total
Banks	(Won)	174,642	(Won)	416,571	(Won)	591,213
Others		50,000		2,024		52,024

	(Won)	224,642	(Won)	418,595	(Won)	643,237

	December 31, 2010 (Audited)
Counterparty	Korean won		Foreign currencies		Total
Banks	(Won)	344,916	(Won)	1,603	(Won)	346,519
Others		660,000		1,718		661,718

	(Won)	1,004,916	(Won)	3,321	(Won)	1,008,237

4. Securities

Available-for-sale securities at June 30, 2011 and December 31, 2010 consist of the following (Korean won in millions):

	Annual interest rate (%)	June 30, 2011 (Unaudited)		December 31, 2010 (Audited)
Securities denominated in Korean won:
Equity securities:
Marketable equity securities	—	(Won)	1,446,045	(Won)	1,945,269
Non-marketable equity securities	—		6,551,246		6,580,827

			7,997,291		8,526,096
Debt securities:
Government and public bonds	4.00		29,981		—
Finance bonds	3.62 ~ 3.81		500,031		100,676
Corporate bonds	3.72 ~ 9.20		2,284,914		2,271,141

			2,814,926		2,371,817
Beneficiary certificates	—		1,260,246		1,153,988

			12,072,463		12,051,901
Securities denominated in foreign currency:
Non-marketable equity securities	—		—		479
Debt securities	0.28 ~ 6.50		119,290		50,720

			119,290		51,199

		(Won)	12,191,753	(Won)	12,103,100

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

Details of marketable equity securities at June 30, 2011 and December 31, 2010 consist of the following (number of shares in thousands and Korean won in millions):

	June 30, 2011 (Unaudited)								December 31, 2010 (Audited)
Company	Number of shares	Ownership (%)	Book value before valuation		Current period valuation gain (loss)		Fair value (Book value)		Fair value (Book value)
Hyndai E&C Co., Ltd.	3,655	3.28	(Won)	264,254	(Won)	50,440	(Won)	314,694	(Won)	823,770
Hynix Semiconductor Inc.	32,413	5.47		758,626		41,399		800,025		758,626
SK Networks Co., Ltd.	12,448	5.02		166,185		(30,498)		135,687		166,185
Industrial Bank of Korea	10,490	1.92		196,688		(1,049)		195,639		196,688

			(Won)	1,385,753	(Won)	60,292	(Won)	1,446,045	(Won)	1,945,269

Details of non-marketable equity securities (including non-marketable equity securities denominated in foreign currencies) at June 30, 2011 and December 31, 2010 consist of the following (number of shares in thousands and Korean won in millions):

	June 30, 2011 (Unaudited)									December 31, 2010 (Audited)
Company	Number of shares		Ownership (%)	Book value before valuation		Current period valuation gain (loss)		Fair value (Book value)		Fair value (Book value)
Korea Express Way Co.	92,629		3.95	(Won)	926,326	(Won)	—	(Won)	926,326	(Won)	1,930,184
Industrial Bank of Korea (Preferred stock)	46,915		47.89		791,695		(4,223)		787,472		791,695
Korea Asset Management Co.	14,000		8.14		146,240		—		146,240		146,240
The Seoul Shinmun	2		0.02		33		—		33		33
Korea Land & Housing Co.	(*	)	13.93		2,491,947		—		2,491,947		2,491,947
Korea Water Resources Co.	(*	)	9.01		976,307		—		976,307		976,307
The Export-Import Bank of Korea	(*	)	18.58		1,200,000		—		1,200,000		200,000
Korea Resources Corp.	(*	)	0.34		3,220		—		3,220		3,220
Bank Recapitalization SPV	(*	)	10.00		1		—		1		1
KoFC-HVIC Pioneer Champ 2010-11 Investment Fund	(*	)	50.00		4,000		—		4,000		4,000
KoFC-Kiwoom Pioneer Champ 2010-12 Investment Fund	(*	)	70.00		7,000		—		7,000		2,800
KoFC-BK Pioneer Champ 2010-13 Investment Fund	(*	)	61.03		2,600		—		2,600		2,600
KoFC-Ione Pioneer Champ 2010-15 Investment Fund	(*	)	70.00		2,800		—		2,800		2,800
KoFC-UTC Pioneer Champ 2010-19 Investment Fund	(*	)	70.00		2,800		—		2,800		2,800
NAU Japan Technology Investment Fund 1	(*	)	16.67		500		—		500		500
Others					—		—		—		26,179

				(Won)	6,555,469	(Won)	(4,223)	(Won)	6,551,246	(Won)	6,581,306

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

(*)	The numbers of shares are not disclosed for investee entities whose paid-in capitals are not shares but are investment certificates.

Non-marketable equity securities, except for Industrial Bank of Korea, are measured at cost less impairment, because the fair value of those securities cannot be measured reliably.

Available-for-sale securities that are restricted as to disposal at June 30, 2011 are summarized as follows (number of shares in thousands and Korean won in millions):

	June 30, 2011 (Unaudited)
	Number of shares	Book value		Disposal restriction
Hynix Semiconductor Inc.	15,281	(Won)	370,870	Until the completion of M&A

Marketable equity securities that are restricted as to disposal are carried at a value provided by a public independent credit rating agency.

Debt securities (including debt securities dominated in foreign currency) at June 30, 2011 and December 31, 2010 are summarized as follows (Korean won in millions):

	June 30, 2011 (Unaudited)
	Par value		Acquisition cost		Amortized cost		Fair value (Book value)
Government and public bonds	(Won)	30,000	(Won)	30,248	(Won)	30,245	(Won)	29,981
Finance bonds		500,000		500,639		500,454		500,031
Corporate bonds		2,265,000		2,264,947		2,264,992		2,284,914
Debt securities in foreign currency		118,352		119,116		119,008		119,290

	(Won)	2,913,352	(Won)	2,914,950	(Won)	2,914,699	(Won)	2,934,216

	December 31, 2010 (Audited)
	Par value		Acquisition cost		Amortized cost		Fair value (Book value)
Finance bonds	(Won)	100,000	(Won)	100,329	(Won)	100,274	(Won)	100,676
Corporate bonds		2,245,000		2,244,419		2,244,945		2,271,141
Debt securities in foreign currency		50,720		50,720		50,720		50,720

	(Won)	2,395,720	(Won)	2,395,468	(Won)	2,395,939	(Won)	2,422,537

Debt securities in Korean won are measured based on the lower of the valuation provided by KIS Pricing Inc. or the Korea Asset Pricing Co. and debt securities denominated in foreign currency are measured based on the lower of the valuation provided by NICE Pricing Services Inc. or the Korea Asset Pricing Co.

KoFC provides available-for-sale securities in the amount of (Won)499,984 million ((Won)550,708 million as of December 31 2010) to Bank of Korea and other parties as collateral as of June 30, 2011.

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

Beneficiary certificates at June 30, 2011 and December 31, 2010 are summarized as follows (Korean won in millions):

	June 30, 2011 (Unaudited)
	Acquisition cost		Book value before valuation		Other comprehensive income		Fair value (book value)
Beneficiary certificates in Korean won:
Blended type	(Won)	1,232,105	(Won)	1,243,641	(Won)	16,605	(Won)	1,260,246

	December 31, 2010 (Audited)
	Acquisition cost		Book value before valuation		Other comprehensive income		Fair value (book value)
Beneficiary certificates in Korean won:
Blended type	(Won)	1,142,452	(Won)	1,142,452	(Won)	11,536	(Won)	1,153,988

Held-to-maturity securities at June 30, 2011 and December 31, 2010 are summarized as follows (Korean won in millions):

	June 30, 2011 (Unaudited)
	Par value		Acquisition cost		Amortized cost		Book value
Government and public bonds	(Won)	1,282,160	(Won)	1,282,135	(Won)	1,281,737	(Won)	1,281,737

	December 31, 2010 (Audited)
	Par value		Acquisition cost		Amortized cost		Book value
Government and public bonds	(Won)	1,155,992	(Won)	1,157,553	(Won)	1,157,236	(Won)	1,157,236

The maturities of debt securities included in available-for-sale securities at June 30, 2011 and December 31, 2010 are as follows (Korean won in millions):

	June 30, 2011 (Unaudited)
	Government and public bonds		Finance bonds		Corporate bonds		Debt securities in foreign currency		Total
Available-for-sale securities:
Within 6 months	(Won)	—	(Won)	—	(Won)	165,268	(Won)	—	(Won)	165,268
After 6 months but no later than 1 year		—		399,937		413,065		14,605		827,607
After 1 year but no later than 3 years		—		100,094		1,301,839		99,077		1,501,010
After 3 years but no later than 5 years		29,981		—		404,742		5,608		440,331

	(Won)	29,981	(Won)	500,031	(Won)	2,284,914	(Won)	119,290	(Won)	2,934,216

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

	December 31, 2010 (Audited)
	Finance bonds		Corporate bonds		Debt securities in foreign currency		Total
Available-for-sale securities:
Within 6 months	(Won)	—	(Won)	382,953	(Won)	—	(Won)	382,953
After 6 months but no later than 1 year		—		165,802		—		165,802
After 1 year but no later than 3 years		100,676		1,529,990		50,720		1,681,386
After 3 years but no later than 5 years		—		192,396		—		192,396

	(Won)	100,676	(Won)	2,271,141	(Won)	50,720	(Won)	2,422,537

The maturities of held-to-maturity securities at June 30, 2011 and December 31, 2010 are as follows (Korean won in millions):

	June 30, 2011 (Unaudited)		December 31, 2010 (Audited)
Held-to-maturity securities:
Within 6 months	(Won)	150,411	(Won)	321,132
After 6 months but no later than 1 year		11,400		229,336
After 1 year but no later than 3 years		1,119,926		606,768

	(Won)	1,281,737	(Won)	1,157,236

Information of securities (except for equity method investments) by country of issuance or origination at June 30, 2011 and December 31, 2010 is summarized as follows (Korean won in millions):

	June 30, 2011 (Unaudited)
	Country	Book value		Ratio (%)
Available-for-sale securities	Korea	(Won)	12,191,753	100.00
Held-to-maturity securities	Korea		1,281,737	100.00

		(Won)	13,473,490

	December 31, 2010 (Audited)
	Country	Book value		Ratio (%)
Available-for-sale securities	Korea	(Won)	12,103,100	100.00
Held-to-maturity securities	Korea		1,157,236	100.00

		(Won)	13,260,336

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

Information of securities (except for equity method investments) by industry at June 30, 2011 and December 31, 2010 is summarized as follows (Korean won in millions):

	June 30, 2011 (Unaudited)
	Industry	Book value		Ratio (%)
Available-for-sale securities	Financial services	(Won)	4,523,841	37.10
	Manufacturing		3,209,208	26.32
	Construction		3,753,254	30.79
	Transportation		415,615	3.41
	Wholesale and retail		165,938	1.36
	Other		123,897	1.02

			12,191,753	100.00
Held-to-maturity securities	Real estate renting and business services		690,000	53.83
	Construction		529,011	41.28
	Transportation		62,726	4.89

			1,281,737	100.00

		(Won)	13,473,490

	December 31, 2010 (Audited)
	Industry	Book value		Ratio (%)
Available-for-sale securities	Financial services	(Won)	3,160,809	26.11
	Manufacturing		2,144,213	17.72
	Construction		2,774,462	22.92
	Electricity, gas and water supply		976,307	8.06
	Wholesale and retail		196,701	1.63
	Other		2,850,608	23.56

			12,103,100	100.00
Held-to-maturity securities	Real estate renting and business services		591,615	51.12
	Construction		444,733	38.43
	Transportation		120,888	10.45

			1,157,236	100.00

		(Won)	13,260,336

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

Information of securities (except for equity method investments) by type of instrument at June 30, 2011 and December 31, 2010 is summarized as follows (Korean won in millions):

	June 30, 2011 (Unaudited)
	Type	Book value		Ratio (%)
Available-for-sale securities	Equity securities	(Won)	3,306,116	27.12
	Investment certificates		4,691,175	38.48
	Floating rate bonds		7,468	0.06
	Fixed rate bonds		2,926,748	24.00
	Beneficiary certificates		1,260,246	10.34

			12,191,753	100.00
Held-to-maturity securities	Fixed rate bonds		1,281,737	100.00

		(Won)	13,473,490

	December 31, 2010 (Audited)
	Type	Book value		Ratio (%)
Available-for-sale securities	Equity securities	(Won)	4,813,421	39.77
	Investment certificates		3,713,154	30.68
	Fixed rate bonds		2,422,537	20.01
	Beneficiary certificates		1,153,988	9.54

			12,103,100	100.00
Held-to-maturity securities	Fixed rate bonds		1,157,236	100.00

		(Won)	13,260,336

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

Equity method investments at June 30, 2011 and December 31, 2010 are summarized as follows (Korean won in millions):

	June 30, 2011 (Unaudited)																							December 31, 2010 (Audited)
										Equity method valuation
												Retained earnings				Changes in equity
	Owner -ship (%)	Beginning balance		Increase (Decrease)		Dividend		Book value before valuation		Gain (loss)		GAAP difference (*3)		Other		GAAP difference (*3)		Other		Book value		Proportionate net asset value		Book value		Proportionate net asset value
Securities:
KDBFG (*1)	90.26	(Won)	15,504,815	(Won)	—	(Won)	(217,305)	(Won)	15,287,510	(Won)	946,854	(Won)	547,732	(Won)	89,988	(Won)	9,637	(Won)	(26,444)	(Won)	16,855,277	(Won)	16,936,303	(Won)	15,504,815	(Won)	15,588,097
Korea Electric Power Co. (*1)	29.93		9,282,329		(5,194)		—		9,277,135		(362,390)		8,763,329		(3,803,540)		(4,030,938)		3,701,992		13,545,588		16,428,086		9,282,329		12,294,287
Korea Tourism Organization (*1)	43.58		309,727		—		(16,633)		293,094		2,670		—		(8,558)		—		11,056		298,262		298,262		309,727		309,727
Korea Aerospace Industries, Ltd. (*1)	26.41		188,232		25,408		(2,872)		210,768		7,386		—		58		—		(131)		218,081		217,839		188,232		184,746
Korea Appraisal Board (*1)	30.60		13,308		—		(168)		13,140		1,950		—		1,172		—		—		16,262		16,262		13,308		13,308

			25,298,411		20,214		(236,978)		25,081,647		596,470		9,311,061		(3,720,880)		(4,021,301)		3,686,473		30,933,470		33,896,752		25,298,411		28,390,165
Other investments:
KoFC KDB Material and Component Investment Fund No.1 (*2)	50.00		12,400		12,500		—		24,900		(77)		—		—		—		—		24,823		24,823		12,400		12,400
KoFC-TongYang Pioneer Champ 2010-5 Investment Fund (*2)	56.76		8,228		4,200		—		12,428		(195)		—		—		—		—		12,233		12,233		8,228		8,228
KoFC-Aju Pioneer Champ 2010-9 Investment Fund (*2)	60.00		7,580		7,200		—		14,780		(392)		—		—		—		—		14,388		14,388		7,580		7,580
KoFC-LB Pioneer Champ 2010-10 Investment Fund (*2)	63.64		8,202		8,400		—		16,602		(167)		—		—		—		—		16,435		16,435		8,202		8,202
KoFC-IMM Pioneer Champ 2010-17 Investment Fund (*2)	60.87		9,283		4,620		—		13,903		(135)		—		—		—		—		13,768		13,768		9,283		9,283
KoFC-KVIC Job Creation Fund (*2)	83.33		23,688		8,000		—		31,688		(624)		—		—		—		—		31,064		31,064		23,688		23,688
KoFC KDBC-JKL Frontier Champ 2010-1 PEF (*2)	62.50		41,095		32,000		—		73,095		(516)		—		—		—		—		72,579		72,579		41,095		41,095

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

	June 30, 2011 (Unaudited)																							December 31, 2010 (Audited)
										Equity method valuation
										Gain (loss)		Retained earnings				Changes in equity
	Owner -ship (%)	Beginning balance		Increase (Decrease)		Dividend		Book value before valuation				GAAP difference (*3)		Other		GAAP difference (*3)		Other		Book value		Proportionate net asset value		Book value		Proportionate net asset value
KoFC QCP IBKC Frontier Champ 2010-2 PEF (*2)	44.91		11,837		13,875		—		25,712		(793)		—		—		—		(6,283)		18,636		18,636		11,837		11,837
KoFC Skylake Growth Champ 2010-5 PEF (*2)	64.66		16,859		23,955		—		40,814		(3,929)		—		—		—		—		36,885		36,885		16,859		16,859
KoFC Macquarie Growth Champ 2010-1 PEF (*2)	44.94		19,468		25,840		—		45,308		(235)		—		—		—		—		45,073		45,073		19,468		19,468
Job Creation PEF (*2)	50.00		9,863		2,900		—		12,763		(200)		—		—		—		—		12,563		12,563		9,863		9,863
KoFC Mirae Asset Growth Champ 2010-4 PEF (*2)	39.86		—		43,500		—		43,500		(764)		—		—		—		—		42,736		42,736		—		—
KoFC STIC Growth Champ 2010-2 PEF (*2)	39.59		—		36,800		—		36,800		(984)		—		—		—		—		35,816		35,816		—		—
KoFC KTB Frontier Champ 2010-3 PEF (*2)	58.12		—		65,100		—		65,100		(682)		—		—		—		—		64,418		64,418		—		—
Blue Ocean PEF 1 (*2)	50.83		—		61,500		—		61,500		(117)		—		—		—		—		61,383		61,383		—		—
Others			36,192		106,523		—		142,715		(6,425)		—		—		—		—		136,290		136,290		36,192		36,192

			204,695		456,913		—		661,608		(16,235)		—		—		—		(6,283)		639,090		639,090		204,695		204,695

		(Won)	25,503,106	(Won)	477,127	(Won)	(236,978)	(Won)	25,743,255	(Won)	580,235	(Won)	9,311,061	(Won)	(3,720,880)	(Won)	(4,021,301)	(Won)	3,680,190	(Won)	31,572,560	(Won)	34,535,842	(Won)	25,503,106	(Won)	28,594,860

(*1)	KoFC obtained reviewed interim financial statements of the investees.
(*2)	KoFC obtained unreviewed interim financial statements signed by the investees’ management. KoFC confirmed that the investees’ unreviewed financial statements reflected significant transactions or resolution of accounting issues which KoFC identified.

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

(*3)	Differences between K-IFRS which are adopted by the investees and Korean GAAP at December 31, 2010 are as follows:

	KDBFG								Korea Electric Power Co.
	Previous K-GAAP		K-IFRS		GAAP differences		Share of KoFC		Previous K-GAAP		K-IFRS		GAAP differences		Share of KoFC
Controlling interests:
Paid-in capital	(Won)	1,813,292	(Won)	1,813,292	(Won)	—	(Won)	—	(Won)	3,207,839	(Won)	3,207,839	(Won)	—	(Won)	—
Capital surplus		13,617,012		13,599,978		(17,034)		(15,375)		14,764,631		1,404,672		(13,359,959)		(4,001,525)
Capital adjustment		(39,908)		(1,779)		38,129		34,415		(741,587)		(741,489)		98		30
Accumulated other comprehensive income		83,403		72,984		(10,419)		(9,403)		453,928		355,626		(98,302)		(29,443)
Retained earnings		1,796,779		2,403,630		606,851		547,732		23,333,052		52,591,330		29,258,278		8,763,329

		17,270,578		17,888,105		617,527	(Won)	557,369		41,017,863		56,817,978		15,800,115	(Won)	4,732,391
Non-controlling interests		5,350,055		1,830,791		(3,519,264)				470,738		458,559		(12,179)

Total equity	(Won)	22,620,633	(Won)	19,718,896	(Won)	(2,901,737)			(Won)	41,488,601	(Won)	57,276,537	(Won)	15,787,936

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

The unamortized difference between cost of investments and KoFC’s portion of the investee’s net asset value at the acquisition date representing goodwill (negative goodwill) is summarized as follows (Korean won in millions):

	Six months ended June 30, 2011 (Unaudited)
	Beginning balance		Amortization		Ending balance
Korea Electric Power Co.	(Won)	(3,011,958)	(Won)	129,460	(Won)	(2,882,498)
Korea Aerospace Industries, Ltd.		818		(576)		242

	(Won)	(3,011,140)	(Won)	128,884	(Won)	(2,882,256)

	Year ended December 31, 2010 (Audited)
	Beginning balance		Amortization		Ending balance
Korea Electric Power Co.	(Won)	(3,269,431)	(Won)	257,473	(Won)	(3,011,958)
Korea Aerospace Industries, Ltd.		1,908		(1,090)		818

	(Won)	(3,267,523)	(Won)	256,383	(Won)	(3,011,140)

The elimination of unrealized gains (losses) arising from inter-company transactions for the six months ended June 30, 2011 and year ended December 31, 2010 is as follows (Korean won in millions):

	Six months ended June 30, 2011 (Unaudited)
	Beginning balance		Increase		Decrease		Ending balance
KDBFG	(Won)	(83,282)	(Won)	(9,741)	(Won)	11,997	(Won)	(81,026)
Korea Aerospace Industries, Ltd.		2,668		—		(2,668)		—

	(Won)	(80,614)	(Won)	(9,741)	(Won)	9,329	(Won)	(81,026)

	Year ended December 31, 2010 (Audited)
	Beginning balance		Increase		Decrease		Ending balance
KDBFG	(Won)	—	(Won)	(83,282)	(Won)	—	(Won)	(83,282)
Korea Aerospace Industries, Ltd.		1,973		695		—		2,668

	(Won)	1,973	(Won)	(82,587)	(Won)	—	(Won)	(80,614)

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

The condensed financial position as of June 30, 2011 and December 31, 2010 and the results of financial performance of KoFC’s equity method investees for the six months ended June 30, 2011 and the year ended December 31, 2010 are summarized as follows (Korean won in millions):

	June 30, 2011 (Unaudited)
	Assets		Liabilities		Operating revenue		Net income (loss)
Securities:
KDBFG	(Won)	165,792,997	(Won)	142,675,402	(Won)	15,114,828	(Won)	1,046,553
Korea Electric Power Co.		131,374,781		76,052,647		19,915,884		(1,636,216)
Korea Tourism Organization		1,353,128		590,378		423,138		6,125
Korea Aerospace Industries, Ltd.		1,625,660		800,913		664,985		35,217
Korea Appraisal Board		540,442		487,292		44,801		6,374
Other investments:
KoFC-KDB Material and Component Investment Fund No.1		49,646		—		354		(155)
KoFC-TongYang Pioneer Champ 2010-5 Investment Fund		21,875		321		58		(343)
KoFC-Aju Pioneer Champ 2010-9 Investment Fund		24,153		173		156		(653)
KoFC-LB Pioneer Champ 2010-10 Investment Fund		25,827		—		88		(262)
KoFC-IMM Pioneer Champ 2010-17 Investment Fund		22,618		—		13		(224)
KoFC-KVIC Job Creation Fund		37,281		3		12		(748)
KoFC KDBC-JKL Frontier Champ 2010-1 PEF		116,550		424		27		(825)
KoFC QCP IBKC Frontier Champ 2010-2 PEF		42,380		883		155		(1,765)
KoFC Skylake Growth Champ 2010-5 PEF		57,739		690		7		(6,006)
KoFC Macquarie Growth Champ 2010-1 PEF		100,761		475		5		(523)
Job Creation PEF		25,621		496		101		(400)
KoFC Mirae Asset Growth Champ 2010-4 PEF		108,149		940		1		(1,887)
KoFC STIC Growth Champ 2010-2 PEF		91,786		1,314		225		(2,485)
KoFC KTB Frontier Champ 2010-3 PEF		111,486		643		2		(1,173)
Blue Ocean PEF 1		120,908		139		411		(231)

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

	December 31, 2010 (Audited)
	Assets		Liabilities		Operating revenue		Net income (loss)
Securities:
KDBFG	(Won)	17,918,378	(Won)	647,801	(Won)	1,094,682	(Won)	908,527
Korea Electric Power Co.		74,398,204		33,351,057		39,189,661		(61,421)
Korea Tourism Organization		1,012,503		301,868		414,104		177,490
Korea Aerospace Industries, Ltd.		1,498,431		884,273		1,266,710		78,841
Korea Appraisal Board		385,496		342,003		104,665		2,887
Other investments:
KDB-Tstone PEF		40,659		400		148		(1,499)
KoFC-KDB Material and Component Investment Fund No.1		24,801		—		303		(199)
KoFC-Hantoo Pioneer Champ 2010-1 Investment Fund		11,477		—		112		(523)
KoFC-KDBC Pioneer Champ 2010-4 Investment Fund		17,576		—		65		(424)
KoFC-TongYang Pioneer Champ 2010-5 Investment Fund		14,497		—		50		(303)
KoFC-Neoplux Pioneer Champ 2010-7 Investment Fund		12,102		—		109		(498)
KoFC-Aju Pioneer Champ 2010-9 Investment Fund		12,806		173		965		633
KoFC-LB Pioneer Champ 2010-10 Investment Fund		12,891		2		26		(311)
KoFC-IMM Pioneer Champ 2010-17 Investment Fund		15,253		3		245		(160)
KoFC-KVIC Job Creation Fund		28,431		5		14		(373)
KoFC KDBC-JKL Frontier Champ 2010-1 PEF		66,139		388		4		(249)
KoFC QCP IBKC Frontier Champ 2010-2 PEF		30,062		3,705		—		(363)
KoFC Skylake Growth Champ 2010-5 PEF		26,303		227		2		(258)
KoFC KBIC Frontier Champ 2010-5 PEF		20,991		53		—		(63)
KoFC Macquarie Growth Champ 2010-1 PEF		43,316		—		—		(205)
Job Creation PEF		20,229		504		39		(515)

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

Investees that are not accounted for using the equity method of accounting, while KoFC holds more than 15% of voting shares as of June 30 2011 and December 31, 2010 are as follows (Korean won in millions):

	June 30, 2011 (Unaudited)
	Ratio (%)	Acquisition cost		Book value		Net asset value or fair value		Reason
The Export-Import Bank of Korea	18.58	(Won)	1,200,000	(Won)	1,200,000	(Won)	1,211,952	The Government owns over two third of voting shares
KoFC-HVIC Pioneer Champ 2010-11 Investment Fund	50.00		4,000		4,000		4,000	Korea Financial Accounting Standards 15, Paragraph No.2 (*1)
KoFC-Kiwoom Pioneer Champ 2010-12 Investment Fund	70.00		7,000		7,000		7,000	”
KoFC-BK Pioneer Champ 2010-13 Investment Fund	61.00		2,600		2,600		2,600	”
KoFC-Ione Pioneer Champ 2010-15 Investment Fund	70.00		2,800		2,800		2,800	”
KoFC-UTC Pioneer Champ 2010-19 Investment Fund	70.00		2,800		2,800		2,800	”

		(Won)	1,219,200	(Won)	1,219,200	(Won)	1,231,152

(*1)	KoFC does not apply equity method on investees which have less than (Won)10 billion of total assets because those investees are not significant.

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

	December 31, 2010 (Audited)
	Ratio (%)	Acquisition cost		Book value		Net asset value or fair value		Reason
Troica Resources Investment PEF (*2)	9.10	(Won)	479	(Won)	479	(Won)	479	Korea Financial Accounting Standards 15, Paragraph No.2 (* 1)
KoFC-Daesung Pioneer Champ 2010-2 Venture Investment Fund	45.00		3,600		3,600		3,600	”
KoFC-Bokwang Pioneer Champ 2010-3 Investment Fund	42.86		3,000		3,000		3,000	”
KoFC-WIP Pioneer Champ 2010-6 Investment Fund	70.00		4,200		4,200		4,200	”
KoFC-KB Pioneer Champ 2010-8 Investment Fund	50.00		3,000		3,000		3,000	”
KoFC-HVIC Pioneer Champ 2010-11 Investment Fund	50.00		4,000		4,000		4,000	”
KoFC-Kiwoom Pioneer Champ 2010-12 Investment Fund	70.00		2,800		2,800		2,800	”
KoFC-BK Pioneer Champ 2010-13 Investment Fund	61.00		2,600		2,600		2,600	”
KoFC-Hanwha Pioneer Champ 2010-14 Investment Fund	70.00		6,300		6,300		6,300	”
KoFC-Ione Pioneer Champ 2010-15 Investment Fund	70.00		2,800		2,800		2,800	”
KoFC-Atinum Pioneer Champ 2010-16 Investment Fund	70.00		2,800		2,800		2,800	”
KoFC-Daekyung Pioneer Champ 2010-18 Investment Fund	46.67		2,800		2,800		2,800	”
KoFC-UTC Pioneer Champ 2010-19 Investment Fund	70.00		2,800		2,800		2,800	”
NAU Japan Technology Investment Fund 1	16.67		500		500		500	”

		(Won)	41,679	(Won)	41,679	(Won)	41,679

(*1)	KoFC does not apply equity method on investees which have less than (Won)10 billion of total assets because those investees are not significant.
(*2)	The sum of ownership together with KDB is more than 15%.

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

The market value of listed equity method investees at June 30, 2011 and December 31, 2010 is as follows (Korean won in millions):

	June 30, 2011 (Unaudited)				December 31, 2010 (Audited)
	Market value		Book value		Market value		Book value
Korea Electric Power Co.	(Won)	5,447,734	(Won)	13,545,588	(Won)	5,803,230	(Won)	9,282,329
Korea Aerospace Industries, Ltd.		570,273		218,081		—		—

	(Won)	6,018,007	(Won)	13,763,669	(Won)	5,803,230	(Won)	9,282,329

5. Loans receivable

Total loans receivable at June 30, 2011 and December 31, 2010 consist of the following (Korean won in millions):

	June 30, 2011 (Unaudited)		December 31, 2010 (Audited)
Loans in Korean won:
Loans for working capital:
Government fund loans	(Won)	2,795,635	(Won)	3,492,635
On-lending working capital loans		2,642,784		1,631,633
Credit risk-shared on-lending working capital loans		94,531		67,764

		5,532,950		5,192,032
Loans for facility developments:
Government fund loans		3,436,579		2,825,413
On-lending equipment loans		3,015,039		1,671,527
Credit risk-shared on-lending equipment loans		19,798		10,178

		6,471,416		4,507,118

		12,004,366		9,699,150
Loans in foreign currency:
Loans for working capital		54,435		103,994
Loans for facility developments		2,483,930		2,320,395

		2,538,365		2,424,389
Others:
Call loan in foreign currency		101,341		77,445
Loans to banks in foreign currency		228,557		43,278
Privately placed bonds		1,113,333		191,667
Guarantee payments		348		—
Other		1,293		974

		1,444,872		313,364

	(Won)	15,987,603	(Won)	12,436,903

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

Concentrations of loans in Korean won and loans in foreign currency by country at June 30, 2011 and December 31, 2010 are summarized as follows (Korean won in millions):

	June 30, 2011 (Unaudited)			December 31, 2010 (Audited)
	Amount		Ratio (%)	Amount		Ratio (%)
Korea	(Won)	13,995,979	96.24	(Won)	11,654,215	96.13
Marshall Islands		146,393	1.01		159,446	1.32
Australia		149,037	1.03		157,442	1.30
Indonesia		39,890	0.27		7,972	0.06
Canada		53,905	0.37		56,945	0.47
Other		157,527	1.08		87,519	0.72

	(Won)	14,542,731	100.00	(Won)	12,123,539	100.00

Concentrations of loans in Korean won and in foreign currency by industry at June 30, 2011 and December 31, 2010 are summarized as follows (Korean won in millions):

	June 30, 2011 (Unaudited)			December 31, 2010 (Audited)
	Amount		Ratio (%)	Amount		Ratio (%)
Financial services	(Won)	9,263,429	63.70	(Won)	7,820,352	64.52
Manufacturing		1,815,774	12.49		1,194,628	9.85
Construction		193,435	1.33		867,222	7.15
Public administration		467,487	3.21		567,481	4.68
Others		2,802,606	19.27		1,673,856	13.80

	(Won)	14,542,731	100.00	(Won)	12,123,539	100.00

The maturities of loans in Korean won and in foreign currency at June 30, 2011 and December 31, 2010 are summarized as follows (Korean won in millions):

	June 30, 2011 (Unaudited)
Maturity	Korean won		Foreign currency		Total
Within 6 months	(Won)	814,057	(Won)	765,270	(Won)	1,579,327
After 6 months but no later than 1 year		4,145,289		481,629		4,626,918
After 1 year but no later than 3 years		3,567,671		1,030,483		4,598,154
After 3 years but no later than 5 years		2,381,618		97,735		2,479,353
After 5 years		1,095,731		163,248		1,258,979

	(Won)	12,004,366	(Won)	2,538,365	(Won)	14,542,731

	December 31, 2010 (Audited)
Maturity	Korean won		Foreign currency		Total
Within 6 months	(Won)	3,487,849	(Won)	463,336	(Won)	3,951,185
After 6 months but no later than 1 year		804,314		802,087		1,606,401
After 1 year but no later than 3 years		2,750,172		1,075,447		3,825,619
After 3 years but no later than 5 years		1,724,366		69,283		1,793,649
After 5 years		932,449		14,236		946,685

	(Won)	9,699,150	(Won)	2,424,389	(Won)	12,123,539

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

Details of changes in the allowance for possible loan losses for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011 (Unaudited)		Six months ended June 30, 2010 (Unaudited)
Beginning balance	(Won)	16,402	(Won)	4,112
Provision of allowance for possible loan losses		10,274		2,869

Ending balance	(Won)	26,676	(Won)	6,981

Details on the allowance for possible loan losses at June 30, 2011 and December 31, 2010 are as follows (Korean won in millions):

	June 30, 2011 (Unaudited)		December 31, 2010 (Audited)
Loans receivable:
Loans for working capital in Korean won	(Won)	4,900	(Won)	2,988
Loans for facility developments in Korean won		14,410		9,479
Loans for facility developments in foreign currency		2,881		2,451
Others		4,485		1,484

	(Won)	26,676	(Won)	16,402

Details on the classification of loans receivable and the allowance for possible loan losses at June 30, 2011 and December 31, 2010 are as follows (Korean won in millions):

	June 30, 2011 (Unaudited)
	Loans receivable		Allowance for possible loan losses		Ratio (%)
Normal	(Won)	4,250,704	(Won)	21,253	0.50
Precautionary		7,889		276	3.50
Substandard		—		—	—
Doubtful		—		—	—
Estimated loss		5,147		5,147	100.00

	(Won)	4,263,740	(Won)	26,676	0.63

	December 31, 2010 (Audited)
	Loans receivable		Allowance for possible loan losses		Ratio (%)
Normal	(Won)	3,280,478	(Won)	16,402	0.50
Precautionary		—		—	—
Substandard		—		—	—
Doubtful		—		—	—
Estimated loss		—		—	—

	(Won)	3,280,478	(Won)	16,402	0.50

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

Details of the adjustments to loans receivable for the purpose of determination of the allowance for possible loan losses at June 30, 2011 and December 31, 2010 are as follows (Korean won in millions):

	June 30, 2011 (Unaudited)		December 31, 2010 (Audited)
Loans receivable	(Won)	15,987,603	(Won)	12,436,903
Loans to banks		(6,051,513)		(3,501,192)
Call loan		(101,341)		(77,445)
Loans to the Government and others (*1)		(5,565,815)		(5,567,358)
Others (*2)		(5,194)		(10,430)

Loans subject to allowance for possible loan losses	(Won)	4,263,740	(Won)	3,280,478

(*1)	Loans to the Government and others are guaranteed by the Korea Credit Guarantee Fund and others.
(*2)	Other represents present value discount not subject to the allowance for possible loan losses.

Changes in deferred loan fees, net of expenses, for the six months ended June 30, 2011 and the year ended December 31, 2010 are summarized as follows (Korean won in millions):

	Six months ended June 30, 2011 (Unaudited)
	Beginning		Increase		Decrease		Ending
Deferred loan fees, net of expenses	(Won)	9,112	(Won)	2,631	(Won)	(1,697)	(Won)	10,046

	Year ended December 31, 2010 (Audited)
	Beginning		Increase		Decrease		Ending
Deferred loan fees, net of expenses	(Won)	1,196	(Won)	10,494	(Won)	(2,578)	(Won)	9,112

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

6. Property and equipment

Changes in property and equipment for the six months ended June 30, 2011 and the year ended December 31, 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011 (Unaudited)
	Beginning balance		Increase		Decrease		Transfer in (out)		Ending balance
Acquisition cost:
Land	(Won)	38,958	(Won)	—	(Won)	—	(Won)	—	(Won)	38,958
Buildings		53,293		541		—		1,573		55,407
(Government subsidy)		—		(268)		—		—		(268)
Structures		2,824		—		—		—		2,824
Machinery and equipment		4,880		168		—		382		5,430
Office equipment		290		35		—		62		387
Tools and furniture		1,225		319		—		13		1,557
Assets under construction		—		2,496		—		(2,030)		466

		101,470		3,291		—		—		104,761
Accumulated depreciation:
Buildings		(16,775)		(762)		—		—		(17,537)
Structures		(754)		(40)		—		—		(794)
Machinery and equipment		(1,566)		(573)		—		—		(2,139)
Office equipment		(64)		(41)		—		—		(105)
Tools and furniture		(278)		(167)		—		—		(445)

		(19,437)		(1,583)		—		—		(21,020)

	(Won)	82,033	(Won)	1,708	(Won)	—	(Won)	—	(Won)	83,741

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

	Year ended December 31, 2010 (Audited)
	Beginning balance		Increase		Decrease		Ending balance
Acquisition cost:
Land	(Won)	38,958	(Won)	—	(Won)	—	(Won)	38,958
Buildings		52,960		333		—		53,293
Structures		2,816		8		—		2,824
Machinery and equipment		2,814		2,066		—		4,880
Office equipment		809		416		—		1,225
Tools and furniture		97		193		—		290

		98,454		3,016		—		101,470
Accumulated depreciation:
Buildings		(15,290)		(1,485)		—		(16,775)
Structures		(675)		(79)		—		(754)
Machinery and equipment		(739)		(827)		—		(1,566)
Office equipment		(42)		(236)		—		(278)
Tools and furniture		(24)		(40)		—		(64)

		(16,770)		(2,667)		—		(19,437)

	(Won)	81,684	(Won)	349	(Won)	—	(Won)	82,033

The value of KoFC’s land, as determined by the Government for tax administration purposes as of June 30, 2011 and December 31, 2010 amounted to (Won)63,273 million and (Won)62,536 million, respectively.

Insured property and equipment at June 30, 2011 are summarized as follows (Korean won in millions):

	June 30, 2011 (Unaudited)
	Insured amount		Insurance period
Building and equipment	(Won)	44,463	2010/12/1 ~ 2011/11/30
Machinery and equipment		1,000	2010/12/1 ~ 2011/11/30

		45,463

7. Other assets

Changes in intangible assets for the six months ended June 30, 2011 and the year ended December 31, 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011 (Unaudited)
	Beginning balance		Acquisition		Amortization		Ending balance
Intangible assets	(Won)	4,060	(Won)	359	(Won)	(604)	(Won)	3,815

	Year ended December 31, 2010 (Audited)
	Beginning balance		Acquisition		Amortization		Ending balance
Intangible assets	(Won)	2,474	(Won)	2,523	(Won)	(937)	(Won)	4,060

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

Details of miscellaneous assets at June 30, 2011 and December 31, 2010 are as follows (Korean won in millions):

	June 30, 2011 (Unaudited)		December 31, 2010 (Audited)
Prepaid income tax payment		—		20,484
Other deposits provided		17		612
Prepaid value added tax		963		32

	(Won)	980	(Won)	21,128

8. Borrowing liabilities

Borrowing liabilities at June 30, 2011 and December 31, 2010 consist of the following (Korean won in millions):

	June 30, 2011 (Unaudited)		December 31, 2010 (Audited)
Borrowings:
Korean won	(Won)	1,993,600	(Won)	2,793,600
Foreign currency		1,194,510		1,201,106

		3,188,110		3,994,706
Debentures:
Korean won		29,286,414		26,252,211
Foreign currency		1,492,277		1,280,579

		30,778,691		27,532,790
Other borrowings:
Bonds sold under repurchase agreements		459,400		500,000
Bills sold		755,923		—
Call money		299,880		68,334

		1,515,203		568,334

	(Won)	35,482,004	(Won)	32,095,830

Borrowings in Korean won at June 30, 2011 and December 31, 2010 consist of the following (Korean won in millions):

Counterparty	Classification	Annual interest rate (%)	June 30, 2011 (Unaudited)		December 31, 2010 (Audited)
Bank of Korea	Bank Recapitalization Fund	5.71	(Won)	1,993,600	(Won)	2,793,600

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

Borrowings in foreign currency at June 30, 2011 and December 31, 2010 consist of the following (Korean won in millions):

Counterparty	Classification	Rate (%)	June 30, 2011 (Unaudited)		December 31, 2010 (Audited)
KDB	Short-term borrowings in foreign currency	0.60 ~ 0.94	(Won)	429,476	(Won)	—
	Long-term borrowings in foreign currency	3M Libor + 0.60 ~ 6M Libor + 0.75		53,905		225,916
Government	Borrowings from IBRD (*)	6M Libor + 0.75		721,094		989,541

				1,204,475		1,215,457
Present value discount				(9,298)		(14,351)
Deferred borrowing fees				(667)		—

			(Won)	1,194,510	(Won)	1,201,106

(*)	Subordinated borrowings from the Government

Bonds sold under repurchase agreements at June 30, 2011 and December 31, 2010 consist of the following (Korean won in millions):

Counterparty	Rate (%)	June 30, 2011 (Unaudited)		December 31, 2010 (Audited)
WOORI Investment & Securities Co., Ltd.	3.37	(Won)	459,400	(Won)	500,000

Bills sold at June 30, 2011 consist of the following (Korean won in millions)

Counterparty	Rate (%)	June 30, 2011 (unaudited)
Bills sold in Korean won:
KTB Investment & Securities Co., Ltd.	3.43	(Won)	100,000
Woori Bank	3.37		50,000
Korea Investment & Securities Co., Ltd.	3.43		100,000

			250,000
Bills sold in foreign currency:
Barclays Bank, London	0.32 ~ 1.62		42,558
BOA, London	0.32 ~ 1.25		249,670
CITI Bank, London	0.28 ~ 0.64		33,421
ING Bank, Amsterdam	0.30 ~ 1.36		180,274

			505,923

		(Won)	755,923

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

Call money at June 30, 2011 and December 31, 2010 consists of the following (Korean won in millions):

Counterparty	Rate (%)	June 30, 2011 (Unaudited)		December 31, 2010 (Audited)
Call money in Korean won:
UBS Hana Asset Management	3.01	(Won)	50,000	(Won)	—
NH-CA Asset Management	2.93		50,000		—

			100,000		—
Call money in foreign currency:
BOA Seoul	—		—		34,167
KfW Frankfurt	0.36 ~ 1.22		199,880		34,167

			199,880		68,334

		(Won)	299,880	(Won)	68,334

Debentures in Korean won at June 30, 2011 and December 31, 2010 are as follows (Korean won in millions):

Classifications	Rate (%)	June 30, 2011 (Unaudited)		December 31, 2010 (Audited)
Industrial finance bonds in Korean won	3.61 ~ 6.85	(Won)	3,880,000	(Won)	6,810,000
Policy banking bonds in Korean won	2.65 ~ 5.45		25,470,000		19,500,000

			29,350,000		26,310,000
Premium on debentures			155		193
Discount on debentures			(63,741)		(57,982)

		(Won)	29,286,414	(Won)	26,252,211

Debentures in foreign currency at June 30, 2011 and December 31, 2010 are as follows (Korean won in millions):

Classifications	Rate (%)	June 30, 2011 (Unaudited)		December 31, 2010 (Audited)
Policy banking bonds in foreign currency	3m Libor + 0.70 ~ 0.95	(Won)	1,185,116	(Won)	1,025,010
Discount on debentures			(2,646)		(3,044)
Adjustment from hedge accounting			(641)		(18,351)

			1,181,829		1,003,615
Off-shore policy banking bond in foreign currency	3m Libor + 0.70 ~ 0.95		312,649		284,725
Discount on debentures			(947)		(1,088)
Adjustment from hedge accounting			(1,254)		(6,673)

			310,448		276,964

Total		(Won)	1,492,277	(Won)	1,280,579

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

Pursuant to the Korea Development Bank Act, KDB has the sole right to issue the Industrial Finance Bonds (“IFBs”) and as of the end of the reporting period, the book value of IFBs was succeeded by KoFC from KDB, as a result of the spin-off.

According to the Act, KoFC has the sole right to issue the Policy Banking Bonds (“PBBs”) and the outstanding amount of PBBs cannot exceed thirty times the sum of the paid-in capital and reserves of KoFC. KoFC may issue PBBs in excess of the amount stated above on a temporary basis for refinancing PBBs but KoFC must repay old PBBs amounting to the face value of the bonds issued within one month after issuance. The Government does not guarantee any repayment of the principal of and interest on the aforementioned PBBs.

Maturities of borrowing liabilities at June 30, 2011 and December 31, 2010 are as follows (Korean won in millions):

	June 30, 2011 (Unaudited)
Maturities	Borrowings		Debentures		Others		Total
Within 6 months	(Won)	53,905	(Won)	7,230,000	(Won)	1,515,203	(Won)	8,799,108
After 6 months but no later than 1 year		2,025,943		7,270,934		—		9,296,877
After 1 year but no later than 3 years		1,118,227		13,177,335		—		14,295,562
After 3 years but no later than 5 years		—		2,307,167		—		2,307,167
After 5 years		—		862,329		—		862,329

	(Won)	3,198,075	(Won)	30,847,765	(Won)	1,515,203	(Won)	35,561,043

	December 31, 2010 (Audited)
Maturities	Borrowings		Debentures		Others		Total
Within 6 months	(Won)	3,078,325	(Won)	6,830,000	(Won)	568,334	(Won)	10,476,659
After 6 months but no later than 1 year		227,780		5,153,890		—		5,381,670
After 1 year but no later than 3 years		702,952		12,841,670		—		13,544,622
After 3 years but no later than 5 years		—		2,794,175		—		2,794,175

	(Won)	4,009,057	(Won)	27,619,735	(Won)	568,334	(Won)	32,197,126

9. Severance and retirement benefits

Change in severance and retirement benefits for the six months ended June 30, 2011 and the year ended December 31, 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011 (Unaudited)		Year ended December 31, 2010 (Audited)
Beginning balance	(Won)	685	(Won)	—
Provision of severance and retirement benefits		1,041		685
Payments for severance and retirement benefits		(6)		—

	(Won)	1,720	(Won)	685

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

10. Acceptances and guarantees

Acceptances and guarantees and allowance for possible losses on acceptances and guarantees at June 30, 2011 and December 31, 2010 are as follows (Korean won in millions):

	June 30, 2011 (Unaudited)
	Acceptances and guarantees		Allowance for possible losses
Settled guarantees and commitments:
Loan guarantees for credit risk sharing	(Won)	114,383	(Won)	1,408
Other acceptances and guarantees		799,099		1,928

		913,482		3,336
Unsettled guarantees and commitments:
Other acceptances and guarantees		724,202		713

	(Won)	1,637,684	(Won)	4,049

	December 31, 2010 (Audited)
	Acceptances and guarantees		Allowance for possible losses
Settled guarantees and commitments:
Loan guarantees for credit risk sharing	(Won)	77,910	(Won)	451
Other acceptances and guarantees		28,606		62

		106,516		513
Unsettled guarantees and commitments:
Other acceptances and guarantees		642,474		605

	(Won)	748,990	(Won)	1,118

Details of classification of acceptances and guarantees and allowance for possible losses on acceptances and guarantees at June 30, 2011 and December 31, 2010 are summarized as follows (Korean won in millions):

	June 30, 2011 (Unaudited)
	Outstanding amount		Allowance for possible losses		Ratio (%)
Normal	(Won)	1,636,441	(Won)	2,806	0.17
Precautionary		—		—	—
Substandard		—		—	—
Doubtful		—		—	—
Estimated loss		1,243		1,243	100.00

	(Won)	1,637,684	(Won)	4,049	0.25

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

	December 31, 2010 (Audited)
	Outstanding amount		Allowance for possible losses		Ratio (%)
Normal	(Won)	748,928	(Won)	1,056	0.14
Precautionary		—		—	—
Substandard		—		—	—
Doubtful		—		—	—
Estimated loss		62		62	100.00

	(Won)	748,990	(Won)	1,118	0.15

(*)	No allowance was provided for the acceptances and guarantees with the Korea Resources Corporation amounting to (Won)38,918 million as of June 30, 2011 pursuant to the supervisory measures for KoFC prescribed by the Financial Services Commission.

11. Allowances for unused commitments

Unused loan commitments and the related allowances for possible losses as of June 30, 2011 and December 31, 2010 are as follows (Korean won in millions):

	June 30, 2011 (Unaudited)				December 31, 2010 (Audited)
	Unused loan commitment		Allowance for possible losses		Unused loan commitment		Allowance for possible losses
Commitments on loan in Korean won (*)	(Won)	524,800	(Won)	900	(Won)	524,800	(Won)	900
Commitments on loan in foreign currency (*)		2,779,145		3,126		3,124,707		3,563

	(Won)	3,303,945	(Won)	4,026	(Won)	3,649,507	(Won)	4,463

(*)	No allowance was provided for the loan commitments with the Korea Asset Management Corporation and the Korea Resources Corporation amounting to (Won)164,800 million as of June 30, 2011 ((Won)164,800 million as of December 31, 2010) and (Won)61,308 million as of December 31, 2010, respectively, pursuant to the supervisory measures for KoFC prescribed by the Financial Services Commission.

12. Miscellaneous liabilities

Miscellaneous liabilities at June 30, 2011 and December 31, 2010 consist of the following (Korean won in millions):

	June 30, 2011 (Unaudited)		December 31, 2010 (Audited)
Withholding taxes	(Won)	12,479	(Won)	882
Withholding agent fee		114		67
Deposits received VAT		42		173
Suspense receipts		4		1
Income tax payable		56,374		—
Others		26,266		20,421

	(Won)	95,279	(Won)	21,544

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

13. Assets and liabilities denominated in foreign currencies

Significant assets and liabilities denominated in foreign currencies at June 30, 2011 and December 31, 2010 are as follows (Korean won in millions or U.S. dollar in thousands):

	June 30, 2011 (Unaudited)			December 31, 2010 (Audited)
Account	USD equivalent	Korean won equivalent		USD equivalent	Korean won equivalent
Assets:
Due from banks	$388,271	(Won)	418,595	$2,916	(Won)	3,321
Available-for-sale securities	110,648		119,290	44,954		51,199
Loans receivable	2,354,480		2,538,365	2,128,711		2,424,389
Call loans	94,000		101,341	68,000		77,445
Loans to banks	212,000		228,557	38,000		43,278

	$3,159,399	(Won)	3,406,148	$2,282,581	(Won)	2,599,632

Liabilities:
Borrowings	$1,117,220	(Won)	1,204,475	$1,067,220	(Won)	1,215,457
Bills sold	469,273		505,923	—		—
Call money	185,400		199,880	60,000		68,334
Debentures	1,099,264		1,185,116	900,000		1,025,010
Off-shore debentures	290,000		312,649	250,000		284,725
Allowance for possible losses on acceptances and guarantees	2,450		2,641	586		667
Allowance for possible losses on unused loan commitments	2,899		3,126	3,128		3,563
Accrued expenses	11,177		12,050	11,243		12,805

	$3,177,683	(Won)	3,425,860	$2,292,177	(Won)	2,610,561

14. Commitments and Contingencies

Unsettled commitments provided by KoFC at June 30, 2011 and December 31, 2010 are as follows (Korean won in millions):

	June 30, 2011 (Unaudited)		December 31, 2010 (Audited)
Unsettled commitments:
Commitments on loans in Korean won	(Won)	524,800	(Won)	524,800
Commitments on loans in foreign currency		2,779,145		3,124,707

	(Won)	3,303,945	(Won)	3,649,507

KoFC has entered into agreements to provide certain syndicated loans with other financial institutions. The total amounts available under such loans are (Won)1,906,633 million as of June 30, 2011 ((Won)1,704,702 million as of December 31, 2010), and (Won)605,388 million as of June 30, 2011 ((Won)1,093,527 million as of December 31, 2010) have not been withdrawn by borrowers.

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

KoFC provides a promissory note to a financial institution as collateral for borrowing in Korean won as of June 30, 2011. Detail of collateral in summarized as follows (Korean won in millions):

Counterparty	Borrowing date	Maximum pledge amount		Amount
Bank of Korea	2011.03.31	(Won)	1,993,600	(Won)	1,993,600

15. Derivative instruments

KoFC’s derivative instruments consist of trading derivatives and hedge derivatives, based on the nature of each transaction. KoFC enters into hedge transactions mainly for the purpose of hedging the fair value risk related to changes in fair value of the underlying assets and liabilities.

The notional amounts outstanding for derivatives contracts as of June 30, 2011 and December 31, 2010 and the related valuation gains (losses) for the six months ended June 30, 2011 and the year ended December 31, 2010 are summarized as follows (Korean won in millions):

	June 30, 2011 (Unaudited)
	Notional amounts						Valuation gain (loss)						Derivative asset (liability)
	Trading purpose		Hedging purpose		Total		Trading purpose		Hedging purpose		Total
Currency:
Forward	(Won)	274,572	(Won)	—	(Won)	274,572	(Won)	1,597	(Won)	—	(Won)	1,597	(Won)	1,598
Swap		226,315		117,482		343,797		(511)		5,225		4,714		5,114

		500,887		117,482		618,369		1,086		5,225		6,311		6,712
Interest:
Swap		5,390		848,646		854,036		(172)		19,420		19,248		2,494

	(Won)	506,277	(Won)	966,128	(Won)	1,472,405	(Won)	914	(Won)	24,645	(Won)	25,559	(Won)	9,206

	December 31, 2010 (Audited)
	Notional amounts						Valuation loss						Derivative asset (liability)
	Trading purpose		Hedging purpose		Total		Trading purpose		Hedging purpose		Total
Currency:
Forward	(Won)	31,434	(Won)	—	(Won)	31,434	(Won)	(818)	(Won)	—	(Won)	(818)	(Won)	(818)

Interest:
Swap		—		854,175		854,175		—		(25,032)		(25,032)		(17,542)

	(Won)	31,434	(Won)	854,175	(Won)	885,609	(Won)	(818)	(Won)	(25,032)	(Won)	(25,850)	(Won)	(18,360)

Unrealized gain and loss from fair value hedge items by type of the underlying assets or liabilities for the six months ended June 30, 2011 are as follows (Korean won in millions):

	Gain		Loss
Policy banking bonds in foreign currency	(Won)	320	(Won)	17,050
Off-shore policy banking bonds in foreign currency		—		5,063

	(Won)	320	(Won)	22,113

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

16. Equity

Paid-in capital

The Government is the sole equity owner of KoFC and is responsible for maintaining for the entire paid-in capital in accordance with the Act. KoFC’s authorized capital amounts to approximately (Won)15 trillion as of June 30, 2011 and December 31, 2010.

KoFC’s initial paid-in capital at the time of its incorporation was (Won)100 billion. After the Government’s non-cash capital contribution of (Won)14.9 trillion in KDBFG shares, KoFC’s capital as of the end of the reporting period amounts to approximately (Won)15 trillion.

Retained earnings

KoFC’s surplus reserve represents the legal reserve transferred from KDB as a result of the spin-off. In accordance with the Act, KoFC must appropriate 20% or more of net income for legal reserve until the reserve reaches the total amount of paid-in capital. The reserve is restricted for use other than for offsetting a deficit or transferring to capital.

In accordance with the Act, KoFC may offset accumulated deficit with reserves. If reserves are insufficient to offset the accumulated deficit, the Korean government may be responsible for the deficit.

17. General and administrative expenses

General and administrative expenses for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011 (Unaudited)		Six months ended June 30, 2010 (Unaudited)
Salaries (*)	(Won)	10,319	(Won)	5,234
Provision of severance and retirement benefits (*)		1,041		—
Other employee benefits (*)		1,525		932
Rent (*)		95		61
Depreciation (*)		1,583		1,263
Amortization (*)		604		335
Taxes and dues (*)		422		268
Printing		290		115
Travel		121		36
Commission		1,393		1,685
Electronic data processing		2,413		1,929
Training		432		222
Others		2,354		1,336

	(Won)	22,592	(Won)	13,416

(*)	These accounts in aggregate amounting to (Won)15,589 million for the six months ended June 30, 2011 ((Won)8,093 million for the six months ended June 30, 2010) are related to the “added value” disclosure items of KoFC’s operations as required by Statements of Korea Accounting Standards 21.

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

18. Income tax

Income tax expense (benefit) for the six months ended June 30, 2011 and 2010 is as follows (Korean won in millions):

	Six months ended June 30, 2011 (Unaudited)		Six months ended June 30, 2010 (Unaudited)
Current income taxes	(Won)	71,278	(Won)	—
Change in deferred income tax due to temporary difference		1,194,218		11,299
Tax effect of tax loss carry forwards and others		110,830		(75,254)
		1,376,326		(63,955)
Deferred income taxes recognized directly to equity		(1,082,191)		5,320

Income tax expense (benefit)	(Won)	294,135	(Won)	(58,635)

Reconciliations of income tax expense (benefit) applicable to income (loss) before income taxes at the Korea statutory tax rate to income tax expense (benefit) at the effective income tax rate of KoFC are as follows (Korean won in millions):

	Six months ended June 30, 2011 (Unaudited)		Six months ended June 30, 2010 (Unaudited)
Income (loss) before income taxes (A)	(Won)	1,241,673	(Won)	(277,694)
Tax at the statutory income tax rate		273,168		(61,093)
Adjustments:
Non-deductible expenses (income), net		1,145,818		(1,696)
Deferred income tax liability not recognized		(1,124,761)		4,153
Others		(90)		1

Income tax expense (benefit) (B)	(Won)	294,135	(Won)	(58,635)

Effective income tax rate (%) (B)/(A)		23.69		21.11

Deferred income tax assets (liabilities) recognized in the statement of financial position at June 30, 2011 and December 31, 2010 are as follows (Korean won in millions):

	June 30, 2011 (Unaudited)		December 31, 2010 (Audited)
Cumulative net taxable temporary differences	(Won)	(11,201,084)	(Won)	(5,579,315)
Tax rate (%)		(*[1] )		(*[1] )

Tax effects arising from cumulative net taxable temporary differences		(2,464,238)		(1,227,450)
Tax effect of tax loss carry forwards		—		110,830
Unrealizable deferred income tax liabilities (*2)		1,323,883		199,122
Tax effect of tax credit carry forwards		6		6

Deferred income tax liabilities arising from cumulative net taxable temporary differences		(1,140,349)		(917,492)
Deferred income tax recognized directly to equity		(1,495,616)		(413,425)

Net deferred income tax liabilities	(Won)	(2,635,965)	(Won)	(1,330,917)

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

(*1)	Deferred income tax assets and liabilities are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse (the income tax rate of 24.2% and 22% is applied for calculation until 2011 and after 2012, respectively).
(*2)	Deferred income liabilities arising from taxable temporary differences on the valuation of equity method investments are recognized only to the extent of portion that is expected to be realized through the estimated future dividend income, after adjustment to the amount which is non-taxable due to double taxation under the tax law.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for corporate income tax reporting purposes. Significant changes in cumulative temporary differences and deferred income tax assets and liabilities for the six months ended June 30, 2011 and for the year ended December 31, 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011 (Unaudited)
	Beginning		Net changes		Ending		Deferred income tax assets (liabilities)
Reclassification to trading securities	(Won)	(60,812)	(Won)	—	(Won)	(60,812)	(Won)	(13,379)
Equity method valuation		(5,734,635)		(5,612,540)		(11,347,175)		(2,496,378)
Equity method valuation of the past		(78,695)		—		(78,695)		(17,313)
Fictitious dividends		425,355		(20,852)		404,503		88,991
Advanced depreciation provision		(425,355)		20,852		(404,503)		(88,991)
Stock dividends		757		—		757		167
Bonus stock		252,741		—		252,741		55,603
Amortization of discounts on securities		(470)		611		141		31
Allowance for bad debt		12,999		—		12,999		2,860
Allowance for possible losses on acceptances and guarantees		1,118		2,931		4,049		890
Allowance for possible losses on unused loan commitments		4,463		(437)		4,026		885
Deferred loan fees and expenses		9,112		1,601		10,713		2,356
Accrued income		(17,556)		(8,049)		(25,605)		(5,633)
Loss (gain) on valuation of derivatives instruments, net		18,360		(27,566)		(9,206)		(2,025)
Severance and retirement benefits		479		810		1,289		284
Net gain on valuation of fair value hedge		(25,023)		23,129		(1,894)		(417)
Accounts receivable		(567)		567		—		—
Donation payable		10		13		23		5
Net loss on foreign currency translations of hedged items		17,665		(2,917)		14,748		3,245
Amortization of discounts on held-to- maturity securities		317		81		398		88
Other		20,422		—		20,422		4,493

		(5,579,315)		(5,621,766)		(11,201,081)		(2,464,238)
[Temporary differences not recognized] :
Equity method investments		(905,100)		(5,112,551)		(6,017,651)		(1,323,883)
[Tax credit carry forwards] :
Tax credit for investment on safety equipment		26		—		26		6

Total	(Won)	(4,674,189)	(Won)	(509,215)	(Won)	(5,183,404)	(Won)	(1,140,349)

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

	Year ended December 31, 2010 (Audited)
	Beginning		Net changes		Ending		Deferred income tax assets (liabilities)
Reclassification to trading securities	(Won)	(60,812)	(Won)	—	(Won)	(60,812)	(Won)	(13,379)
Equity method valuation		(4,805,342)		(929,293)		(5,734,635)		(1,261,620)
Equity method valuation of the past		(78,695)		—		(78,695)		(17,313)
Fictitious dividends		425,355		—		425,355		93,578
Advanced depreciation provision		(425,355)		—		(425,355)		(93,578)
Stock dividends		757		—		757		167
Bonus stock		252,741		—		252,741		55,603
Amortization of discounts on securities		(4,137)		3,667		(470)		(103)
Allowance for bad debt		12,999		—		12,999		2,860
Allowance for possible losses on acceptances and guarantees		370		748		1,118		246
Allowance for possible losses on unused loan commitments		—		4,463		4,463		982
Deferred loan fees and expenses		1,196		7,916		9,112		2,005
Accrued income		—		(17,556)		(17,556)		(3,862)
Loss on valuation of derivatives instruments, net		—		18,360		18,360		4,039
Severance and retirement benefits		—		479		479		105
Net gain on valuation of fair value hedge		—		(25,023)		(25,023)		(5,505)
Accounts receivable		—		(567)		(567)		(125)
Donation payable		—		10		10		2
Net loss on foreign currency translations of hedged items		—		17,665		17,665		3,886
Amortization of discounts on held-to- maturity securities		—		317		317		69
Other		—		20,422		20,422		4,493

		(4,680,923)		(898,392)		(5,579,315)		(1,227,450)
[Temporary differences not recognized] :
Equity method investments		(675,640)		(229,460)		(905,100)		(199,122)
[Tax credit carry forwards] :
Tax credit for investment on safety equipment		—		26		26		6

Total	(Won)	(4,005,283)	(Won)	(668,906)	(Won)	(4,674,189)	(Won)	(1,028,322)

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

Details of deferred income taxes charged directly to equity for the six months ended June 30, 2011 and for the year ended December 31, 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011 (Unaudited)
	Beginning		Net changes		Ending		Deferred income tax assets (liabilities)
Gain on valuation of available-for-sale securities	(Won)	(1,790,320)	(Won)	292,368	(Won)	(1,497,952)	(Won)	(341,768)
Loss on valuation of available-for-sale securities		5,247		34,503		39,750		8,745
Gain on valuation of equity method investments		(251,395)		28,820		(222,575)		(48,967)
Loss on valuation of equity method investments		2,651		335,228		337,879		74,334
Capital surplus		(4,317)		4,317		—		—
Capital adjustments		238,523		(27,255)		211,268		46,479
Changes in retained earnings of equity method investments		(20,906)		(5,590,181)		(5,611,087)		(1,234,439)

	(Won)	(1,820,517)	(Won)	(4,922,200)	(Won)	(6,742,717)	(Won)	(1,495,616)

	Year ended December 31, 2010 (Audited)
	Beginning		Net changes		Ending		Deferred income tax assets (liabilities)
Gain on valuation of available-for-sale securities	(Won)	(1,567,118)	(Won)	(223,202)	(Won)	(1,790,320)	(Won)	(406,781)
Loss on valuation of available-for-sale securities		6,798		(1,551)		5,247		1,154
Gain on valuation of equity method investments		(1,429)		(249,966)		(251,395)		(55,307)
Loss on valuation of equity method investments		8,924		(6,273)		2,651		583
Capital surplus		—		(4,317)		(4,317)		(950)
Capital adjustments		4,739		233,784		238,523		52,475
Changes in retained earnings of equity method investments		—		(20,906)		(20,906)		(4,599)

	(Won)	(1,548,086)	(Won)	(272,431)	(Won)	(1,820,517)	(Won)	(413,425)

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

Tax loss carry forwards as of June 30, 2011 are as follows (Korean won in millions):

Year	Term of deduction	Amount
2009	2019	(Won)	110,779
2010	2020		393,343

		(Won)	504,122

19. Related party transactions

The subsidiaries and equity-method investees of KoFC at June 30, 2011 and December 31, 2010 are as follows (Korean won in millions):

		June 30, 2011 (Unaudited)		December 31, 2010 (Audited)
Investor	Investee	Number of shares	Owner- ship (%)	Number of shares	Owner- ship (%)
KoFC	KDBFG	327,328,647	90.26	327,328,647	90.26
KDBFG	KDB	1,848,622,235	100.00	1,848,622,235	100.00

The significant transactions which occurred in the normal course of business with related parties for the six months ended June 30, 2011 and 2010 and the related account balances at June 31, 2011 and December 31, 2010 are as follows (Korean won in millions):

		Six months ended June 30, 2011 (Unaudited)
Related parties	Classification	Interest income		Interest expense
KDB	On-lending equipment loans	(Won)	4,553	(Won)	—
	On-lending working capital loans		5,971		—
	Credit risk-shared on-lending equipment loans		30		—
	Credit risk-shared on-lending working capital loans		30		—
	Loans for working capital in foreign currency		595		—
	Borrowing in foreign currency		—		594

			11,179		594
Korea Electric Power Co.	Government fund loans		10,262		—
	Privately placed bonds in Korean won		2,689		—

			12,951		—

		(Won)	24,130	(Won)	594

		Six months ended June 30, 2010 (Unaudited)
Investee	Classification	Interest income
KDB	On-lending equipment loans	(Won)	244
	On-lending working capital loans		531
	Credit risk-shared on-lending working capital		12

		(Won)	787

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

		June 30, 2011 (Unaudited)
Related parties	Classification	Loans receivable		Accrued income		Liability		Accrued expenses
KDB	On-lending equipment loans	(Won)	389,648	(Won)	578	(Won)	—	(Won)	—
	On-lending working capital loans		358,526		603		—		—
	Credit risk-shared on-lending equipment loans		1,440		2		—		—
	Credit risk-shared on-lending working capital loans		45		1		—		—
	Loans for working capital in foreign currency		54,436		81		—		—
	Borrowing in foreign currency		—		—		181,513		327

			804,095		1,265		181,513		327
Korea Electric Power Co.	Government fund loans		485,555		647		—		—
	Private placed bonds in Korean won		83,333		487		—		—

			568,888		1,134		—		—

		(Won)	1,372,983	(Won)	2,399	(Won)	181,513	(Won)	327

		December 31, 2010 (Audited)
Related parties	Classification	Loans receivable		Accrued income		Liability		Accrued expenses
KDB	On-lending equipment loans	(Won)	196,825	(Won)	291	(Won)	—	(Won)	—
	On-lending working capital loans		266,538		400		—		—
	Credit risk-shared on-lending equipment loans		1,440		3		—		—
	Credit risk-shared on-lending working capital loans		1,710		3		—		—
	Loans for working capital in foreign currency		103,993		143		—		—
	Policy banking bonds		—		—		2,820,000		4,180
	Borrowing in foreign currency		—		—		135,172		210

			570,506		840		2,955,172		4,390
Korea Electric Power Co.	Government fund loans		675,555		864		—		—
	Private placed bonds in Korean won		191,667		1,108		—		—

			867,222		1,972		—		—

		(Won)	1,437,728	(Won)	2,812	(Won)	2,955,172	(Won)	4,390

Korea Finance Corporation

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2011 and 2010

20. Comprehensive income

Comprehensive income for the six months ended June 30, 2011 and 2010 is as follows (Korean won in millions):

	Six months ended June 30, 2011 (Unaudited)		Six months ended June 30, 2010 (Unaudited)
Net income (loss)	(Won)	947,538	(Won)	(219,058)
Other comprehensive income:
Gain on valuation of available-for-sale securities, net (Income taxes effect: (Won)72,604 million and (Won)2,098 million for the six months ended June 30, 2011 and 2010, respectively)		(254,267)		(7,440)
Changes in unrealized gain on valuation of equity method investments (Income taxes effect: (Won)6,340 million and (Won)(-)45,692 million for the six months ended June 30, 2011 and 2010, respectively)		(22,480)		162,000
Changes in unrealized loss on valuation of equity method investments (Income taxes effect: (Won)73,750 million and (Won)1,963 million for the six months ended June 30, 2011 and 2010, respectively)		(261,478)		(6,958)

Comprehensive income (loss)	(Won)	409,313	(Won)	(71,456)

21. Cash flow information

Significant non-cash transactions for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011 (Unaudited)		Six months ended June 30, 2010 (Unaudited)
Changes in unrealized gain on valuation of equity method investments	(Won)	(22,480)	(Won)	162,000
Changes in unrealized loss on valuation of equity method investments		(261,478)		(6,958)
Unrealized gain on available for-sale securities		(254,267)		(7,440)
Changes in retained earnings on valuation of equity method investments		4,360,341		18,696
Changes in capital adjustment of equity method investments		21,259		(166,755)

	(Won)	3,843,375	(Won)	(457)

Korea Development Bank

Interim consolidated statements of financial position

As of June 30, 2011, December 31, 2010 and January 1, 2010

(Korean won in millions)	Notes	June 30, 2011		December 31, 2010		January 1, 2010
Assets
Cash and due from banks	18, 48	(Won)	3,017,844	(Won)	1,372,645	(Won)	1,835,800
Financial assets held-for-trading	19, 47, 48, 51		4,742,393		6,171,488		3,357,957
Financial assets designated at FVTPL	20, 47, 48		55,380		33,935		89,973
Financial assets available-for-sale	21, 47, 48		29,095,728		26,408,883		29,137,099
Financial assets held-to-maturity	22, 48		1,121,148		1,152,432		378,836
Loans	23, 48, 51		75,169,687		73,650,602		76,669,750
Derivative financial assets	24, 47, 48		5,940,255		6,063,248		7,618,716
Investments in associates	5, 25		1,887,126		2,480,970		1,099,687
Property and equipment	5, 26		1,249,548		580,492		577,178
Investment properties	5, 27		444,059		157,700		89,251
Intangible assets	5, 28		3,349,854		429,981		69,709
Deferred tax assets	29		453,823		111		1,246
Other assets	30		14,705,032		6,318,153		4,997,036
Non-current assets held-for-sale	49		2,383,919		1,038,528		1,042,398

Total assets		(Won)	143,615,796	(Won)	125,859,168	(Won)	126,964,636

Liabilities
Financial liabilities designated at FVTPL	31, 47, 48	(Won)	968,705	(Won)	951,752	(Won)	1,308,299
Due to customers	32, 48		24,114,764		19,640,762		14,756,525
Borrowings	33, 48		25,479,802		23,541,415		31,267,111
Debt issued	34, 48		46,059,829		44,805,248		50,945,645
Derivative financial liabilities	24, 47		4,170,853		4,695,123		6,648,656
Policy reserve	35		7,669,981		7,303,669		—
Severance and retirement benefits	36		202,574		82,812		74,115
Provisions	37		346,707		181,362		233,228
Deferred tax liabilities	29		992,703		331,551		282,420
Current tax liabilities			116,079		191,818		11,333
Other liabilities	38		13,166,099		7,140,468		5,759,492

Total liabilities			123,288,096		108,865,980		111,286,824

Equity
Controlling interest:
Issued capital	39		9,251,861		9,251,861		9,241,861
Capital surplus	39		51,774		51,596		52,162
Capital adjustments			1,210		(3,025)		(1,229)
Accumulated other comprehensive income			800,284		791,517		796,976
Retained earnings	39		7,579,514		6,801,763		5,564,895

(Planned regulatory reserve for possible loan losses (Won)669,340 million at June 30, 2011 (Won)822,032 million at December 31, 2010)			17,684,643		16,893,712		15,654,665
Non-controlling interest			2,643,057		99,476		23,147

Total equity			20,327,700		16,993,188		15,677,812

Total liabilities and equity		(Won)	143,615,796	(Won)	125,859,168	(Won)	126,964,636

See accompanying notes.

Korea Development Bank

Interim consolidated statements of comprehensive income

For the six-months periods ended June 30, 2011 and 2010

		2011				2010
(Korean won in millions, except per share amounts)	Notes	three-months period		six-months period		three-months period		six-months period
Net interest income
Interest income	5, 6	(Won)	1,201,658	(Won)	2,395,526	(Won)	1,222,918	(Won)	2,471,673
Interest expense	5, 6		(761,870)		(1,478,876)		(695,718)		(1,488,096)

			439,788		916,650		527,200		983,577
Net non-interest income
Net fees and commission income	5, 7		144,025		222,961		125,220		214,254
Dividend income	5, 8		35,807		93,869		29,822		73,645
Net gain from financial assets and liabilities held-for-trading	5, 9		21,497		43,478		8,989		35,804
Net loss from financial assets and liabilities designated at FVTPL	5, 10		(18,140)		(17,946)		17,154		(45,253)
Net gain from financial assets available-for-sale	5, 11		102,631		74,903		233,901		272,612
Net gain from foreign currency transactions and derivative financial instruments	5, 12		310,595		592,494		40,082		81,889
Other operating loss, net	13		41,082		77,854		(200,104)		(169,295)

			637,497		1,087,613		255,064		463,656
Credit loss expense	5, 23		59,459		89,792		253,636		568,702
General administrative expenses	14		324,318		571,980		168,093		281,545

Operating income			693,508		1,342,491		360,535		596,986

Non-operating income (expense)
Equity in earnings of investments in associates	25		17,470		26,229		3,942		8,116
Other non-operating income	15		31,783		59,557		1,504		6,111
Other non-operating expense	15		(104,268)		(172,746)		(20,356)		(23,674)

			(55,015)		(86,960)		(14,910)		(9,447)

Net income before income tax			638,493		1,255,531		345,625		587,539

Income tax expenses	16		128,482		249,921		127,705		194,964

Net income			510,011		1,005,610		217,920		392,575
(Net income after adjusting regulatory reserve for possible loan losses: (Won)1,158,303 million at June 30, 2011)
Other comprehensive income
Gains on valuation of financial assets available-for-sale	16		(88,061)		78,928		(188,548)		292,763
Exchange differences on translation of foreign operations	16, 43		(31,490)		(18,323)		60,099		19,512
Net gain on cash flow hedges	16		—		—		1,800		2,441
Equity adjustments from equity method valuation	16		8,093		17,288		328		(291)
Other comprehensive income	16		1,383		2,368		2,813		6,299
Tax effect	16		15,711		(7,781)		48,755		(61,106)

			(94,364)		72,480		(74,753)		259,618

Total comprehensive income		(Won)	415,647	(Won)	1,078,090	(Won)	143,167	(Won)	652,193

Profit attributable to:
Equity holders of the Bank		(Won)	476,011	(Won)	975,446	(Won)	225,157	(Won)	399,019
Non-controlling interests			34,000		30,164		(7,237)		(6,444)

Total comprehensive income
Equity holders of the Bank		(Won)	399,797	(Won)	984,213	(Won)	151,789	(Won)	643,771
Non-controlling interests			15,850		93,877		(8,622)		8,422

Earning per share
Basic and diluted	17	(Won)	257	(Won)	527	(Won)	122	(Won)	216
See accompanying notes.

Korea Development Bank

Interim consolidated statement of changes in equity

For the six-months periods ended June 31, 2011 and 2010

	Controlling interest
(Korean won in millions)	Issued capital		Capital surplus		Capital adjustments		Accumulated other comprehensive income		Retained earnings		Total		Non- controlling interest		Total equity
As of January 1, 2011	(Won)	9,251,861	(Won)	51,596	(Won)	(3,025)	(Won)	791,517	(Won)	6,801,763	(Won)	16,893,712	(Won)	99,476	(Won)	16,993,188
Dividends		—		—		—		—		(297,910)		(297,910)		—		(297,910)
Appropriations of retained earnings		—		—		4,261		—		(51)		4,210		—		4,210

		9,251,861		51,596		1,236		791,517		6,503,802		16,600,012		99,476		16,699,488
Changes in retained earnings from equity method valuation		—		—		—		—		100,266		100,266		—		100,266
Changes in consolidated subsidiaries and others		—		178		(26)		—		—		152		2,449,704		2,449,856

		9,251,861		51,774		1,210		791,517		6,604,068		16,700,430		2,549,180		19,249,610
Net income for the period		—		—		—		—		975,446		975,446		30,164		1,005,610
Changes in unrealized gain on financial assets available-for-sale		—		—		—		60,144		—		60,144		18,784		78,928
Changes in equity from equity method valuation		—		—		—		6,048		—		6,048		11,240		17,288
Exchange differences on translation of foreign operations		—		—		—		(49,710)		—		(49,710)		31,387		(18,323)
Other comprehensive income		—		—		—		66		—		66		2,302		2,368
Tax effect		—		—		—		(7,781)		—		(7,781)		—		(7,781)

Total comprehensive income		—		—		—		8,767		975,446		984,213		93,877		1,078,090

As of June 30, 2011	(Won)	9,251,861	(Won)	51,774	(Won)	1,210	(Won)	800,284	(Won)	7,579,514	(Won)	17,684,643	(Won)	2,643,057	(Won)	20,327,700

(Continued)

See accompanying notes.

Korea Development Bank

Interim consolidated statement of changes in equity

For the six-months periods ended June 31, 2011 and 2010

	Controlling interest
(Korean won in millions)	Issued capital		Capital surplus		Capital adjustments		Accumulated other comprehensive income		Retained earnings		Total		Non- controlling interest		Total equity
As of January 1, 2010 (the date of transition)	(Won)	9,241,861	(Won)	52,162	(Won)	(1,229)	(Won)	796,976	(Won)	5,564,895	(Won)	15,654,665	(Won)	23,147	(Won)	15,677,812
Capital injection		10,000		—		(51)		—		—		9,949		—		9,949
Changes in retained earnings from equity method valuation		—		—		—		—		(679)		(679)		—		(679)
Changes in consolidated subsidiaries and others		—		3,629		—		—		—		3,629		46,140		49,769

		9,251,861		55,791		(1,280)		796,976		5,564,216		15,667,564		69,287		15,736,851
Net income for the period		—		—		—		—		399,019		399,019		(6,444)		392,575
Changes in unrealized gain on financial assets available-for-sale		—		—		—		285,598		—		285,598		7,165		292,763
Exchange differences on translation of foreign operations		—		—		—		19,684		—		19,684		(172)		19,512
Changes in gain on cash flow hedges		—		—		—		2,441		—		2,441		—		2,441
Changes in equity from equity method valuation		—		—		—		(291)		—		(291)		—		(291)
Other comprehensive income		—		—		—		(1,574)		—		(1,574)		7,873		6,299
Tax effect		—		—		—		(61,106)		—		(61,106)		—		(61,106)

Total comprehensive income		—		—		—		244,752		399,019		643,771		8,422		652,193

As of June 30, 2010	(Won)	9,251,861	(Won)	55,791	(Won)	(1,280)	(Won)	1,041,728	(Won)	5,963,235	(Won)	16,311,335	(Won)	77,709	(Won)	16,389,044

See accompanying notes.

Korea Development Bank

Interim consolidated statement of cash flows

For the six-months periods ended June 30, 2011 and 2010

		For the six-months periods ended June 30
(Korean won in millions)	Notes	2011		2010
Cash flows from operating activities
Net income before income tax		(Won)	1,255,531	(Won)	587,539
Non-cash items included in profit before income tax and gain (loss) from non-operating activities:
Gain (loss) from hedge accounting, net			(146,365)		213,526
Gain from financial assets available-for-sale			(76,132)		(790,023)
Gain (loss) from financial assets held-to-maturity			15,583		(21,227)
Equity in earnings of investments in associates			(26,229)		(8,116)
Gain on disposal of investments in associates			(554)		(7,135)
Depreciation of property and equipment	26		56,056		21,499
Gain (loss) on disposal of property and equipment			359		(945)
Depreciation of investment properties	27		1,381		907
Amortization of intangible assets	28		117,368		7,759
Gain on disposal of tangible assets			(176)		—
Gain on disposal of Non-current assets held-for-sale			(4,652)		—
Loss on redemption of debt issued, net			1,302		(2,083)

			(62,059)		(585,838)
Changes in operating assets and liabilities:
Financial assets held-for-trading			2,033,205		(2,782,050)
Financial assets designated at FVTPL			(21,445)		114,179
Loans			(2,655,449)		(1,768,298)
Derivative financial assets and liabilities			(601,543)		219,392
Other assets			(2,993,304)		(2,175,522)
Financial liabilities designated at FVTPL			16,953		(142,099)
Due to customers			4,474,002		1,690,749
Policy reserve			366,312		178,709
Severance and retirement benefits			(10,049)		10,978
Provisions			64,436		135,767
Other liabilities			2,491,022		1,257,783

			3,164,140		(3,260,412)

Income tax paid			(172,344)		(112,333)

Net cash flows provided by (used in) operating activities			4,185,268		(3,371,044)

Cash flows from Investing activities
Withdrawal of deposits			391,536		1,174,092
Increase of deposits			(1,689,906)		(569,276)
Disposal of financial assets available-for-sale			12,779,748		11,586,698
Acquisition of financial assets available-for-sale			(14,977,711)		(5,359,473)
Disposal of financial assets held-to-maturity			33,915		81,919
Acquisition of financial assets held-to-maturity			(28,912)		(109,785)

(Continued)

See accompanying notes.

Korea Development Bank

Interim consolidated statement of cash flows

For the six-months periods ended June 30, 2011 and 2010

		For the six-months periods ended June 30
(Korean won in millions)	Notes	2011		2010
Disposal of investment in associates			37,167		331,363
Acquisition of investment in associates			(12,782)		(144,559)
Acquisition of investment in subsidiaries			(1,538,815)		(166,491)
Disposal of property and equipment			20,825		26,374
Acquisition of property and equipment	26		(71,386)		(29,606)
Disposal of investment property	27		61,457		—
Acquisition of investment property	27		(277)		—
Disposal of intangible assets			1,344		—
Acquisition of intangible assets	28		(41,625)		(7,826)
Disposal of non-current assets held-for-sale			26,238		3,870

Net cash flows provided by (used in) investing activities			(5,009,184)		6,817,300

Cash flows from financing activities
Proceeds from borrowings			6,241,916		6,926,259
Repayment of borrowings			(4,556,367)		(8,639,211)
Repayment from other borrowings			(749,978)		(2,478,656)
Proceeds from bonds			3,783,702		10,385,634
Repayment of bonds			(3,946,724)		(10,293,983)
Capital injection			—		9,949
Dividends paid			(297,910)		—

Net cash flow provided by (used in) financing activities			474,639		(4,090,008)

Net decrease in cash and cash equivalents			(349,277)		(643,752)

Cash and cash equivalents at the beginning of the period	50		3,240,599		1,852,559

Cash and cash equivalents at the end of the period	50	(Won)	2,891,322	(Won)	1,208,807

See accompanying notes.

Korea Development Bank

Notes to the interim consolidated financial statements

June 30, 2011 and 2010

1. Company information

The accompanying consolidated financial statements include Korea Development Bank (“KDB” or the “Bank”) and its subsidiaries (collectively, the “Company”). General information describing the Company is described below.

Korea Development Bank was established on April 1, 1954, in accordance with the Korea Development Bank Act of the Republic of Korea to finance and manage major industrial projects in order to expedite industrial development and enhance the national economy. The Bank is primarily engaged in the banking industry under the Korea Development Bank Act and other applicable statutes and in the fiduciary service in accordance with the Financial Investment Services and Capital Markets Act.

The Bank is a fully-owned subsidiary of the KDB Financial Group Inc. (“KDBFG”), and its capital stock amounts to (Won)9,251,861 million as of June 30, 2011. The joint shareholders of KDBFG are the Korean government and the Korea Finance Corporation (“KoFC”).

The Bank’s head office is located in Yeouido-dong, Yeongdeungpo-gu, Seoul and its service network is as follows:

	Domestic		Overseas
	Head office	Branches	Branches	Subsidiaries	Representative offices	Total
KDB	1	51	7	5	2	66

2. Scope of consolidated financial statements

The Company’s subsidiaries

The Company’s equity ownership in its consolidated wholly owned and indirect subsidiaries as of June 30, 2011 is summarized as follows (Korean won in millions, US dollar, Brazilian reais, Hungarian forint in millions):

Investor	Investee	Acquisition value				Equity ownership at June 30, 2011 (%)
		June 30, 2011		December 31, 2010
	Domestic subsidiaries:
KDB	Korea Infrastructure Fund	(Won)	30,543	(Won)	31,418	85.00
”	KDB Value Private Equity Fund I		—		—	77.02
”	KDB Value Private Equity Fund II		—		—	51.93
”	KDB Value Private Equity Fund III		62,640		62,640	70.69
”	KDB Value Private Equity Fund VI		2,194,040		1,003,870	99.84
”	KDB Venture M&A Private Equity Fund		—		14,240	57.56
”	KDB Turn Around Private Equity Fund		56,130		53,880	95.15
”	KDB Consus Value Private Equity Fund (*1)		253,845		253,845	40.52
”	Materials & Components M&A		63,525		53,566	83.33
”	KoFC-KDB Materials and Components Investment Fund No.1		25,000		12,500	50.00
”	Certain trust accounts of KDB		—		—	100.00

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

Investor	Investee	Acquisition value				Equity ownership at June 30, 2011 (%)
		June 30, 2011		December 31, 2010
”	KDB 1st SPC and 15 SPCs		31		31
”	KDB Shipping Private Fund KL 1st and 38 funds		1,426,613		1,267,887	Over 50%
KDB Turn Around PEF	SunStar Co., Ltd.	(Won)	56,848	(Won)	56,848	100.00
KDB Consus Value PEF	KDB Life Insurance Co., Ltd.		852,255		852,255	85.05
KDB Value Private Equity Fund VI	Daewoo Engineering & Construction Co., Ltd. (*2)		3,178,493		—	50.75

		(Won)	8,199,963	(Won)	3,662,980

	Overseas subsidiaries:
KDB	KDB Asia Ltd.	USD	140,000	USD	140,000	100.00
”	KDB Ireland Co., Ltd.	USD	20,000	USD	20,000	100.00
”	KDB Hungary Ltd.	HUF	21,296	HUF	21,296	100.00
”	Banco KDB Do Brasil S.A	BRL	328,396	BRL	178,366	100.00
”	KDB Uzbekistan, Ltd.	USD	8,949	USD	8,949	61.11

		USD	168,949	USD	168,949
		HUF	21,296	HUF	21,296
		BRL	328,396	BRL	178,366

(*1)	The entities have been fully consolidated even though the bank’s ownership is less than 50%, as the bank maintains defacto control to dominate the entities’ financial or operational policies.
(*2)	This entity has been fully consolidated from accounting period beginning after January 1, 2011.

Korea Infrastructure Fund

Korea Infrastructure Fund (“KIF”) was established on December 15, 1999 in accordance with the Financial Investment Services and Capital Markets Act (“FSCMA”) and the Private Participation in Infrastructure Act (“PPIA”). KIF is classified as a special purpose vehicle that was established to invest in certain entities that have entered into long-term construction agreements with the national, provincial and municipal governments in Korea. Korea Infrastructure Investment Asset Management Co., Ltd. is KIF’s asset manager. Issued capital of KIF amounts to (Won)39,806 million as of June 30, 2011 because of (Won)1,029 million capital reduction in current year.

KDB Value Private Equity Fund I

KDB Value Private Equity Fund I (“KDB Value PEF I”) was established on March 29, 2005 in accordance with the FSCMA to engage in investing in securities. Issued capital of KDB Value PEF I amounts to nil as of June 30, 2011 as KDB Value PEF I is under liquidation procedures.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

KDB Value Private Equity Fund II

KDB Value Private Equity Fund II (“KDB Value PEF II”) was established on September 27, 2006 in accordance with the FSCMA to engage in investing in securities. Issued capital of KDB Value PEF II amounts to nil as of June 30, 2011 as KDB Value PEF II is under liquidation procedures.

KDB Value Private Equity Fund III

KDB Value Private Equity Fund III (“KDB Value PEF III”) was established on September 16, 2008 in accordance with the FSCMA to engage in investing in securities. Issued capital of KDB Value PEF III amounts to (Won)89,780 million as of June 30, 2011 because of (Won)1,908 million capital reduction in current year.

KDB Value Private Equity Fund VI

KDB Value Private Equity Fund VI (“KDB Value PEF VI”) was established on July 9, 2009 in accordance with the FSCMA to engage in investing in securities. Issued capital of KDB Value PEF VI amounts to (Won)2,197,597 million as of June 30, 2011 because of (Won)1,192,077 million capital increase in current year.

KDB Venture M&A Private Equity Fund

KDB Venture M&A Private Equity Fund (“KDB Venture M&A”) was established on May 2, 2007 in accordance with the FSCMA to engage in investing in securities. Issued capital of KDB Venture M&A is nil as of June 30, 2011 because KDB Venture M&A fully repaid its paid-in capital amounts to (Won)24,740 million during the current year.

KDB Turn Around Private Equity Fund

KDB Turn Around Private Equity Fund (“KDB Turn Around”) was established on April 8, 2009 in accordance with the FSCMA to engage in providing private equity financial services. Issued capital of KDB Turn Around amounts to (Won)58,990 million as of June 30, 2011 because of (Won)2,350 million capital increase in current year.

KDB Consus Value PEF

KDB Consus Value PEF (“KDB Consus Value”) was established on February 22, 2010 in accordance with the FSCMA to engage in providing private equity financial services. The Bank acquired 40.52% equity ownership in KDB Consus Value during 2010 and became subject to consolidation. Issued capital of KDB Consus Value amounts to (Won)626,500 million as of June 30, 2011.

Components and Materials M&A PEF

Components and Materials M&A PEF (“Components and Materials M&A”) was established on January 28, 2010 in accordance with the FSCMA to engage in providing private equity financial services. The Bank acquired 83.33% equity ownership of Components and Materials M&A during 2010 and became subject to consolidation. Issued capital of Components and Materials M&A amounts to (Won)76,231 million as of June 30, 2011 because of (Won)11,951 million capital increase in current year.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

KoFC-KDB Materials and Components Investment Fund No.1

KoFC-KDB Materials and Components Investment Fund No.1 (“KoFC-KDB Materials and Components Investment”) was established on June 29, 2010 in accordance with the Act on Special Measures for the Promotion of Specialized Enterprises and other applicable statutes to engage in providing private equity financial services. On December 31, 2010, the Bank acquired 50.00% equity ownership in KoFC-KDB Materials and Components Investment Fund No.1 and became subject to consolidation. Issued capital of KoFC-KDB Materials and Components Investment amounts to (Won)50,000 million as of June 30, 2011 because of (Won)25,000 million capital increase in current year.

Trust accounts

In accordance with K-IFRS, trusts held for development projects, private annuities trusts and pension annuities trusts embedded with credit protection that guarantees a return of principal and interest amounts, which in turn, exposes the bank to a majority of the residual or ownership risks related to these trusts are included in scope of consolidation. Conversely, unearmarked funds in trusts, new private annuities trusts, pension trusts and new retirement annuities trusts without these productive provisions are excluded from consolidation.

KDB 1st Securitization and 15 other SPCs

KDB 1st Securitization and 15 other SPCs, which exposes the Company to the majority of the residual or ownership risks related to the SPC or its assets, are included in scope of consolidation.

KDB Shipping Private Fund KL 1st and 38 other funds

KDB Shipping Private Fund KL 1st and 38 other funds, that take half of the remained risks and rewards, are included in the scope of consolidation.

KDB Asia Ltd.

KDB Asia, Ltd. was incorporated on January 23, 1986 in Hong Kong and is engaged in providing financing services to Korean companies and investment securities. Issued capital of KDB Asia Ltd. amounts to USD140,000 thousand as of June 30, 2011.

KDB Ireland Ltd.

KDB Ireland Ltd. was incorporated on June 18, 1997 in the Republic of Ireland. KDB Ireland Ltd. is engaged in providing financing services to Korean companies and investing in securities. Issued capital of KDB Ireland Ltd. amounts to USD25,000 thousand as of June 30, 2011.

KDB Hungary Ltd.

KDB Hungary Ltd. was incorporated on February 1, 1990 to engage in commercial banking. On December 30, 2002, the Bank wholly assumed the shares of KDB Hungary Ltd. from Daewoo Securities Co., Ltd. Issued capital of KDB Hungary Ltd. amounts to HUF15,341 million as of June 30, 2011.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

Banco KDB Do Brasil S.A.

Banco KDB Do Brasil S.A. was incorporated on October 25, 2005 to engage in providing financing services, investment securities and investment banking. Issued capital of Banco KDB Do Brasil S.A. amounts to BRL324,969 thousand as of June 30, 2011.

KDB Uzbekistan, Ltd.

KDB Uzbekistan, Ltd. was incorporated on March 1, 1997 to engage in providing financing services, investment securities and investment banking. On February 10, 2006, the Bank wholly assumed the shares of KDB Uzbekistan, Ltd. from Daewoo Securities Co., Ltd. Issued capital of KDB Uzbekistan, Ltd. amounts to UZS25,136 million as of June 30, 2011 because of UZS15,522 million capital increase in current year.

KDB Life Insurance Co., Ltd.

KDB Life Insurance Co., Ltd. (“KDB Life Insurance”) was established on April 1, 1988 in accordance with the Korea Insurance Business Act to offer insurance policies and generate revenue from applicable premiums and other related sources. Issued capital of KDB Life Insurance amounts to (Won)613,122 million as of June 30, 2011.

Daewoo Engineering & Construction Co., Ltd.

Daewoo Engineering & Construction Co., Ltd. (Daewoo E&C) was established on December 27, 2000 through spin-off from Daewoo Corporation and is engaged in civil engineering, construction, housing and plant business. Issued capital of Daewoo E&C amounts to (Won)2,078,113 million as of June 30, 2011.

3. Summary of significant accounting policies

Basis of financial statement preparation

The consolidated financial statements of the Company have been prepared under Korea International Financial Reporting Standards (“K-IFRS”) in accordance with the Act of External Audit of Stock Companies, Article 13(1)(1).

The Company has prepared its interim consolidated financial statements in accordance with K-IFRS, including K-IFRS 1034 Interim Financial Reporting, and its interpretations expected to be effective, and the accounting policies expected to be adopted, when management prepares its first complete set of K-IFRS financial statements as of December 31, 2011. There is a possibility that interim consolidated financial statements may require adjustment before constituting the K-IFRS first time adoption annual financial statement as of December 31, 2011.

The significant accounting policies followed by the Company in preparation of the K-IFRS interim separate financial statements are summarized below. These policies are applied to the consolidated financial statements as of December 31, 2010 and January 1, 2010, which are presented for comparative purposes, unless separately mentioned.

Basis of consolidation

(i) Subsidiaries

A subsidiary is an entity, including an unincorporated entity such as a partnership, which is controlled by another entity (known as the parent). Generally, the parent owns more than half of the voting rights of an entity

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

to govern the financial and operating policies of an entity so as to obtain benefits from its activities. An entity considers the existence and effect of potential voting rights that are currently exercisable or convertible, including potential voting rights held by another entity, when assessing whether an entity has the power to govern the financial and operating policies of another entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Company. Subsidiaries are no longer consolidated from the date in which the Company loses control.

Business combinations are accounted for using the acquisition method. The cost of an acquisition is measured as the aggregate of the consideration transferred, measured at acquisition date fair value and the amount of any non-controlling interest in the acquiree. For each business combination, the acquirer measures the non-controlling interest in the acquiree either at fair value or at the proportionate share of the acquiree’s identifiable net assets. Acquisition costs incurred are expensed.

The excess of the cost of acquisition over the fair value of the acquiree’s share of the identifiable net assets acquired is recorded as goodwill. Any goodwill arising from initial consolidation is tested for impairment at least once a year and whenever events or changes in circumstances indicate the need for impairment. If the cost of acquisition is less than the fair value of the acquiree’s share of the net assets acquired, the difference is recognized directly in the consolidated statement of income.

All intra-company balances, income and expenses, bonds and liabilities resulting from intra-company transactions are eliminated in full. Where necessary, adjustments are made to bring the accounting policies of subsidiaries in line with those of the Company.

A change in the ownership interest of a subsidiary, without a change of control, is accounted for as an equity transaction. If the Company loses control over a subsidiary, it recognizes the fair value of any investment retained and any surplus or deficit in profit or loss.

(ii) Investment in an associate

Associates are all entities over which the Company has significant influence but not control, generally accompanying a shareholding of between 20% and 50% of the voting rights. Investments in associates are accounted for by the equity method of accounting and are initially recognized at cost. The Company’s investment in associates includes goodwill (net of any accumulated impairment loss) identified on acquisition. When the investor’s share on the fair value of the associate’s identifiable assets and liabilities exceeds acquisition cost of the associate’s interest, the exceeding is recognized as the current profit for the year of acquisition.

The Company’s share of its associates’ post-acquisition profits or losses is recognized in the statement of income, and its share of post-acquisition movements in reserves is recognized in reserves. The cumulative post-acquisition movements are adjusted against the carrying amount of the investment. When the investor’s share of losses in an associate equals or exceeds its interest in the associate, including any other unsecured receivables, the Company does not recognize further losses. The carrying amount of equity method investments and the long term interest, which partially consists of investors’ net investment, are included in interest in the associate

Unrealized gains on transactions between the Company and its associates are eliminated to the extent of the Company’s interest in the associates. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. Accounting policies of associates have been changed where necessary to ensure consistency with the policies adopted by the Company.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

Interest income and interest expense

The Company recognizes interest income and interest expense using the effective interest rate (EIR) method on an accrual basis. When a financial instrument bearing interest is impaired, the Company reduces the carrying amount to its recoverable amount, being the estimated future cash flows discounted at its original effective interest rate of the instrument, and continues unwinding the discount as interest income.

Fee and commission income

Fee and commission are generally recognized on an accrual basis when the service has been provided. The revenue recognition of financial service fee is various based on the nature of service and the purpose of charge, and categorized as follows:

•	Fees earned for the rendering of services over a period of time are accrued over that period using the straight line method.

•	Fees arising from providing significant transaction services for a third party are recognized on completion of the transaction services.

•	Fees which are regarded as the part of the interest of financial instruments are recognized using the EIR.

Dividend income

Dividend income is recognized when the Company’s right to receive the payment is established.

Cash and cash equivalents

Cash and cash equivalents comprise of cash on hand, due from banks on demand and short-term highly liquid investments with an original maturity of three months or less.

Financial assets

The Company’s management determines the category of its financial assets at initial recognition and initially measures financial assets at their fair value on the date of recognition. The Company classifies its financial assets in the following categories: financial assets at Fair Value through Profit or Loss (FVTPL), financial assets available-for-sale, financial assets held-to-maturity, loans and receivables, and derivative financial instruments.

The Company recognizes conventional dealing, which is bought or sold within generally expected period in accordance with related market regulations, on the date of trading.

(i) Financial assets at FVTPL

Financial assets at FVTPL include financial assets held-for-trading and financial assets designated at FVTPL upon initial recognition. Financial assets are classified as held-for-trading if they are acquired for the purpose of selling in the near term. Derivative financial assets presented in the statement of financial position include derivative contracts that are designated as hedging instruments in hedge relationships and separately disclosed in Note 24. The Company’s management may only designate a financial asset at FVTPL upon initial recognition when they determine that such classification provides more useful information. Gain or loss from financial assets at FVTPL are credited or charged to current operation results.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

(ii) Financial assets available-for-sale

Financial assets available-for-sale are non-derivative financial instruments designated at available-for-sale item, and are not classified as loans and receivables, financial assets held-to-maturity or financial assets at FVTPL. They are measured at fair value and their valuation gains and losses are recognized in equity as other comprehensive income. The equity ownership, whose active market values are not available and fair values cannot be reliably measured, are valued at acquisition cost. Accumulated other comprehensive income previously recognized in equity is recognized in the income statement when the investment is disposed of or impairment loss for the investment is recognized. Dividends earned whilst holding financial assets available-for-sale are recognized in the income statement when the right of the payment has been established.

(iii) Financial assets held-to-maturity

Financial assets held-to-maturity are non-derivative financial instruments with fixed or determinable payments and fixed maturities, which the Company has the positive intention and ability to hold to maturity. When the financial assets meet the definition of loans and receivables or are designated at FVTPL, or financial investments available-for-sale, they will not be classified as financial assets held-to-maturity. After initial measurement, financial assets held-to-maturity are subsequently measured at amortized cost using the effective interest rate (“EIR”). Also, interest income on financial assets held-to-maturity is recognized using the EIR method.

(iv) Loans and receivables

Loans and receivables are non-derivative financial instruments with fixed or determinable payments and are not traded in an active market. Loans and receivables (excluding short-term loan) are subsequently measured at amortized cost using the EIR, less allowance for impairment. The amortization is included in interest income in the income statement.

Impairment of financial assets

(i) Impairment of financial assets available-for-sale

The Company assesses at each statement of financial position date whether there is objective evidence that an investment is impaired. If any such evidence exists, the amount recorded for impairment is the cumulative loss measured as the difference between the acquisition cost (or amortized cost for debt instrument) and current fair value, less any impairment loss on that investment previously recognized in the income statement. Impairment losses on equity ownership are not reversed through the income statement. If, in a subsequent period, the fair value of a debt instrument increases and the increase can be objectively related to an event occurring after the impairment loss was recognized in, the impairment loss is reversed through the income statement.

The impairment loss is reduced from the carrying amount of the asset directly.

(ii) Impairment of financial assets held-to-maturity

The Company assesses individually at each statement of financial position date whether there is objective evidence that a financial assets held-to-maturity is impaired. If any such evidence exists, the amount of loss is measured as the difference between the carrying amount and the present value of estimated future cash flows, which is discounted using the initial effective interest rate. The amount of the loss is recognized in the income statement. If, in a subsequent period, the fair value of a financial assets held-to-maturity increases and the

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

increase can be objectively related to an event occurring after the impairment was recognized, the impairment loss is reversed through the income statement. The impairment loss is reduced from the carrying amount of the asset directly.

(iii) Impairment of loans and receivables

The Company assesses at each statement of financial position date whether there is objective evidence that loans and receivables are impaired. If there is objective evidence that an impairment loss has been incurred, the amount of the loss is measured as the difference between the carrying amount and the present value of estimated future cash flows, which is discounted using the initial effective interest rate. The carrying amount of the asset is reduced through the use of an allowance account and the amount of the loss is recognized in the income statement.

The Company first assesses whether objective evidence of impairment exists for individual loans and receivables that are significant (“individual assessment”). If the Company determines that no objective evidence of impairment exists for an individually assessed loans and receivables, the Company includes the loan in a group of loans and receivables with similar credit risk characteristics and collectively assesses them for impairment (“collective assessment”).

When an individual loans and receivables are impaired, the amount of the loss is measured as the difference between the carrying amount and the present value of estimated future cash flows (including estimated future cash flows from its collateral). In collective assessments, the amount of the loss is statistically evaluated using the Company’s historical loss data.

The present value of estimated future cash flows is measured using the loan’s initial effective interest rate. If the loans anf receivables have a floating interest rate, the Company uses the current effective interest rate for the measurement. Future cash flows from collateral are estimated at net cash flow from disposal of collateral (deducting transaction cost).

For the purpose of a collective evaluation of impairment, loans and reveivables are grouped on the basis of the Company’s internal credit grading system, that considers credit risk characteristics such as asset type, industry, geographical location, collateral type, past-due status and other relevant factors.

Future cash flows on a group of loans and receivables collectively assessed are estimated on the basis of historical loss experience for loans with similar credit risk characteristics. Historical loss experience is adjusted on the basis of current observable data to reflect the effects of current conditions on which the historical loss experience is based and to remove the effects of conditions in the historical period that no longer exists. Estimates of changes in future cash flows reflect, and are directionally consistent with, changes in related observable data from year to year (such as changes in unemployment rates, property prices, commodity prices, payment status, or other factors that are indicative of incurred losses in the group and their magnitude). The methodology and assumptions used for estimating future cash flows are reviewed regularly to reduce any differences between loss estimates and actual loss experience.

(iv) The evidence of impairment

Objective evidence that a financial asset is impaired includes following loss events:

(a)	significant financial difficulty of the issuer or obligor

(b)	a breach of contract, such as a default or delinquency in interest or principal payments

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

(c)	the lender, for economic or legal reasons relating to the borrower’s financial difficulty, granting to the borrower a concession that the lender would not otherwise consider

(d)	it becoming probable that the borrower will enter bankruptcy or other financial reorganization

(e)	the disappearance of an active market for that financial asset because of financial difficulties

(f)	observable data indicating that there is a measurable decrease in the estimated future cash flows from a group of financial assets since the initial recognition of those assets, although the decrease cannot yet be identified with the individual financial assets in the group

Financial liabilities

The Company classifies its financial liabilities in the following categories: financial liabilities at FVTPL (financial liabilities held-for-trading and financial liabilities designated at FVTPL), financial liabilities carried at amortized cost (due to customers, borrowings and debt issued, etc.) and derivative financial liabilities. All financial liabilities are recognized at their fair value on the date of initial recognition.

(i) Financial liabilities at FVTPL

Financial liabilities at FVTPL in the current year include financial liabilities held-for-trading and financial liabilities designated at FVTPL upon initial recognition. Financial liabilities and derivatives are classified as held-for-trading if they are acquired for the purpose of repurchasing in the near term. Derivative financial liabilities presented in the statement of financial position include derivative financial contracts that are designated as hedging instruments in hedge relationships and separately disclosed in Note 24.

The Company’s management may only designate a financial asset at FVTPL upon initial recognition when they judge that such classification provides more useful information. Gain or loss from financial assets at FVTPL are credited or charged to current operation results.

(ii) Financial liabilities carried at amortized cost

Financial liabilities carried at amortized cost are recognized initially at fair value, net of transaction costs incurred. Such financial liabilities are subsequently carried at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the statement of income over the period of the financial liability using the EIR method.

Fees paid on the establishment of credit facilities are recognized as transaction costs of the financial liabilities to the extent that it is highly likely that some or all of the facility will be borrowed. In this case, the fee is deferred until the borrowing occurs. If there is no evidence that the probability that some or all of the facility will be borrowed is high, then the fee is capitalized as a pre-payment for liquidity services and amortized over the period of the facility to which it relates.

Financial guarantees

Financial guarantee contracts (consisting of letter of credit, guarantees and acceptances) are contracts that require the issuer to make specified payments to reimburse the holder for a loss it incurs because a specified debtor has failed to make payments when due, in accordance with the terms of contracts. Financial guarantees are

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

initially recognized as financial guarantee liabilities in the statement of financial position at fair value on the date the guarantee was given. Subsequent to initial recognition, the Company’s liabilities under such guarantees are measured at the higher of the amount determined in accordance with K-IFRS 1037 Provisions, Contingent Liabilities, and Contingent Assets and the initial amount less cumulative amortization of fees recognized in accordance with K-IFRS 1018 Revenues.

Repurchase and reverse repurchase agreements

Securities purchased under agreements to resell at a specified future date (“reverse repos”) are recorded in the statement of financial position as bonds purchased under repurchase agreements in the other loans. Conversely, securities sold under agreements to repurchase at a specified future date (“repos”) are recorded in the statement of financial position as bonds sold under repurchase agreements in the other borrowings. Interest income and expense incurred from reverse repo and repo transactions are recorded in the statement of income as interest income on loan and interest expense on borrowings, respectively.

Derivatives instruments and hedge accounting

Derivatives instruments are initially recognized at fair value on the contract date and are subsequently revalued at their fair value. Derivative instruments are accounted differently depending on whether hedge accounting is applied, and therefore, are classified into trading purpose derivatives and hedging purpose derivatives. In a hedge relationship, when a hedge item is any asset, liability or unrecognized fixed contract, which is exposed at the possibility that its some or entire fair value is fluctuated by the specified risks, fair value hedge accounting is applied. In other way, when a hedge item is any asset, liability or expected highly-probable transaction, which is exposed at the possibility that its cash flow is fluctuated by the specified risk, cash flow hedge accounting is applied. For trading purpose derivatives transaction, changes in the fair value of derivatives are recognized in net income.

At inception of the hedge relationship, the Company formally documents the relationship between the hedged item and the hedging instrument, including the nature of the risk, the objective and strategy for undertaking the hedge and the method that will be used to assess the effectiveness of the hedging relationship. Also, at the inception of the hedge relationship, a formal assessment is undertaken to ensure the hedging instrument is expected to be highly effective in offsetting the designated risk in the hedged item and actual result was so.

(i) Fair value hedges

For designated and qualifying fair value hedges, the change in the fair value of a hedging derivative is recognized in the income statement. Meanwhile, the change in the fair value of the hedged item attributable to the risk hedged is recorded as part of the carrying value of the hedged item and is also recognized in the income statement. When the hedge no longer meets the criteria for hedge accounting, the hedge relationship is terminated. For hedged item recorded at amortized cost, the difference between the carrying value of the hedged item on termination and the face value is amortized over the remaining term of the original hedge using the EIR.

(ii) Cash flow hedges

For designated and qualifying cash flow hedges, the effective portion of the gain or loss on the hedging instruments is initially recognized directly in equity. The ineffective portion of the gain or loss on the hedging instrument is recognized immediately in the income statement. When the hedged cash flow affects the income

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

statement, the gain or loss on the hedging instrument is recorded in the corresponding income or expense line of the income statement. When a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognized when the hedged forecast transaction is ultimately recognized in the income statement. When a forecast transaction is no longer expected to occur, the cumulative gain and loss that was reported in equity is immediately transferred to the income statement.

Embedded derivative instruments

Derivatives embedded in other financial instruments are treated as separate derivatives and recorded at fair value if their economic characteristics and risks are not closely related to those of the host contract and the host contract is not itself held-for-trading or designated at FVTPL. Unless the Company aggregately designates the host contract and embedded derivative as financial instrument at FVTPL. These embedded derivatives separated from the host contract are carried at fair value and changes in their fair value are recognized in the income statement.

Fair value of financial instruments

The fair value of financial instruments that are traded in active markets is determined by referencing quoted market prices at each reporting date. For financial instruments not traded in an active market, the fair value is determined using appropriate valuation techniques. Such techniques may include discounted cash flow analysis or other valuation methods.

The Company’s standards for measuring fair value of financial instruments are as follows:

•	Loans

The fair value of loans is estimated future cash flows reflecting premature redemption ratio, using the market discounted interest rate, which is adjusted by credit spread considering the probability of default. For the loans with credit line facilities, short-term loans with three-month maturity or less, and impaired loans, the Company regards their carrying amount as fair value.

•	Financial assets held-to-maturity

The Company uses the fair value measured by appraisal agencies for financial assets held-to-maturity.

•	Due to customer

The fair value of due to customer is estimated using discounted cash flow method. However, for deposits, whose cash flows cannot be estimated reasonably, the Company considered their carrying amount as fair value.

•	Borrowings

The fair value of borrowings in Korean won is estimated using discounted cash flow method. On the other hand the fair value of borrowings denominated foreign currency is measured by appraisal agencies.

•	Debt issued

The fair value of industrial financial debts in Korean won (except structured debts) is estimated using discounted cash flow method. For industrial financial debts in foreign currency and structured debts, the Company use the fair value measured by appraisal agencies.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

The Company defines quoted market prices in active markets into Level 1, the fair value determined using appropriate valuation techniques with observable market data into Level 2 and the fair value determined using valuation techniques with unobservable market data into Level 3.

Day 1 profit or loss recognition

In cases where fair value is determined using data, which is not observable in the market, the difference between the transaction price and initial value is amortized in the statement of income by using straight line method over time on an appropriate basis.

Derecognition of financial instruments

(i) Derecognition of financial assets

Financial assets are derecognized when the contractual rights to receive the cash flows from these assets have ceased to exist or the assets have been transferred and substantial risks and rewards of ownership of the assets are also transferred. If the Company has neither transferred nor retained substantial risks and rewards of the asset, but has transferred control of the asset, the asset is recognized to the extent of the Company’s continuing involvement in the asset in the financial statement. If the Company still retains substantial risks and rewards of the transferred asset, the Company continuously recognizes the financial assets, and recognizes disposal proceeds as borrowings with collaterals.

(ii) Derecognition of financial liabilities

A financial liability is derecognized when the obligation under the liability is discharged or cancelled or expires. Where an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification, the liability is treated as a derecognition of the original liability and the recognition of a new liability. The difference between the carrying value of the original financial liability and the consideration paid is recognized in the income statement.

Property and equipment

Land and buildings comprise mainly of the Company’s head office and some local branches. Plant and equipment is stated at cost, net of accumulated depreciation and/or accumulated impairment losses, if any. Such cost includes the cost of replacing part of the plant and equipment and borrowing costs for long-term construction projects if the recognition criteria are met. When significant parts of property, plant and equipment are required to be replaced in intervals, the Company recognizes such parts as individual assets with specific useful lives and depreciation, respectively. Likewise, when a major inspection is performed, its cost is recognized in the carrying amount of the plant and equipment as a replacement if the recognition criteria are satisfied. All other repair and maintenance costs are recognized in the statements of comprehensive income as incurred.

The present value of the expected cost for the decommissioning of the asset after its use is included in the cost of the respective asset if the recognition criteria for a provision are met.

Land and buildings are measured at fair value less accumulated depreciation on buildings and impairment losses recognized after the date of the revaluation. Valuations are performed frequently to ensure that the fair value of a revalued asset does not differ materially from its carrying amount.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

Depreciation is calculated on a straight-line basis over the estimated useful life of the asset as follows:

Useful life (in years)
Building	20 ~ 50
Structures	10 ~ 40
Leasehold improvements	4
Furniture and equipment for operation	4

Property and equipment is impaired when its carrying amount exceeds the recoverable amount. The Company assesses residual value and economic life of its assets at each reporting date and makes adjustments to its useful life when necessary. Any gain or loss arising from the disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is recognized in ‘non-operating income (expense)’ in the income statement.

Investment properties

Investment properties are measured initially at cost, including transaction costs. Subsequent to initial recognition, investment properties are stated at fair value, which reflects market conditions at the reporting date.

Investment properties are derecognized when either they have been disposed of or when the investment property is permanently withdrawn from use and no future economic benefit is expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognized in the statements of comprehensive income in the period of derecognition. Transfers are made to or from investment property only when there is a change in use.

Depreciation is calculated on a straight-line basis over the estimated useful life of the asset as follows:

Useful life (in years)
Building	20 ~ 50
Structures	10 ~ 40

Intangible assets

Intangible assets acquired separately are measured on initial recognition at cost. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and any accumulated impairment losses.

Intangible assets with finite lives are amortized over the useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortization period and the amortization method for an intangible asset with a finite useful life is reviewed at least at each financial year end. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset is accounted for by changing the amortization period or method, as appropriate, and are treated as changes in accounting estimates.

Intangible assets with indefinite useful lives are not amortized, but are tested for impairment annually, either individually or at the cash generating unit level. The assessment of indefinite life is reviewed annually to determine whether the indefinite life continues to be supportable. If not, the change in useful life from indefinite to finite is made on a prospective basis.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

Non-current assets (or disposal groups) held-for-sale

Non-current assets and disposal groups classified as held-for-sale are measured at the lower of carrying amount and fair value less costs to sell. Non-current assets and disposal groups are classified as held-for-sale if their carrying amounts will be recovered through a sale transaction rather than through continuing use. This condition is regarded as met only when the sale is highly probable and the asset or disposal group is available for immediate sale in its present condition.

Policy reserves

In accordance with the Insurance Business Act (“IBA”) and the Related Insurance Standard (“RIS”), the Company is required to maintain policy reserves, which consist of a premium reserve, unearned premium reserve, guaranteed benefit reserve, reserve for outstanding claims, reserve for participating policyholders’ dividends and excess participating policyholders’ dividend reserve as a liability which is measured in accordance with the “Manual for Calculation of Premium and Policy Reserves” issued by the Financial Supervisory Commission. Details are as follows:

(i) Premium reserve

Premium reserves represent an amount calculated based on a net premium valuation, which is the greater of an amount calculated by using the standard interest rate and standard risk rate issued by the FSS, and an amount calculated using an internally generated rate derived by the Company. If the reserve is at zero or less, the amount is to be recorded at nil.

(ii) Unearned premium reserve

Unearned premium reserves represent an amount allocated for certain premiums whose initial payment date falls within the current reporting period and future payments, if any, fall subsequent to the end of the reporting period.

(iii) Guaranteed benefit reserve

Guaranteed benefit reserve guarantees a certain level of the insurance claims considering expected losses in the future. Details are as follows:

•	Minimum annuity reserve guarantee

Reserve for guaranteeing pensions by the contracted limit

•	Minimum death benefit guarantee

Reserve for guaranteeing the death benefit by the contracted limit

•	Minimum withdrawal guarantee

Reserve for guaranteeing the contracted drawings for the withdrawal period

•	Minimum life withdrawal guarantee

Reserve for guaranteeing the contracted drawings for the life period

•	Other guaranteed benefit reserve

Reserve for guaranteeing the insurance benefit in excess of the normal level

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

(iv) Reserve for outstanding claims

Reserve for outstanding claims represents a reserve calculated by an estimate of losses for insured events prior to the reporting date but for which actual amounts cannot be determined. Details are as follows:

•	Individual estimated amount

Expenses to be incurred in the course of settlement of the insured event, such as potential losses arising from a lawsuit or arbitration (if partial amount is paid, the remainder is recognized.)

•	IBNR (Incurred But Not Reported)

Estimated amounts using a reliable and reasonable actuarial techniques statistical method considering the Company’s experience rate.

•	Reserve for ineffective contracts

Reserve for ineffective contracts due to default in the payment of premium payment (Partial amount of surrender value)

•	Unpaid claims

The amount of claims, surrender value and dividends to be paid have been determined but not yet paid.

(v) Reserve for participating policyholders’ dividends

The reserve for participating policyholders’ dividends is classified into an interest dividend reserve, a mortality dividend reserve, an interest rate difference guarantee reserve and a long-term duration dividend reserve.

(vi) Excess participating policyholders’ dividend reserve

Pursuant to relevant laws and contracts, the Company may provide an excess participating policyholder dividend reserve based on the operating results of related insurance products. The reserve may be used to pay participating policyholder dividends or additional dividends.

Lease

The determination of whether an arrangement is, or contains, a lease is based on the substance of the arrangement at inception date: whether fulfillment of the arrangement is dependent on the use of a specific asset or assets or the arrangement conveys a right to use the asset.

(i) Finance lease

Finance leases, which transfer to the Company substantially all the risks and benefits incidental to ownership of the leased item, are capitalized at the commencement of the lease at the fair value of the leased property or, if lower, at the present value of the minimum lease payments. Lease payments are apportioned between finance charges and reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are recognized in the statements of comprehensive income.

(ii) Operating lease

Leases where the Company does not transfer substantially all the risks and benefits of ownership of the asset are classified as operating leases. Initial direct costs incurred in negotiating an operating lease are added to the carrying amount of the leased asset and recognized over the lease term on the same bases as rental income.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

Contingent rents are recognized as revenue in the period in which they are earned. Operating lease payments are recognized as an expense in the statements of comprehensive income on a straight line basis over the lease term.

Impairment of non-financial assets

The Company assesses at each reporting date whether there is an indication that an asset may be impaired. If any indication exists, or when annual impairment testing for an asset is required, the Company estimates the asset’s recoverable amount. An asset’s recoverable amount is the higher of an asset’s or cash-generating unit’s (CGU) fair value less costs to sell and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. Where the carrying amount of an asset or CGU exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount.

Impairment losses of continuing operations are recognized in the statements of comprehensive income in those expense categories consistent with the function of the impaired asset, except for property previously revalued where the revaluation was taken to other comprehensive income. In this case, the impairment is also recognized in other comprehensive income up to the amount of any previous revaluation.

Pension benefits

The Company operates both defined benefit pension plan and defined contribution pension plan. All pensions are classified as defined benefit plans except for defined contributions. A defined contribution plan is a pension plan under which the Company pays fixed contributions into a separate entity. A defined benefit plan defines an amount of pension benefit that an employee will receive on retirement and is usually dependent on one or more factors such as years of service and compensation.

Under a defined contribution pansion plan, the company has no further payment obligations once the contributions have been paid. The contributions are recognized as an employee benefit expense when they are due. Prepaid contributions are recognized as an asset to the extent that a cash refund or a reduction in the future payments is available.

The liability recognized in the statement of financial position in respect to the defined benefit pension plans is the present value of the defined benefit obligation at the date of the statement of financial position less the fair value of plan assets, together with adjustments for unrecognized actuarial gains or losses and past service costs. The defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid, and that have terms to maturity similar to the terms of the related pension liability.

Actuarial gains and losses arising from adjustments and changes in actuarial assumptions and actual results are recognized as income or expense in current year.

Contingent liabilities

A contingent liability is a possible obligation that arises from past events and is recognized when it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, or the amount of the obligation can be measured with sufficient reliability.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

Income tax expense and deferred tax assets and liabilities

The income tax expense for the period comprises of current (including additional income taxes for the prior period and refund of prior years’ income taxes) and deferred taxes in accordance with the Corporation Tax Act.

Current income tax assets and liabilities for the current and prior periods are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, by the reporting date, in the countries where the Company operates and generates taxable income.

Current income tax relating to items recognized directly in equity is recognized in equity and not in the statements of comprehensive income. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred tax assets are recognized for all deductible temporary differences, carry forward of unused tax credits and unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carry forward of unused tax credits and unused tax losses can be utilized.

Deferred tax assets and deferred tax liabilities are offset, if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred taxes relate to the same taxable entity and the same taxation authority.

Foreign currency transactions

(i) Functional currency and presentation currency

The Company’s consolidated financial statements are presented in Korean won, which is also the parent company’s functional currency. Each entity in the Company determines its own functional currency and items included in the financial statements of each entity are measured using that functional currency.

(ii) Recognition to functional currency and foreign currency translation

In preparing the Company’s financial statements, Transactions in foreign currencies are initially recorded by the Company at their respective functional currency rates prevailing at the date of the transaction.

Monetary assets and liabilities in foreign currencies are retranslated at the functional currency spot rate of exchange ruling at the reporting date. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined.

All foreign exchange gains and losses recognized in the statement of income are presented net in the statement of income and the foreign exchange gains and losses on other comprehensive income items are presented in other comprehensive income. Non-monetary assets and liabilities which are not measured at fair value, the exchange difference would not occur since the exchange rate is applied at initial recognition.

In case the monetary assets and liabilities resulting from the transactions with overseas branches or overseas subsidiaries which are not intended to pay or not expected to be paid, such amount of assets and liabilities are

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

regarded as net investments. Any foreign exchange differences which have been incurred from these monetary assets and liabilities are presented in other comprehensive income and will be reclassified to the net income when they are sold.

(iii) Translation to the presentation currency

The assets and liabilities of foreign operations are translated into Korean won at the rate of exchange prevailing at the reporting date and their statements of comprehensive income are translated at average exchange rates during the year. The exchange differences arising on the translation are recognized in other comprehensive income.

Accounting for the trust accounts

Assets held in an agency or trust management capacities are not included in the consolidated financial statement in accordance with the Capital Market and Financial Investment Business Act, as they are not owned by the Company. The Company recognizes trust fees earned from the trust accounts as income from trust operations.

When a loss is incurred arising from trust accounts where the Company provided a guarantee of principal or principal and interest repayment, the loss is recognized as a loss from trust operations.

Dividends

Dividends are recognized as liabilities in the period in which they are approved by the Company’s shareholders.

Regulatory reserve for possible loan losses

In the case that the total sum of allowance for possible loan losses does not meet the amount prescribed in the Regulations on Supervision of Bank Business 29(1), the Bank is required to compensate the difference, if any, at the reporting date as a regulatory reserve for possible loan losses.

In the case that the amount of existing regulatory reserve for possible loan losses exceeds the amount needed to be laid aside as at the current period, the difference, if any, shall be reversed. If there is indisposed deficit, the Bank can accumulate reserves for possible loan losses after disposing deficit.

Net income after subtracting (adding) the transferred (reversed) amount of regulatory reserve for possible loan losses during the reporting period and adjusted earnings per share are disclosed in Note 39.

Significant accounting estimates and judgments

The preparation of the Company’s consolidated financial statements requires management to make judgments, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the disclosure of contingent liabilities, at the end of the reporting period. However, uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of the asset or liability affected in future periods.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

Significant assumption and uncertainty, which may be adjusted during the upcoming period, are as follows:

(i) Fair value of financial assets

If the observable market price doesn’t exist, the Company need to use valuation techniques to determine the fair value of the financial asset. When the financial asset is not traded frequently and the price of the asset is not reliable, the Company should make extensive judgment to evaluate liquidity, market uncertainties, valuation assumptions and other valuation risks

The Company uses various valuation techniques with many variables and assumptions to determine the fair value of the financial asset.

(ii) Allowances for credit loss (allowance for possible loan losses, provision for payment guarantees and unused commitments)

The Company assesses whether impairment exists for loans and provides allowance for possible loan losses. In addition, the Company records a provision for payment guarantees and unused commitments after evaluating the possibilities of credit loss. The accuracy of such allowances depends on the expected cash flows of individual loans for individual assessment, and assumptions and variables applied in collective assessment and calculation of provision for payment guarantees and provision for unused commitments.

(iii) Defined benefit obligation measurement

The defined benefit obligation is calculated annually by actuaries using the projected unit method and depends on actuarial assumptions and variables such as pay increase rate, retirement rate and discount rate.

4. Transition to K-IFRS

Transition to K-IFRS

The Company’s opening K-IFRS statement of financial position was prepared as of January 1, 2010, the Company’s date of transition to K-IFRS. In addition, the date of adoption of the K-IFRS is January 1, 2011.

K-IFRS 1101 First-Time Adoption of Korean International Financial Reporting Standards allows the Company, as a first-time adopter, certain exemptions from the retrospective application of certain K-IFRS.

Optional exemptions from other K-IFRS

Optional exemptions other than provided by K-IFRS 1101 are detailed as follows:

Section	Contents
Business combinations	The retrospective application of K-IFRS 1103 Business Combinations is exempted for past business combinations (business combinations that occurred before the date of transition)

Cumulative translation differences	The cumulative translation differences for all foreign operations are deemed to be nil at the date of transition.

Designation of previously recognized financial instruments	A financial product (provided it meets certain criteria) is designated as a financial instruments at FVTPL or financial assets available-for-sale.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

Mandatory exceptions to the retrospective application

Mandatory exceptions to the retrospective application that the Company has applied are as follows:

Section	Contents
Derecognition under K-IFRS 1039 Financial Instruments: Recognition and Measurement	K-IFRS 1039 has been applied only for the transactions entered into on or after January 1, 2010.

Exceptions to hedge accounting	Hedge accounting was applied only for the qualified transactions in accordance with K-IFRS 1039 at the date of transition.

Non-controlling interests	The Company shall apply the following requirements of K-IFRS 1027 (28, 30, 31, 34 ~ 37) and K-IFRS 1105 prospectively, from the date of transition.

Financial estimates

When preparing the Company’s statement of financial position as of January 1, 2010, estimates were made consistently with the estimates made for the preparation of statutory financial statements in conformity with accounting principles generally accepted in the Republic of Korea (“Korean GAAP”) on the same date.

Reconciliation of Korean GAAP to K-IFRS

Significant adjustments made by the Company in changing its consolidated statement of financial position from Korean GAAP to K-IFRS as of January 1, 2010 are summarized in Note 52.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

5. Operating segment information

Operating segment information for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011
	KDB (*)		Overseas subsidiaries		KDB Life Insurance		Daewoo E&C		Others		Adjustments		Total
Net interest income:	(Won)	800,414	(Won)	28,112	(Won)	165,704	(Won)	—	(Won)	(77,580)	(Won)	—	(Won)	916,650
Interest income		2,203,538		67,045		171,929		—		59,881		(106,867)		2,395,526
Interest expense		(1,403,124)		(38,933)		(6,225)		—		(137,461)		106,867		(1,478,876)
Net non-interest income:		757,124		21,688		(216,386)		481,649		79,364		(35,826)		1,087,613
Net fee and commission income		233,007		9,276		21,676		—		(40,762)		(236)		222,961
Dividend income		94,678		52		21,160		796		11,780		(34,597)		93,869
Net gain (loss) from financial assets and liabilities held-for-trading		47,984		593		5,464		—		(10,563)		—		43,478
Net gain (loss) from financial assets and liabilities designated at FVTPL		(13,670)		(1,289)		461		—		(3,448)		—		(17,946)
Net gain (loss) from financial assets available-for-sale		64,072		15,450		(38,375)		73,299		19,104		(58,647)		74,903
Net gain (loss) from foreign currency transactions and derivative financial instruments		558,636		452		(11,870)		33,804		805		10,667		592,494
Other operating income (expense)		(227,583)		(2,846)		(214,902)		373,750		102,448		46,987		77,854
Credit loss expense (reversal)		(72,567)		(6,515)		(14,502)		—		1,074		2,718		(89,792)
General administrative expenses (except depreciation and amortization))		(209,867)		(18,617)		—		(163,333)		(45,866)		—		(437,683)

Operating income (loss) (except depreciation and amortization))		1,275,104		24,668		(65,184)		318,316		(43,008)		(33,108)		1,476,788
Depreciation and amortization		(16,327)		(920)		(3,167)		(7,703)		(106,180)		—		(134,297)

Operating income (loss)		1,258,777		23,748		(68,351)		310,613		(149,188)		(33,108)		1,342,491
Equity in earnings of investments in associates		31,509		—		—		(8,026)		2,746		—		26,229
Other non-operating income (expense)		(6,102)		(380)		(63)		(97,918)		(7,323)		(1,403)		(113,189)

Income (loss) before income tax		1,284,184		23,368		(68,414)		204,669		(153,765)		(34,511)		1,255,531
Income tax expense		(243,289)		(4,509)		6,910		(51,809)		24,367		18,409		(249,921)

Net income (loss) for the period	(Won)	1,040,895	(Won)	18,859	(Won)	(61,504)	(Won)	152,860	(Won)	(129,398)	(Won)	(16,102)	(Won)	1,005,610

Total assets
January 1, 2010	(Won)	122,801,863	(Won)	2,799,019	(Won)	—	(Won)	—	(Won)	6,470,562	(Won)	(5,106,808)	(Won)	126,964,636
December 31, 2010	(Won)	113,949,883	(Won)	2,708,036	(Won)	9,037,959	(Won)	—	(Won)	6,160,508	(Won)	(5,997,218)	(Won)	125,859,168
June 30, 2011	(Won)	122,786,774	(Won)	2,631,624	(Won)	9,338,062	(Won)	10,114,531	(Won)	7,361,989	(Won)	(8,617,184)	(Won)	143,615,796

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

	Six months ended June 30, 2010
	KDB (1)		Overseas subsidiaries		KDB Life Insurance		Others		Adjustments		Total
Net interest income:	(Won)	855,200	(Won)	32,204	(Won)	78,952	(Won)	12,454	(Won)	4,767	(Won)	983,577
Interest income		2,307,831		65,028		82,789		99,922		(83,897)		2,471,673
Interest expense		(1,452,631)		(32,824)		(3,837)		(87,468)		88,664		(1,488,096)
Net non-interest income:		530,210		(17,264)		(33,846)		36,577		(52,021)		463,656
Net fee and commission income		240,094		5,952		10,234		(39,441)		(2,585)		214,254
Dividend income		92,479		2		10,837		5,811		(35,484)		73,645
Net gains from financial assets and liabilities held-for-trading		28,188		14		838		981		5,783		35,804
Net gain (loss) from financial assets and liabilities designated at FVTPL		(46,270)		325		663		29		—		(45,253)
Net gain (loss) from financial assets available-for-sale		281,034		(13,132)		(2,222)		49,552		(42,620)		272,612
Net gain (loss) from foreign currency transaction and derivative financial instruments		74,160		(9,978)		(70)		496		17,281		81,889
Other operating income (expense)		(139,475)		(447)		(54,126)		19,149		5,604		(169,295)
Credit loss expense (reversal)		(547,239)		(951)		(27,336)		5,952		872		(568,702)
General administrative expenses (except depreciation and amortization))		(193,159)		(19,086)		(37,373)		(11,646)		1		(261,263)

Operating income (loss) (except depreciation and amortization))		645,012		(5,097)		(19,603)		43,337		(46,381)		617,268
Depreciation and amortization)		(14,134)		(1,411)		(3,634)		(1,102)		(1)		(20,282)

Operating income (loss)		630,878		(6,508)		(23,237)		42,235		(46,382)		596,986
Equity in earnings of investments in associates		(18,242)		—		—		—		26,358		8,116
Other non-operating income (expense)		(1,151)		(18)		(145)		(18,457)		2,208		(17,563)

Profit (loss) before income tax		611,485		(6,526)		(23,382)		23,778		(17,816)		587,539
Income tax expense		(186,024)		(2,373)		—		57		(6,624)		(194,964)

Net profit (loss) for the period	(Won)	425,461	(Won)	(8,899)	(Won)	(23,382)	(Won)	23,835	(Won)	(24,440)	(Won)	392,575

Total assets
January 1, 2010	(Won)	122,801,863	(Won)	2,799,019	(Won)	—	(Won)	6,470,562	(Won)	(5,106,808)	(Won)	126,964,636
June 30, 2011	(Won)	123,425,802	(Won)	2,702,065	(Won)	8,482,811	(Won)	5,713,349	(Won)	(5,016,412)	(Won)	135,307,615

(*)	As of June 30, 2011 and 2010, the difference between separate consolidated financial statements represents equity method valuation adjustments. This adjustments consists of dividends from associates amounting to (Won)27,440 million and (Won)17,106 million for the six-months periods ended June 30, 2011 and 2010, respectively and equity in earnings of investments in associate amounting to (Won)33,061 million and (Won)12,547 million for the six-months periods ended June 30, 2011 and 2010, respectively.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

Geographical segment information as of and for the six-months periods ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Income				Non-current assets (*1)
	Six months ended June 30, 2011		Six months ended June 30, 2010		June 30, 2011		June 30, 2010		January 1, 2010
Domestic	(Won)	12,762,009	(Won)	11,289,630	(Won)	6,917,985	(Won)	2,144,653	(Won)	1,823,010
International (*2)		632,127		304,701		12,602		11,581		12,815

	(Won)	13,394,136	(Won)	11,594,331	(Won)	6,930,587	(Won)	2,156,234	(Won)	1,835,825

(*1)	Non-current assets comprises investments in associates, property and equipment, investment properties and intangible assets.
(*2)	International operation includes overseas subsidiaries’ and branches’ operations.

6. Net interest income

The details of net interest income for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Interest income:
Interest income from due from banks	(Won)	20,293	(Won)	19,864
Interest income from financial assets held-for-trading		32,762		42,604
Interest income from financial assets available-for-sale		524,252		517,410
Interest income from financial assets held-to-maturity		34,236		27,393
Interest income from loans		1,783,983		1,864,402

		2,395,526		2,471,673
Interest expense:
Interest expense on financial liabilities designated at FVTPL		27,578		35,091
Interest expense on due to customers		356,977		216,586
Interest expense on borrowings		239,890		309,903
Interest expense on debt issued		854,431		926,516

		1,478,876		1,488,096

	(Won)	916,650	(Won)	983,577

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

7. Net fee and commission income

The details of net fee and commission income for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Commission income:
Loan handling fee	(Won)	106,574	(Won)	99,529
Underwriting and investment financing commissions		97,237		111,657
Brokerage and agency commissions		7,010		3,627
Trust and retirement pension commissions		12,285		10,422
Asset management fee		592		407
Other commissions		16,414		30,230

		240,112		255,872
Fee expense:
Brokerage and agency fee		4,320		8,936
Other fee		12,831		32,682

		17,151		41,618

	(Won)	222,961	(Won)	214,254

8. Dividend income

The details of dividend income for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Financial assets held-for-trading	(Won)	1,237	(Won)	904
Financial assets available-for-sale		62,719		42,828
Non-current assets held-for-sale		29,913		29,913

	(Won)	93,869	(Won)	73,645

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

9. Gain (loss) from financial assets and liabilities held-for-trading

Gain (loss) from financial assets and liabilities held-for-trading for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Gain from financial assets and liabilities held-for-trading:
Gain on redemption	(Won)	50	(Won)	2,102
Gain on sale		69,873		36,242
Gain on valuation		35,768		35,173

		105,691		73,517
Loss from financial assets and liabilities held-for-trading:
Loss on redemption		415		5,536
Loss on sale		35,799		16,149
Loss on valuation		25,759		15,911
Trading expense		240		117

		62,213		37,713

	(Won)	43,478	(Won)	35,804

10. Gain (loss) from financial assets and liabilities designated at FVTPL

Gain (loss) from financial assets and liabilities designated at FVTPL for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Gain from financial assets and liabilities designated at FVTPL:
Gain on redemption	(Won)	52	(Won)	3,839
Gain on sale		62		675
Gain on valuation		4,742		1,775

		4,856		6,289
Loss from financial assets and liabilities designated at FVTPL:
Loss on redemption		47		8,564
Loss on sale		—		113
Loss on valuation		22,755		42,865

		22,802		51,542

	(Won)	(17,946)	(Won)	(42,253)

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

11. Gain (loss) from financial assets available-for-sale

Gain (loss) from financial assets available-for-sale for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Gain from financial assets available-for-sale:
Gain on redemption	(Won)	1,567	(Won)	1,049
Gain on sale		197,622		414,413
Reversal of impairment losses		13,589		4,000

		212,778		419,462
Loss from financial assets available-for-sale:
Loss on redemption		1,339		420
Loss on sale		8,149		23,820
Impairment losses		128,387		122,610

		137,875		146,850

	(Won)	74,903	(Won)	272,612

12. Gain (loss) from foreign currency transactions and derivative financial instruments

Gain (loss) from foreign currency transactions and derivative financial instruments for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Gain (loss) on foreign currency trading:
Gain on foreign currency trading	(Won)	292,096	(Won)	576,094
Loss on foreign currency trading		(298,673)		(618,768)

		(6,577)		(42,674)
Gain (loss) on foreign exchange translation:
Gain on foreign exchange translation		97,729		317,551
Loss on foreign exchange translation		(342,618)		(122,040)

		(244,889)		195,511
Gain (loss) from trading purpose of derivatives:
Gain from trading purpose of derivatives:
Interest related derivatives		1,055,257		1,567,498
Currency related derivatives		2,984,383		4,067,295
Stock related derivatives		37,422		52,536
Commodity related derivatives		43,332		101,419
Embedded derivatives		517,353		75,518
Gain on adjustment of derivatives		10,298		14,642

		4,648,045		5,878,908

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

	Six months ended June 30, 2011		Six months ended June 30, 2010
Loss from trading purpose of derivatives:
Interest related derivatives		1,075,222		1,628,954
Currency related derivatives		2,783,784		3,895,394
Stock related derivatives		36,990		50,954
Commodity related derivatives		39,167		101,440
Embedded derivatives		11,101		13,778
Loss on adjustment of derivatives		7,528		44,596

		3,953,792		5,735,116

		694,253		143,792
Gain (loss) from hedging purpose derivatives:
Gain from hedging purpose of derivatives:
Interest related derivatives		71,257		248,583
Currency related derivatives		139,532		96,575
Commodity related derivatives		—		18
Gain on adjustment of derivatives		4,825		5,274

		215,614		350,450
Loss from hedging purpose derivatives:
Interest related derivatives		57,816		60,555
Currency related derivatives		40,647		319,595
Loss on adjustment of derivatives		2,387		2,807

		100,850		382,957

		114,764		(32,507)
Gain (loss) from fair value hedge instrument:
Gain from fair value hedge instrument:
Gain on valuation		216,193		287,952
Gain on redemption		21,656		15,503

		237,849		303,455
Loss from fair value hedge instrument:
Loss on valuation		159,540		452,711
Loss on redemption		43,366		32,977

		202,906		485,688

		34,943		(182,233)

	(Won)	592,494	(Won)	81,889

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

13. Other operating income (expense)

Other operating income (expense) for the six months ended June 30, 2011 and 2010 is as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Other operating income:
Insurance premium	(Won)	1,075,978	(Won)	555,259
Reversal of other allowances		35,511		62,120
Gain on sale of loans		9,025		9,218
Gain on disposal of investment in associates		5,182		10,495
Others		3,533,588		129,751

		4,659,284		766,843
Other operating expense:
Insurance expense		1,312,548		611,124
Provision for other allowances		104,571		143,523
Impairment loss of held-to-maturity investments		16,396		5,998
Loss on sale of loans		457		2,579
Loss on disposal of investments in associates		4,628		3,360
Others		3,142,830		169,554

		4,581,430		936,138

	(Won)	77,854	(Won)	(169,295)

14. General administrative expenses

General administrative expenses for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Payroll costs:
Short-term salary	(Won)	206,545	(Won)	145,194
Early retirement compensation (voluntary)		796		1,599
Severance pay		19,028		15,939

		226,369		162,732
Employee welfare		33,774		11,399
Depreciation of property and equipment		16,930		12,523
Amortization of intangible assets		117,368		7,759
Other:
Rental fee		25,358		16,246
Taxes and dues		10,412		12,661
Advertising expenses		21,289		4,243
Others		120,480		53,982

		177,539		87,132

	(Won)	571,980	(Won)	281,545

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

15. Other non-operating income (expense)

The details of other non-operating income (expense) for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Other non-operating income:
Interest income from non-financial industry	(Won)	32,430	(Won)	—
Gain on disposal of non-current assets held-for-sale		7,214		179
Gain on disposal of property and equipment		1,678		1,136
Rental income		2,932		1,321
Others		15,303		3,475

	(Won)	59,557	(Won)	6,111

Other non-operating expense:
Interest expense for non-financial industry	(Won)	91,502	(Won)	—
Loss on disposal of non-current assets held-for-sale		2,562		179
Loss on disposal of property & equipment		2,037		191
Depreciation for investment properties		1,381		907
Donations		6,466		308
Others		68,798		22,280

	(Won)	172,746	(Won)	23,674

16. Income tax expense

The major components of income tax expense for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Current income tax (*)	(Won)	127,432	(Won)	254,087
Change in deferred income tax due to temporary differences		207,440		7,722
Deferred income tax recognized directly to equity		(7,781)		(61,106)
Change in income tax due to consolidated tax return		(33)		—
Others		(77,137)		(5,739)

Income tax expense	(Won)	249,921	(Won)	194,964

Deferred income tax assets and liabilities are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse (the income tax rate of 24.2% and 22% is applied 2011 and 2012 and thereafter, respectively.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

Tax effect related to comprehensive income is summarized as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Gain on valuation of financial assets available-for-sale	(Won)	78,928	(Won)	292,763
Accumulated amount of exchange differences on translation of foreign operations		(18,323)		19,512
Gain on valuation of cash flow hedge		—		2,441
Changes in equity adjustments from equity method valuation		17,288		(291)
Others		2,368		6,299

		80,261		320,724
Income taxes expense		(7,781)		(61,106)

	(Won)	72,480	(Won)	259,618

17. Earnings per share

The Company represents its diluted and basic earnings per ordinary share in separate comprehensive statement of income. Basic earnings per share amounts are calculated by dividing net profit for the period attributable to ordinary share holders of the Company by the weighted average number of ordinary shares outstanding during the period. Diluted earnings per share amounts are calculated by adjusting net profit attributable to ordinary shareholders of the Company for basic earnings considered potential ordinary shares with dilution effect and weighted average number of ordinary shares outstanding.

Basic earnings per share computations are as follows (Korean won and share in units):

	Three months ended June 30, 2011		Six months ended June 30, 2011
Net profit attributable to ordinary shareholders of the bank	(Won)	476,010,671,817	(Won)	975,445,702,282
Weighted average number of ordinary shares outstanding		1,850,372,235		1,850,372,235

Basic earnings per share	(Won)	257	(Won)	527

	Three months ended June 30, 2010		Six months ended June 30, 2010
Net profit attributable to ordinary shareholders of the Bank	(Won)	225,156,903,771	(Won)	399,019,151,159
Weighted average number of ordinary shares outstanding		1,850,372,235		1,849,377,760

Basic earnings per share	(Won)	122	(Won)	216

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

Weighted-average number of ordinary shares outstanding for the six months ended June 30, 2011 and 2010 are calculated as follows (share and day in units):

Six months ended June 30, 2011
Number of shares outstanding	Days	Cumulative shares	Weighted number of shares outstanding
1,850,372,235	181	334,917,374,535	1,850,372,235

Six months ended June 30, 2010
	Number of shares outstanding	Days	Cumulative shares	Weighted number of shares outstanding
January 1, 2010	1,848,372,235	181	334,555,374,535	1,848,372,235
Capital injection	2,000,000	91	182,000,000	1,005,525

June 30, 2010	1,850,372,235		334,737,374,535	1,849,377,760

Diluted and basic earnings per share for the six months ended June 30, 2011 and 2010 are identical as the Company did not issue any potentially diluted common shares.

18. Cash and due from banks

Cash and due from banks in Korean won as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Cash	(Won)	168,373	(Won)	175,032	(Won)	129,225
Due from banks in Korean won:
Due from Bank of Korea (“BOK”)		1,009,861		88,165		646,172
Due from Other banks		720,754		463,862		413,182
Due from Korea Securities Finance Corporation (“KSFC”)		—		—		166
Due from banks in foreign currency/off-shores		1,118,856		645,586		647,055

	(Won)	3,017,844	(Won)	1,372,645	(Won)	1,835,800

Restricted due from banks as of June 30, 2011, December 31, 2010 and January 1, 2010 are summarized as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Deposits with BOK	(Won)	1,091,299	(Won)	180,728	(Won)	705,876
Reserve for payment of principal on behalf of SPC		114,802		157,209		141,905
Others		61,971		64,567		46,689

	(Won)	1,268,072	(Won)	402,504	(Won)	894,470

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

19. Financial assets held-for-trading

The details of financial assets held-for-trading as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Held-for-trading in Korean won:
Equity securities	(Won)	140,111	(Won)	77,413	(Won)	3,650
Debt securities:
Government and municipal bonds		679,438		1,006,899		300,383
Financial bonds		1,115,000		1,195,301		1,149,854
Corporate bonds		215,938		181,748		623,511
Commercial paper		304,761		186,320		167,098

		2,315,137		2,570,628		2,240,846
Beneficiary certificates		1,794,761		3,273,051		995,255
Others		2,031		194,963		44,566

		4,252,040		6,115,695		3,284,317
Held-for-trading in foreign currency and off-shores investments:
Equity securities		13,932		17,217		—
Debt securities		79,323		3,640		73,640
Others		42,942		34,936		—

		136,197		55,793		73,640
Held-for-trading lended		354,156		—		—

	(Won)	4,742,393	(Won)	6,171,488	(Won)	3,357,957

The details of debt securities in financial assets held-for-trading as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Par value		Acquisition cost		Fair value (carrying amount)
Government and municipal bonds	(Won)	691,068	(Won)	691,717	(Won)	679,438
Financial bonds		1,125,067		1,117,474		1,115,000
Corporate bonds		203,367		205,203		215,938
Commercial papers		311,000		304,754		304,761
Debt securities in foreign currency		84,662		80,552		79,323
Debt securities lended		360,000		355,745		354,156

	(Won)	2,775,164	(Won)	2,755,445	(Won)	2,748,616

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

	December 31, 2010
	Par value		Acquisition cost		Fair value (carrying amount)
Government and municipal bonds	(Won)	999,847	(Won)	1,030,431	(Won)	1,006,899
Financial bonds		1,195,301		1,196,041		1,195,301
Corporate bonds		178,645		180,851		181,748
Commercial papers		188,500		186,254		186,320
Debt securities in foreign currency		3,898		3,667		3,640

	(Won)	2,566,191	(Won)	2,597,244	(Won)	2,573,908

	January 1, 2010
	Par value		Acquisition cost		Fair value (Carrying amount)
Government and municipal bonds	(Won)	300,132	(Won)	301,419	(Won)	300,383
Financial bonds		1,150,364		1,150,432		1,149,854
Corporate bonds		626,535		626,291		623,511
Commercial papers		170,000		167,023		167,098
Debt securities in foreign currency		75,110		72,468		73,640

	(Won)	2,322,141	(Won)	2,317,633	(Won)	2,314,486

Debt securities in Korean won are measured at the lower of fair values provided by KIS Bonds Pricing Inc. and Korea Asset Pricing Co. Debt securities in foreign currency are measured at the lower of fair values provided by NICE Bonds Pricing Services Inc. and Korea Asset Pricing Co.

20. Financial assets designated at FVTPL

The financial assets designated at FVTPL as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Securities in Korean won	(Won)	55,380	(Won)	32,438	(Won)	—
Securities in foreign currency		—		1,497		470
Loans in Korean won		—		—		89,503

	(Won)	55,380	(Won)	33,935	(Won)	89,973

The above financial assets designated at FVTPL represent equity index linked securities, which are not separated from host contracts, and the entire financial asset is designated at FVTPL.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

21. Financial assets available-for-sale

The details of financial assets available-for-sale as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Available-for-sale in Korean won:
Equity securities	(Won)	2,989,748	(Won)	2,537,248	(Won)	2,986,700
Debt securities:
Government and public bonds		2,769,787		2,469,545		1,082,033
Financial bonds		5,290,832		4,969,775		3,922,907
Corporate bonds		11,265,741		10,510,287		14,974,652

		19,326,360		17,949,607		19,979,592
Beneficiary certificates		462,612		408,385		1,042,348
Others		546,033		559,836		—

		23,324,753		21,455,076		24,008,640
Available-for-sale in foreign currency and off-shore investments:
Equity securities		14,938		15,548		25,482
Debt securities		4,774,285		4,568,224		4,703,985
Others		613,566		370,035		398,992

		5,402,789		4,953,807		5,128,459
Financial assets available-for-sale lended		368,186		—		—

	(Won)	29,095,728	(Won)	26,408,883	(Won)	29,137,099

Changes in financial assets available-for-sale for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Beginning balance	(Won)	26,408,883	(Won)	29,137,099
Acquisition		14,977,711		5,359,473
Disposal and redemption		(12,590,047)		(11,280,699)
Changes due to amortization		1,229		(9,060)
Changes in fair value		(42,040)		292,763
Impairment loss		(128,387)		(122,610)
Reversal of impairment loss		13,589		4,000
Reclassification		(77,025)		288,369
Foreign exchange differences		(197,193)		26,036
Acquisition of subsidiary		729,008		2,116,778
Others		—		111,000

Ending balance	(Won)	29,095,728	(Won)	25,923,149

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

The details of marketable financial assets available-for-sale (including equity securities in foreign currency) as of June 30, 2011, December 31, 2010 and January 1, 2010 consist of the following (Korean won in millions):

	June 30, 2011			December 31, 2010		January 1, 2010
Company	Ownership (%)	Fair value (carrying amount)		Fair value (carrying amount)		Fair value (carrying amount)
STX Pan Ocean Co., Ltd.	14.99	(Won)	230,833	(Won)	353,347	(Won)	348,718
KUMHO Tire Co., Inc. (*)	13.73		133,222		74,771		—
Asiana Airlines Inc.	6.81		120,414		117,852		44,469
Sungjin Geotec Co., Ltd.	17.50		99,464		—		—
Doosan Heavy Industries and Construction Co., Ltd.	1.27		76,100		115,565		610,889
Ssangyong Cement Industry Co., Ltd. (*)	13.81		71,891		69,140		94,738
ILJIN Materials Co., Ltd.	6.63		65,390		10,026		—
STX Corporation	4.74		64,060		68,494		40,375
KUMHO Industrial Co., Ltd. (*)	7.80		47,541		94,993		—
IS Dongseo Co., Ltd.	8.19		39,517		—		—
Taesan LCD Co., Ltd. (*)	6.57		10,562		17,808		9,995
SIMPAC Inc.	5.24		10,134		6,202		3,480
KOCREF15CR-REIT	15.00		9,356		9,374		9,300
Sewon Corporation	16.62		8,161		10,299		—
Jusung Engeneering Co., Ltd.	1.10		5,643		7,600		—
Others			166,601		225,638		183,731

		(Won)	1,158,889	(Won)	1,181,109	(Won)	1,345,695

(*)	Listed shares with disposal restrictions are measured at fair value provided by independent appraisal agencies.

The details of non-marketable financial assets available-for-sale (including equity securities in foreign currency) as of June 30, 2011, December 31, 2010 and January 1, 2010 consist of the following (Korean won in millions):

	June 30, 2011			December 31, 2010		January 1, 2010
Company	Ownership (%)	Fair value (carrying amount)		Fair value (carrying amount		Fair value (carrying amount)
Consumer Credit Assistant Fund Co., Ltd.	4.67	(Won)	102,198	(Won)	102,198	(Won)	102,198
Pantech Co., Ltd. (*)	15.10		100,519		101,268		103,762
Hyundai Engineering Co., Ltd.	7.42		59,618		56,242		5,740
Samsung Total Petrochemicals Co., Ltd.	19.44		46,314		43,328		38,391
Korea Securities Finance Corporation	5.19		37,693		34,523		29,397
Hwan Young Steel Ind. Co., Ltd.	14.28		32,906		32,541		32,983
Shinbundang Railroad Co., Ltd.	10.28		31,669		28,881		23,790
Nonperforming Asset Management Fund	10.47		25,593		30,901		48,880
Alpha dome City Co., Ltd.	14.00		23,996		19,668		11,800
Econhill Development Co., Ltd.	4.32		19,668		17,013		17,013
Kangnam Beltway	13.46		15,547		15,420		13,973
Korea Integrated Freight Terminal Co., Ltd.	6.85		15,316		14,965		14,523
Seoullitetower. Ltd.	6.19		14,989		9,460		—
Others			1,319,771		865,279		1,224,037

		(Won)	1,845,797	(Won)	1,371,687	(Won)	1,666,487

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

(*)	Listed shares with disposal restrictions are measured at fair value provided by independent appraisal agencies.

Equity investments available-for-sale with disposal restrictions as of June 30, 2011, December 31, 2010 and January 1, 2010 are summarized as follows (Korean won in millions and share in unit):

	June 30, 2011
Company	Number of shares	Carrying amount		Restricted term
Pantech Co., Ltd.	249,427,382	(Won)	100,519	Until December 31, 2011
KUMHO Tire Co., Inc.	13,161,600		133,222	Until December 31, 2014
Ssangyong Cement Industry Co., Ltd.	11,090,842		71,891	Not defined
Taesan LCD Co., Ltd.	7,027,574		10,562	Until December 31, 2013
KUMHO Industrial Co., Ltd.	7,413,201		47,541	Until December 31, 2014
Hanchang Paper Co., Ltd.	6,409,200		3,166	Until December 31, 2012
Jaeyoung Solutec Co., Ltd.	1,962,000		1,399	Until December 31, 2012
MB CORP Co., Ltd.	1,220,975		810	(*)
Hanil Engineering & Construction Co., Ltd.	909,600		2,199	Until December 31, 2014
Young Gwang Stainless Co., Ltd.	413,000		772	Until December 31, 2012
Daehan Shipbuilding Co., Ltd.	309,500		2,419	Until December 31, 2013
21ST CENTURY SHIPBUILDING Co., Ltd.	210,400		—	Until December 31, 2012
Enertech INC	207,600		—	Until December 31, 2012
Daewoo Electronics Corp.	12,063		1,835	Until March 31, 2012

		(Won)	376,335

(*)	30%, 30% and 40% of shares are expected to be released from disposal restrictions in July 2011, October 2011 and January 2012, respectively.

	December 31, 2010
Company	Number of shares	Carrying amount		Restricted term
Pantech Co., Ltd.	249,427,382	(Won)	101,268	Until December 31, 2011
KUMHO Tire Co., Inc.	13,161,600		74,771	Until December 31, 2014
Ssangyong Cement Industry Co., Ltd.	11,090,842		69,140	Not defined
Taesan LCD Co., Ltd.	7,027,574		17,808	Until December 31, 2013
KUMHO Industrial Co., Ltd.	7,413,201		94,993	Until December 31, 2014
Hanchang Paper Co., Ltd.	6,409,200		3,230	Until December 31, 2012
Daewoo Electronics Corporation	2,412,662		2,085	Until March 31, 2011
Daehan Shipbuilding Co., Ltd.	309,500		2,238	Until December 31, 2013
Young Gwang Stainless Co., Ltd.	413,000		772	Until December 31, 2012

		(Won)	366,305

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

	January 1, 2010
Company	Number of shares	Carrying amount		Restricted term
Ssangyong Cement Industry Co., Ltd.	11,092,842	(Won)	94,738	Not defined
Hanchang Paper Co., Ltd.	9,156,000		4,779	Until August 8, 2010
Daehan Eunpakgy Co., Ltd.	2,815,093		2,846	Until March 27, 2010
Daewoo Electronics Corporation	2,412,662		1,884	Until March 31, 2011

		(Won)	104,247

The details of debt securities available-for-sale as of June 30, 2011, December 31, 2010 and January 1, 2010 are summarized as follows (Korean won in millions):

	June 30, 2011
	Par value		Acquisition cost		Fair value (carrying amount)
Government and public bonds	(Won)	2,704,438	(Won)	2,742,483	(Won)	2,769,787
Finance bonds		5,255,200		5,279,154		5,290,832
Corporate bonds		11,484,647		11,459,110		11,265,741
Bonds in foreign currency		4,986,577		5,240,634		4,826,363
Available-for-sale bonds lended		370,000		372,747		368,186

	(Won)	24,800,862	(Won)	25,094,128	(Won)	24,520,909

	December 31, 2010
	Par value		Acquisition cost		Fair value (carrying amount)
Government and public bonds	(Won)	2,398,426	(Won)	2,474,529	(Won)	2,469,545
Finance bonds		4,937,938		4,953,711		4,969,775
Corporate bonds		11,709,168		11,665,837		10,510,287
Bonds in foreign currency		4,693,929		4,693,392		4,568,224

	(Won)	23,739,461	(Won)	23,787,469	(Won)	22,517,831

	January 1, 2010
	Par value		Acquisition cost		Fair value (carrying amount)
Government and public bonds	(Won)	1,075,000	(Won)	1,131,286	(Won)	1,082,033
Finance bonds		3,940,000		3,951,579		3,922,907
Corporate bonds		15,254,239		15,199,575		14,974,652
Bonds in foreign currency		4,893,743		4,886,773		4,703,985

	(Won)	25,162,982	(Won)	25,169,213	(Won)	24,683,577

Debt securities in Korean won are measured at the lower of fair values provided by KIS Bonds Pricing Inc. and Korea Asset Pricing Co. Debt securities in foreign currency are measured at the lower of fair values provided by NICE Bonds Pricing Services Inc. and the Korea Asset Pricing Co.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

22. Financial assets held-to-maturity

The details of financial assets held-to-maturity as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	Amortized cost						Fair value
	June 30, 2011		December 31, 2010		January 1, 2010		June 30, 2011		December 31, 2010		January 1, 2010
Financial assets held-to-maturity in Korean won:
Government and public bonds	(Won)	198,434	(Won)	198,069	(Won)	16,661	(Won)	163,055	(Won)	206,843	(Won)	15,317
Financial bonds		373,610		394,228		—		379,246		397,987		—
Corporate bonds		264,554		279,714		318,072		265,674		282,010		319,013
Others		1,031		847		859		1,031		847		859

		837,629		872,858		335,592		809,006		887,687		335,189
Financial assets held-to-maturity in foreign currency:
Debt securities		283,519		279,574		5,996		303,563		298,187		5,996
Others		—		—		37,248		—		—		37,248

		283,519		279,574		43,244		303,563		298,187		43,244

	(Won)	1,121,148	(Won)	1,152,432	(Won)	378,836	(Won)	1,112,569	(Won)	1,185,874	(Won)	378,433

Changes in carrying value of financial assets held-to-maturity for the year six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Beginning balance	(Won)	1,152,432	(Won)	378,836
Acquisition		28,912		109,785
Disposal and redemption		(34,243)		(62,536)
Changes due to amortization		1,286		(691)
Impairment loss		(16,396)		(5,998)
Foreign exchange differences		(10,698)		8,533
Acquisition of subsidiary		—		960,148
Others		(145)		—

Ending balance	(Won)	1,121,148	(Won)	1,388,077

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

23. Loans and allowance for possible loan losses

The details of loans as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	Amortized cost						Fair value
	June 30, 2011		December 31, 2010		January 1, 2010		June 30, 2011		December 31, 2010		January 1, 2010
Loans in Korean won:
Loans for facility development	(Won)	25,961,671	(Won)	24,420,548	(Won)	24,799,268	(Won)	26,114,693	(Won)	24,463,655	(Won)	24,571,094
Loans for working capital		17,088,250		14,714,314		12,293,214		16,625,866		14,230,157		12,012,440
Private loans		1,002,988		968,011		47,989		986,217		936,557		47,046
Inter-bank loans		536,994		513,262		437,358		524,527		485,267		404,101

		44,589,903		40,616,135		37,577,829		44,251,303		40,115,636		37,034,681
Loans in foreign currency:
Loans		12,897,172		13,471,026		14,139,806		12,827,530		13,457,509		14,026,735
Off-shore loans receivables		3,360,837		3,513,242		3,360,834		3,375,716		3,440,303		3,301,327
Inter-bank loans		1,780,067		780,390		756,413		1,783,626		780,614		755,987
Loans borrowed from overseas financial institutions		316,643		343,067		1,575,954		321,525		345,759		1,646,663

		18,354,719		18,107,725		19,833,007		18,308,397		18,024,185		19,730,712
Other loans:
Private-placed corporate bonds		6,676,772		7,325,960		12,302,478		6,510,184		7,160,075		12,285,162
Bills bought in foreign currency		1,653,216		1,726,482		2,302,486		1,649,307		1,720,338		2,285,842
Advance payments on acceptances and guarantees		83,641		162,247		121,367		71,720		74,990		92,480
Others		5,356,821		7,280,391		5,682,627		5,361,192		7,264,656		5,094,242

		13,770,450		16,495,080		20,408,958		13,592,403		16,220,059		19,757,726

	(Won)	76,715,072	(Won)	75,218,940	(Won)	77,819,794	(Won)	76,152,103	(Won)	74,359,880	(Won)	76,523,119

Less:
Allowance for possible loan losses		(1,419,004)		(1,423,122)		(1,043,548)
Present value discount		(90,124)		(116,218)		(90,216)
Deferred loan origination fees		(36,257)		(28,998)		(16,280)

	(Won)	75,169,687	(Won)	73,650,602	(Won)	76,669,750

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

Changes in allowance for possible loan losses for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011
	Loans in Korean won								Other loans
	Loans for working capital		Loans for facility development		Others		Loans in foreign currency		Private- placed corporate bonds		Others		Total
Beginning balance	(Won)	598,270	(Won)	172,844	(Won)	383	(Won)	264,696	(Won)	247,687	(Won)	139,242	(Won)	1,423,122
Net increase (decrease) in allowance for possible loan losses		58,660		38,925		(22)		37,011		15,451		(60,233)		89,792
Write-off		(81,999)		—		—		—		—		—		(81,999)
Foreign exchange differences		—		—		—		(2,690)		—		(10)		(2,700)
Others		(1,821)		(2,766)		(1)		11,694		(4,654)		(11,663)		(9,211)

Ending balance	(Won)	573,110	(Won)	209,003	(Won)	360	(Won)	310,711	(Won)	258,484	(Won)	67,336	(Won)	1,419,004

	Six months ended June 30, 2010
	Loans in Korean won								Other loans
	Loans for working capital		Loans for facility development		Others		Loans in foreign currency		Privately- placed corporate bonds		Others		Total
Beginning balance	(Won)	425,059	(Won)	198,199	(Won)	352	(Won)	242,957	(Won)	78,722	(Won)	98,259	(Won)	1,043,548
Net increase (decrease) in allowance for possible loan losses		315,908		(10,660)		—		69,645		108,207		85,602		568,702
Write-off		(217,285)		(35,941)		—		(51,716)		(47,287)		(12,765)		(364,994)
Foreign exchange differences		190,258		—		—		—		—		—		190,258
Others		(84,726)		45,826		85		607		(958)		(9,898)		(49,064)

Ending balance	(Won)	629,214	(Won)	197,424	(Won)	437	(Won)	261,493	(Won)	138,684	(Won)	161,198	(Won)	1,388,450

Gain (loss) from loans for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Credit loss expense	(Won)	(89,792)	(Won)	(568,702)
Net gain on sale of loans		8,568		6,639

	(Won)	(81,224)	(Won)	(562,063)

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

24. Derivative financial instruments

The Company’s derivative financial instruments consist of derivatives held-for-trading and derivatives used as fair value hedge, depending on the nature of each transaction. The Company enters into derivatives used as fair value hedge transactions mainly for the purpose of hedging fair value risk related to changes in fair value of the underlying assets and liabilities.

The Company enters into derivatives held-for-trading transactions such as futures, forwards, swaps and options for arbitrage transactions by speculating on the future value of the underlying asset. Derivatives held-for-trading transactions include contracts with the Company’s customers and its liquidation position.

For the purpose of hedging the exposure to the variability of fair values of funds in Korean won by changes in interest rate, the Company mainly uses interest swaps or currency swaps. The main counterparties are financial institutions and local banks. To hedge against the exposure to the variability of fair values of bonds on foreign currency by changes in interest or currency rates, the Company primarily relies on its interest swaps or currency swaps.

The notional amounts outstanding for derivatives contracts and the fair values of the derivative instruments held as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Notional amounts				Fair value
	Bought		Sold		Asset		Liability
Trading derivative instruments:
Interest	(Won)	145,852,241	(Won)	146,466,652	(Won)	1,204,206	(Won)	1,295,073
Currency		45,954,582		44,748,170		2,890,232		2,527,448
Equity		1,250,606		775,231		16,386		188,098
Commodities		542,056		542,060		16,039		16,035
Embedded derivatives		475,722		59		705,884		59
Valuation and other adjustments		—		—		(15,729)		10,311

		194,075,207		192,532,172		4,817,018		4,037,024
Hedging derivative instruments:
Interest		11,841,217		11,834,662		597,658		59,813
Currency		4,096,049		4,161,256		512,137		62,515
Valuation and other adjustments		—		—		13,442		11,501

		15,937,266		15,995,918		1,123,237		133,829

	(Won)	210,012,473	(Won)	208,528,090	(Won)	5,940,255	(Won)	4,170,853

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

	December 31, 2010
	Notional amounts				Fair value
	Bought		Sold		Asset		Liability
Trading derivative instruments:
Interest	(Won)	175,932,894	(Won)	162,882,010	(Won)	1,380,119	(Won)	1,660,692
Currency		52,005,665		50,968,294		3,214,672		2,782,386
Equity		461,463		412,718		26,161		25,765
Commodities		220,755		220,755		12,576		12,393
Embedded derivatives		548,950		—		233,770		—
Valuation and other adjustments		—		—		(39,955)		2,982

		229,169,727		214,483,777		4,827,343		4,484,218
Hedging derivative instruments:
Interest		12,944,107		12,964,927		594,631		73,055
Currency		5,406,094		5,426,858		628,640		123,377
Valuation and other adjustments		—		—		12,634		14,473

		18,350,201		18,391,785		1,235,905		210,905

	(Won)	247,519,928	(Won)	232,875,562	(Won)	6,063,248	(Won)	4,695,123

	January 1, 2010
	Notional amounts				Fair value
	Bought		Sold		Asset		Liability
Trading derivative instruments:
Interest	(Won)	161,221,309	(Won)	159,724,796	(Won)	1,424,660	(Won)	1,846,240
Currency		56,350,899		53,850,122		5,213,654		4,442,833
Equity		159,387		203,523		1,022		29,426
Commodities		397,922		397,954		87,448		84,968
Embedded derivatives		356,725		—		68,248		—
Valuation and other adjustments		—		—		(51,847)		2,201

		218,486,242		214,176,395		6,743,185		6,405,668
Hedging derivative instruments:
Interest		10,137,751		10,288,655		330,282		174,599
Currency		5,425,028		4,981,724		552,550		79,212
Valuation and other adjustment		—		—		(7,301)		(10,823)

		15,562,779		15,270,379		875,531		242,988

	(Won)	234,049,021	(Won)	229,446,774	(Won)	7,618,716	(Won)	6,648,656

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

25. Investments in associates

Investments in associates as of June 30, 2011, December 31, 2010 are summarized as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Daewoo Engineering & Construction Co., Ltd	(Won)	—	(Won)	1,000,010	(Won)	—
GM Korea Company		666,704		470,335		—
Korea BTL Fund I		240,929		222,309		173,994
KDB electronic power PEF		150,724		150,915		126,150
Korea Infrastructure Fund II		124,783		114,998		96,795
Korea Education Fund		83,258		83,604		74,210
Korea Railroad Fund I		160,574		133,382		73,479
Sungjin Geotec Co., Ltd		—		—		60,542
Others		460,154		305,417		494,517

	(Won)	1,887,126	(Won)	2,480,970	(Won)	1,099,687

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

Changes in investments in associates, which were valued using equity method, for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six-months ended June 30, 2011
	January 1, 2011		Acquisition/ Transfer		Disposal		Equity in earnings of investments in associates		Changes in equity adjustments from equity method valuation		Dividend		Impairment loss		Acquisition of subsidiary		Others		June 30, 2011
Daewoo E&C (*)	(Won)	1,000,010	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	(1,000,010)	(Won)	—
GM Korea Company		470,335		—		—		19,480		13,591				—		—		163,298		666,704
Korea BTL Fund I		222,309		20,417		(2,498)		5,762		—		(5,061)		—		—		—		240,929
KDB electronic power PEF		150,915				—		3,942		—		(4,132)		—		—		—		150,725
Korea Infrastructure Fund II		114,998		9,866		(612)		3,020		—		(2,489)		—		—		—		124,783
Korea Education Fund		83,604		1,000		(1,348)		2,074		—		(2,072)		—		—		—		83,258
Korea Railroad Fund I		133,382		26,501		—		3,569		—		(2,878)		—		—		—		160,574
Others		305,417		32,025		(4,715)		3,162		3,697		(10,808)		(14,780)		155,162		(9,007)		460,153

	(Won)	2,480,970	(Won)	89,809	(Won)	(9,173)	(Won)	41,009	(Won)	17,288	(Won)	(27,440)	(Won)	(14,780)	(Won)	155,162	(Won)	(845,719)	(Won)	1,887,126

(*)	This Company was fully consolidated from the beginning of current year on which control was transfered to the Company by acquisition of equity ownership.

	Six-months ended June 30,2010
	January 1, 2010		Acquisition/ Transfer		Disposal		Equity in earnings of investments in associates		Changes in equity adjustments from equity method valuation		Dividend		Impairment loss		June 30, 2010
Korea BTL Fund I	(Won)	173,994	(Won)	25,000	(Won)	(1,157)	(Won)	4,578	(Won)	—	(Won)	(3,621)	(Won)	—	(Won)	198,794
KDB electronic power PEF		126,150		24,020		(312)		4,005		—		(3,389)		—		150,474
Korea Infrastructure Fund II		96,795		6,133		(1,820)		1,981		—		(2,654)		—		100,435
Korea Education Fund		74,210		10,000		(877)		2,099		—		(1,814)		—		83,618
Korea Railroad Fund I		73,479		24,501		—		2,126		—		(1,477)		—		98,629
Sungjin Geotec Co., Ltd.		60,542		—		(60,542)		—		—		—		—		—
Others		494,517		54,906		(242,414)		(2,242)		(218)		(4,151)		(4,431)		295,967

	(Won)	1,099,687	(Won)	144,560	(Won)	(307,122)	(Won)	12,547	(Won)	(218)	(Won)	(17,106)	(Won)	(4,431)	(Won)	927,917

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

The details of financial information of important associates valued using equity method and ownership ratios as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Country	Industry	Assets		Liabilities		Equity		Operating revenue		Net income (loss)		Ownership ratio (%)
GM Korea Company	Korea	Manufacturing	(Won)	9,365,849	(Won)	5,445,946	(Won)	3,919,903	(Won)	7,336,787	(Won)	114,520	17.02
Korea BTL Fund I	Korea	Financial investment		578,617		380		578,237		14,657		13,830	41.67
KDB electronic power PEF	Korea	Financial investment		299,347		49		299,298		8,270		7,884	50.00
Korea Infrastructure Fund II	Korea	Financial investment		582,118		114,179		467,939		16,939		11,324	26.67
Korea Education Fund	Korea	Financial investment		166,524		8		166,516		4,364		4,147	50.00
Korea Railroad Fund I	Korea	Financial investment	(Won)	321,163	(Won)	15	(Won)	321,148	(Won)	7,921	(Won)	7,138	50.00

	December 31, 2010
	Country	Industry	Assets		Liabilities		Equity		Operating revenue		Net Income (loss)		Ownership ratio (%)
Daewoo E&C	Korea	Construction	(Won)	9,558,441	(Won)	6,155,702	(Won)	3,402,739	(Won)	6,780,478	(Won)	(362,241)	21.63
GM Korea Company	Korea	Manufacturing		7,827,531		5,061,596		2,765,935		13,791,424		585,551	17.02
Korea BTL Fund I	Korea	Financial investment		451,505		278		451,227		5,419		5,103	41.67
KDB electronic power PEF	Korea	Financial investment		282,373		323		282,050		4,043		3,852	50.00
Korea Infrastructure Fund II	Korea	Financial investment		454,027		96,226		357,801		5,965		3,598	26.67
Korea Education Fund	Korea	Financial investment		165,074		7		165,067		2,129		2,029	50.00
Korea Railroad Fund I	Korea	Financial investment	(Won)	165,998	(Won)	10	(Won)	165,988	(Won)	2,194	(Won)	1,983	50.00

	January 1, 2010
	Country	Industry	Assets		Liabilities		Equity		Ownership ratio (%)
Korea BTL Fund I	Korea	Financial investment	(Won)	417,854	(Won)	263	(Won)	417,591	41.67
KDB electronic power PEF	Korea	Financial investment		250,819		43		250,776	50.00
Korea Infrastructure Fund II	Korea	Financial investment		456,259		93,278		362,981	26.67
Korea Education Fund	Korea	Financial investment		148,427		8		148,419	50.00
Korea Railroad Fund I	Korea	Financial investment		146,967		9		146,958	50.00
Sungjin Geotec Co., Ltd.	Korea	Manufacturing	(Won)	588,858	(Won)	554,493	(Won)	34,365	29.51

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

26. Property and equipment

Changes in carrying value of property and equipment for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011
	January 1, 2011		Acquisition/ depreciation		Disposal/ write-off		Reclassi- fication		Foreign exchange differences		Acquisition of subsidiary		June 30, 2011
Acquisition cost:
Land	(Won)	265,191	(Won)	210	(Won)	(1,623)	(Won)	5,467	(Won)	(15)	(Won)	135,598	(Won)	404,828
Buildings and structures		356,865		2,623		(320)		6,787		(541)		274,225		639,639
Leasehold improvements		24,201		1,754		(3,872)		—		(268)		—		21,815
Vehicles		4,406		4,852		(18,477)		—		(7)		113,189		103,963
Equipment		118,866		26,876		(39,562)		—		(100)		98,220		204,300
Construction in-progress		—		8,920		—		—		—		168,265		177,185
Others		108,638		26,151		(19,594)		—		200		362,872		478,267

		878,167		71,386		(83,448)		12,254		(731)		1,152,369		2,029,997
Accumulated depreciation:
Buildings and structures		111,405		7,740		(276)		2,029		(131)		57,268		178,035
Leasehold improvements		14,865		1,369		(2,374)		—		(201)		—		13,659
Vehicles		2,683		4,430		(18,776)		—		25		93,177		81,539
Equipment		91,633		8,124		(36,423)		—		63		69,063		132,460
Others		71,705		34,393		(4,415)		—		20		267,669		369,372

		292,291		56,056		(62,264)		2,029		(224)		487,177		775,065
Accumulated impairment loss:
Land		3,023		—		—		—		—		—		3,023
Buildings and structures		2,361		—		—		—		—		—		2,361

		5,384		—		—		—		—		—		5,384

	(Won)	580,492	(Won)	15,530	(Won)	(21,184)	(Won)	10,225	(Won)	(507)	(Won)	665,192	(Won)	1,249,548

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

	Six months ended June 30, 2010
	January 1, 2010		Acquisition/ depreciation		Disposal/ write-off		Reclassi- fication		Foreign exchange differences		Acquisition of subsidiary		June 30, 2010
Acquisition cost:
Land	(Won)	283,815	(Won)	17	(Won)	(8,144)	(Won)	(3,819)	(Won)	24	(Won)	2,940	(Won)	274,833
Buildings and structures		344,508		989		(11,979)		(2,462)		93		35,818		366,967
Leasehold improvements		13,383		1,185		(149)		—		(69)		7,036		21,386
Vehicles		3,655		1,144		(177)		—		(110)		18		4,530
Equipment		58,047		2,840		(4,260)		—		(836)		65,063		120,854
Construction in-progress		13		16		—		—		—		—		29
Others		79,543		23,415		(1,361)		—		(542)		524		101,579

		782,964		29,606		(26,070)		(6,281)		(1,440)		111,399		890,178
Accumulated depreciation:
Buildings and structures		79,124		11,449		(17)		(670)		260		10,065		100,211
Leasehold improvements		9,999		1,017		(95)		—		(119)		3,018		13,820
Vehicles		3,305		197		(160)		—		(117)		18		3,243
Equipment		43,434		4,636		(369)		—		(685)		48,598		95,614
Others		64,540		4,200		—		—		(371)		—		68,369

		200,402		21,499		(641)		(670)		(1,032)		61,699		281,257
Accumulated impairment loss:
Land		3,023		—		—		—		—		—		3,023
Buildings and structures		2,361		—		—		—		—		—		2,361

		5,384		—		—		—		—		—		5,384

	(Won)	577,178	(Won)	8,107	(Won)	(25,429)	(Won)	(5,611)	(Won)	(408)	(Won)	49,700	(Won)	603,537

27. Investment properties

Changes in carrying value of investment properties for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011
	January 1, 2011		Acquisition/ depreciation		Disposal/ write-off		Reclassi- fication		Acquisition of subsidiary		June 30, 2011
Acquisition cost:
Land	(Won)	74,703	(Won)	277	(Won)	(50,545)	(Won)	(5,467)	(Won)	282,138	(Won)	301,106
Buildings and structures		129,426		—		(39,256)		(6,787)		135,710		219,093

		204,129		277		(89,801)		(12,254)		417,848		520,199
Accumulated depreciation:
Buildings and structures		36,280		1,381		(17,145)		(2,028)		42,380		60,868

		36,280		1,381		(17,145)		(2,028)		42,380		60,868
Accumulated impairment loss:
Land		8,371		—		(11,200)		—		14,502		11,673
Buildings and structures		1,778		—		—		—		1,821		3,599

		10,149		—		(11,200)		—		16,323		15,272

	(Won)	157,700	(Won)	(1,104)	(Won)	(61,456)	(Won)	(10,226)	(Won)	359,145	(Won)	444,059

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

	Six months ended June 30, 2010
	January 1, 2010		Acquisition/ depreciation		Reclassification		Acquisition of subsidiary		June 30, 2010
Acquisition cost:
Land	(Won)	61,770		—	(Won)	3,819	(Won)	6,564	(Won)	72,153
Buildings and structures		40,832		—		2,462		79,276		122,570

		102,602		—		6,281		85,840		194,723
Accumulated depreciation:
Buildings and structures		10,376		907		670		21,133		33,086
Accumulated impairment loss:
Land		1,197		—		—		—		1,197
Buildings and structures		1,778		—		—		—		1,778

		2,975		—		—		—		2,975

	(Won)	89,251	(Won)	(907)	(Won)	5,611	(Won)	64,707	(Won)	158,662

The fair value of the Company’s investment properties, which was determined on the basis of a valuation by an independent appraisal agency, amounted to (Won)471,146 million as of June 30, 2011, ((Won)173,950 million as of December 31, 2010 and (Won)95,557 million as of January 1, 2010).

28. Intangible assets

Changes in carrying value of intangible assets for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011
	January 1, 2011		Acquisition		Disposal		Amortization		Foreign exchange differences		Acquisition of subsidiary		Others		June 30, 2011
Good will	(Won)	331,768	(Won)	610,209	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	2,534	(Won)	944,511
Intangible assets related customers		17,414		—		—		(48,341)		—		931,631		—		900,704
Others		80,799		39,091		(1,168)		(69,027)		(101)		1,455,045		—		1,504,639

	(Won)	429,981	(Won)	649,300	(Won)	(1,168)	(Won)	(117,368)	(Won)	(101)	(Won)	2,386,676	(Won)	2,534	(Won)	3,349,854

	Six months ended June 30, 2010
	January 1, 2010		Acquisition		Amortization		Foreign exchange differences		Acquisition of subsidiary		Others		June 30, 2010
Good will	(Won)	11,630	(Won)	331,079	(Won)	—	(Won)	—	(Won)	—	(Won)	35,247	(Won)	377,956
Intangible assets related customers		—		—		(149)		—		17,861		—		17,712
Others		58,079		7,826		(7,610)		(335)		12,459		31		70,450

	(Won)	69,709	(Won)	338,905	(Won)	(7,759)	(Won)	(335)	(Won)	30,320	(Won)	35,278	(Won)	466,118

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

29. Deferred tax assets and liabilities

The temporary differences which comprise of deferred tax assets and liabilities as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Temporary differences		Deferred tax liabilities (assets)
Gain on valuation of financial assets available-for-sale	(Won)	831,211	(Won)	200,048
Loss on valuation of hedged items		(759,627)		(167,118)
Impairment loss on debt investments		(491,136)		(108,050)
Impairment loss on equity investments		(575,116)		(126,525)
Derivative financial liabilities		1,989,745		437,744
Investments in associates		835,008		161,825
Others		640,715		140,956

	(Won)	2,470,800	(Won)	538,880

Deferred tax assets			(Won)	453,823

Deferred tax liabilities			(Won)	992,703

	December 31, 2010
	Temporary differences		Deferred tax liabilities (assets)
Gain on valuation of financial assets available-for-sale	(Won)	771,068	(Won)	180,304
Loss on valuation of hedged items		(1,158,118)		(254,786)
Impairment loss on debt investments		(527,176)		(115,979)
Impairment loss on equity investments		(437,743)		(96,303)
Derivative financial liabilities		1,167,505		256,851
Investments in associates		1,103,600		288,321
Others		331,964		73,032

	(Won)	1,251,100	(Won)	331,440

Deferred tax assets			(Won)	111

Deferred tax liabilities			(Won)	331,551

	January 1, 2010
	Temporary differences		Deferred tax assets (liabilities)
Gain on valuation of financial investments available-for-sale	(Won)	738,977	(Won)	169,400
Loss on valuation of hedged items		(1,029,850)		(226,567)
Impairment loss on debt investments		(512,118)		(112,666)
Reversal of impairment loss on equity investments		268,702		59,115
Credit loss expense		(17,336)		(3,814)
Derivative financial instruments		880,036		193,608
Investments in associates		991,741		218,183
Others		(41,318)		(16,085)

	(Won)	1,278,834	(Won)	281,174

Deferred tax assets			(Won)	1,246

Deferred tax liabilities			(Won)	282,420

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

The deferred tax assets on the statement of financial position amounting to (Won)453,823 million as of June 30, 2011 ((Won)111 million as of December 31, 2010 and (Won) 1,246 million as of January 1, 2010) were originated from foreign subsidiaries and were not offset against deferred income tax liabilities due to different tax jurisdictions.

Deferred income taxes are calculated on all temporary differences under the liability method using an enacted tax rate of 24.2% (22% from 2012 and thereafter). Deferred tax assets recognized to the extent that it is probable that taxable profit will be available against which the deductible temporary difference and unused tax loss, if any.

30. Other assets

The details of other assets as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Accounts receivable	(Won)	5,874,111	(Won)	2,678,587	(Won)	2,772,762
Unsettled domestic exchange receivables		1,825,757		933,161		1,152,906
Accrued income		444,409		374,000		475,077
Guarantee deposits		283,277		185,374		130,774
Trade accounts receivables		3,068,743		114,267		115,433
Inventories		806,998		63,251		39,356
Prepaid expenses		434,687		51,765		65,522
Advance payments		462,786		26,399		3,128
Others		1,620,114		1,976,668		262,409

		14,820,882		6,403,472		5,017,367
Allowance for possible losses		(109,861)		(78,537)		(14,290)
Present value discount		(5,989)		(6,782)		(6,041)

	(Won)	14,705,032	(Won)	6,318,153	(Won)	4,997,036

The carrying amount of financial assets included in other assets above amounted to (Won)7,160,487 million as of June 30, 2011, ((Won)4,070,003 million as of December 31, 2010 and (Won)4,550,341 million as of January 1, 2010) and its fair value amounted to (Won)7,169,241 million as of June 30, 2011, ((Won)4,142,731 million as of December 31, 2010 and (Won)4,552,602 million as of January 1, 2010).

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

31. Financial liabilities designated at FVTPL

The financial liabilities designated at FVTPL as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Borrowings	(Won)	7,232	(Won)	4,093	(Won)	139,749
Debt issued		961,473		947,659		1,168,550

	(Won)	968,705	(Won)	951,752	(Won)	1,308,299

The Company utilized derivatives to hedge the risk that the fair value of debt issued fluctuates. The Company designates debt issued as at FVTPL, and recognizes the changes in the fair value of such financial liabilities in the statement of comprehensive income.

The difference between carrying amount and maturity amount of financial liabilities designated at FVTPL as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Carrying amount	(Won)	968,705	(Won)	951,752	(Won)	1,308,299
Principal and interest at maturity		898,481		895,121		1,354,224

Difference	(Won)	70,224	(Won)	56,631	(Won)	(45,925)

32. Due to customers

The details of due to customers as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	Amortized cost						Fair value
	June 30, 2011		December 31, 2010		January 1, 2010		June 30, 2011		December 31, 2010		January 1, 2010
Deposits in Korean won:
Demand deposits	(Won)	336,213	(Won)	308,041	(Won)	223,110	(Won)	336,213	(Won)	307,948	(Won)	223,110
Time and saving deposits		21,275,053		16,424,254		8,692,703		21,424,819		16,252,543		8,578,108
Certificate of deposits		100,690		835,938		3,428,842		104,177		829,565		3,401,477
		21,711,956		17,568,233		12,344,655		21,865,209		17,390,056		12,202,695
Deposits in foreign currency:
Demand deposits		709,852		656,030		463,739		709,852		656,030		463,739
Time and saving deposits		1,449,929		1,159,290		1,792,187		1,452,008		1,158,178		1,920,449
Certificate of deposits		243,027		257,209		155,944		243,714		257,240		155,973

		2,402,808		2,072,529		2,411,870		2,405,574		2,071,448		2,540,161

	(Won)	24,114,764	(Won)	19,640,762	(Won)	14,756,525	(Won)	24,270,783	(Won)	19,461,504	(Won)	14,742,856

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

33. Borrowings

The details of borrowings as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	0.04	8.00	(Won)	6,696,789	(Won)	6,700,324
Borrowings in foreign currency	0.44	7.43		12,061,284		12,213,748
Off-shore borrowings in foreign currency	0.26	4.27		977,064		980,581
Callable preferred stock				404,553		404,553
Others	0.83	7.75		5,365,231		5,397,316

			(Won)	25,504,921	(Won)	25,696,522

Present value discount				(18,882)
Deferred borrowing costs				(6,237)

			(Won)	25,479,802

	December 31, 2010
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	0.50	6.00	(Won)	5,349,829	(Won)	5,353,477
Borrowings in foreign currency	0.80	5.20		10,445,066		10,469,648
Off-shore borrowings in foreign currency	0.20	4.70		1,283,671		1,285,947
Callable preferred stock				455,627		455,627
Others	2.14	7.75		6,013,043		5,986,361

			(Won)	23,547,236	(Won)	23,551,060

Deferred borrowing costs				(5,821)

			(Won)	23,541,415

	January 1, 2010
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	0.45	6.79	(Won)	7,346,686	(Won)	7,340,339
Borrowings in foreign currency	9.75	11.00		12,155,485		12,082,275
Off-shore borrowings in foreign currency	0.28	0.65		1,087,890		1,090,868
Callable preferred stock				186,062		186,062
Others	0.45	7.75		10,497,465		10,409,504

			(Won)	31,273,588	(Won)	31,109,048

Present value discount				(2,181)
Deferred borrowing costs				(4,296)

			(Won)	31,267,111

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

Borrowings in Korean won as of June 30, 2011, December 31, 2010 and January 1, 2010 consist of the following (Korean won in millions):

Lender	Classification	Annual interest rate (%)	June 30, 2011		December 31, 2010		January 1, 2010
Ministry of Strategy and Finance	Borrowings from government fund (*)	2.75 ~ 5.00	(Won)	748,196	(Won)	803,068	(Won)	848,647
Industrial Bank of Korea	Borrowings from industrial technique fund	0.97 ~ 3.49		74,213		90,732		144,713
Small & Medium Business Corp.	Borrowings from local small and medium company promotion fund	2.06 ~ 3.79		484,895		506,138		557,702
Ministry of Culture and Tourism	Borrowings from tourism promotion fund	0.97 ~ 4.00		1,146,443		1,154,203		1,150,502
Korea Energy Management Corporation	Borrowings from fund for rational use of energy	0.50 ~ 4.25		1,057,126		1,022,210		923,453
Local governments	Borrowings from local small and medium company promotion fund	—		—		—		135,381
Others	Borrowings from environment improvement support fund	0.00 ~ 6.00		3,185,916		1,773,478		3,586,288

			(Won)	6,696,789	(Won)	5,349,829	(Won)	7,346,686

(*)	Borrowing from government fund are subordinated borrowings

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

Borrowings in foreign currency as of June 30, 2011, December 31, 2010 and January 1, 2010 consist of the following (Korean won in millions):

Lender	Classification	Annual interest rate (%)	June 30, 2011		December 31, 2010		January 1, 2010
Japan Bank for International Cooperation (“JBIC”)	Borrowings from JBIC	1.4 ~ 6M Libor+0.8	(Won)	326,140	(Won)	353,001	(Won)	167,147
International Bank for Reconstruction and Development (“IBRD”)	Borrowings from IBRD (*)	—		—		—		1,480,890
Mizuho and others	Borrowings from overseas banks	3M Libor+0.5 ~ 1.8		2,139,339		1,803,873		1,655,870
		6M Libor+0.3 ~ 1.0		146,721		347,946		316,887
				—		138,059		166,942

				2,286,060		2,289,878		2,139,699
DBS Bank and others	Off-shore short- term borrowings	0.26 ~ 1.33		111,514		124,577		194,766
		—		—		56,945		122,598
		6M Libor+0.5 ~ 0.7		312,649		261,947		36,932
		—		—		—		93,408

				424,163		443,469		447,704
Nippon Life Insurance Company and others	Off-shore long-term borrowings	3M+0.5 ~ 3.8		315,614		473,241		306,615
				—		45,556		216,286
		6M EULibor+0.6		163,388		212,052		198,492

				479,002		730,849		721,393
JBIC	Off-shore borrowings from JBIC	4.3 ~ 6M Libor 1.2		58,517		65,070		—
Others	Others short-term borrowings	0.25 ~ 1.98		7,907,484		6,123,094		6,405,850
		6M Libor+0.4 ~ 0.85		221,011		22,778		72,913
		—		—		148,057		188,720
		3M Libor+0.85		32,343		—		151,788

				8,160,838		6,293,929		6,819,271

	Others long-term borrowings			1,303,628		1,552,541		1,467,271

			(Won)	13,038,348	(Won)	11,728,737	(Won)	13,243,375

(*)	Borrowing from IBRD are subordinated borrowing

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

34. Debt issued

The details of debt issued as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debenture in Korean won:
Bonds	2.67	14.09	(Won)	31,031,621	(Won)	31,379,225
Discount on bonds				(94,450)		—
Premium on bonds				356		—
Valuation adjustments for hedge				56,457		—

				30,993,984		31,379,225
Debenture in foreign currency
Bonds	0.43	8.00		10,108,321		10,795,845
Discount on bonds				(29,844)		—
Premium on bonds				929		—
Valuation adjustments for hedge				511,082		—

				10,590,488		10,795,845
Off-shore debenture:
Bonds	0.65	11.72		4,158,389		4,571,915
Discount on bonds				(5,172)		—
Premium on bonds				299		—
Valuation adjustments for hedge				321,841		—

				4,475,357		4,571,915

			(Won)	46,059,829	(Won)	46,746,985

	December 31, 2010
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debenture in Korean won:
Bonds	2.53	12.00	(Won)	28,732,818	(Won)	29,253,273
Discount on bonds				(17,179)
Premium on bonds				526
Valuation adjustments for hedge				53,933

				28,770,098		29,253,273
Debenture in foreign currency:
Bonds	0.20	8.00		11,165,811		12,122,697
Discount on bonds				(28,710)
Premium on bonds				1,242
Valuation adjustments for hedge				820,804

				11,959,147		12,122,697
Off-shore debenture:
Bonds	0.48	9.50		3,690,600		4,128,591
Discount on bonds				(6,057)
Premium on bonds				371
Valuation adjustments for hedge				391,089

				4,076,003		4,128,591

			(Won)	44,805,248	(Won)	45,504,561

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

	January 1, 2010
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debenture in Korean won:
Bonds	2.28	9.76	(Won)	34,104,557	(Won)	34,177,175
Discount on bonds				(76,766)
Premium on bonds				856
Valuation adjustments for hedge				(59,169)

				33,969,478		34,177,175
Debenture in foreign currency:
Bonds	0.87	8.00		12,385,664		13,472,360
Discount on bonds				(28,530)
Premium on bonds				2,318
Valuation adjustments for hedge				914,966

				13,274,418		13,472,360
Off-shore debenture:
Bonds	1.56	8.00		3,403,006		3,749,138
Discount on bonds				(5,645)
Premium on bonds				525
Valuation adjustments for hedge				303,863

				3,701,749		3,749,138

			(Won)	50,945,645	(Won)	51,398,673

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

35. Policy reserve

The details of policy reserve categorized by insurance type as of June 30, 2011 and December 31, 2010 are as follows (Korean won in millions):

		June 30, 2011		December 31, 2010
Premium reserve	Pure endowment	(Won)	2,169,342	(Won)	2,055,683
	Death		2,939,143		2,833,174
	Endowment		2,121,785		1,995,355
	Group		33,494		33,255

			7,263,764		6,917,467
Unearned premium reserve	Pure endowment		10		8
	Death		480		614
	Endowment		10		13
	Group		2,245		1,198

			2,745		1,833
Reserve for outstanding claims	Pure endowment		51,465		49,793
	Death		231,898		219,204
	Endowment		60,597		54,737
	Group		9,157		9,605

			353,117		333,339
Reserve for participating policyholders’ dividends	Pure endowment		14,701		13,492
	Death		11,321		8,494
	Endowment		3,462		3,145
	Group		120		79

			29,604		25,210
Excess participating policyholder dividend reserve			154		5,782
Guaranteed benefit reserve			20,597		20,038

		(Won)	7,669,981	(Won)	7,303,669

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

36. Severance and retirement benefits

The details of severance and retirement benefits as of June 30, 2011, December 31, 2010 and January 1, 2010 and defined benefit pension for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Severance and retirement benefits	(Won)	202,574	(Won)	82,812	(Won)	74,115
Defined benefit pension	(Won)	36,808	(Won)	26,065	(Won)	—

The details of severance and retirement benefits June 30, 2011, and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Present value of defined benefit obligation	(Won)	368,975	(Won)	186,434	(Won)	117,996
Fair value of plan assets		(166,401)		(103,622)		(43,881)

	(Won)	202,574	(Won)	82,812	(Won)	74,115

Changes in defined benefit obligation for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Beginning balance	(Won)	186,434	(Won)	117,996
Current service cost		27,858		12,430
Interest cost on benefit obligation		11,105		4,509
Actuarial gain on obligation		55		(19)
Benefits paid		(82,028)		(3,135)
Acquisition of subsidiary		225,555		47,419
Others		(4)		4

Ending balance	(Won)	368,975	(Won)	179,204

The details of plan assets as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011			December 31, 2010			January 1, 2010
	Amounts		Rate (%)	Amounts		Rate (%)	Amounts		Rate (%)
Debt instruments	(Won)	149,898	90.08	(Won)	73,994	71.41	(Won)	—	—
Due from banks, and others		16,503	9.92		29,628	28.59		43,881	100.00

	(Won)	166,401	100.00	(Won)	103,622	100.00	(Won)	43,881	100.00

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

Changes in the fair value of plan assets are for the six months ended June 30, 2011 and 2010 as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Beginning balance	(Won)	103,622	(Won)	43,881
Expected return on plan assets		3,032		982
Actuarial gain on obligation		202		19
Contributions by employer		(822)		—
Benefits paid		(34,826)		400
Acquisition of subsidiary		95,744		24,725
Others		(551)		2,209

Ending balance	(Won)	166,401	(Won)	72,216

Changes in severance and retirement benefits for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Current service cost	(Won)	27,858	(Won)	12,430
Interest cost on benefit obligation		11,105		4,509
Expected return on plan assets		(3,032)		(982)
Actuarial gain on obligation		877		(19)

	(Won)	36,808	(Won)	15,938

The principal actuarial assumptions are as follows (Unit: %):

	June 30, 2011	December 31, 2010	January 1, 2010
Discount rate	4.95	4.95	5.77
Expected return on plan assets	3.50	3.50	3.50
Future salary increase rate	6.89	6.89	8.01

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

37. Provisions

Changes of provisions for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011
	Payment guarantees		Unused commitments		Lawsuit		Asset retirement obligation		Other		Total
Beginning balance	(Won)	89,642	(Won)	80,718	(Won)	2,216	(Won)	3,023	(Won)	5,763	(Won)	181,362
Net increase (decrease)		(6,506)		70,432		(9)		(76)		11,751		75,592
Provision used		—		—		—		(382)		(18,656)		(19,038)
Capitalized restoration expense		—		—		—		477		—		477
Foreign exchange differences		—		—		8		—		—		8
Acquisition of subsidiary		—		—		—		—		100,909		100,909
Others		(57)		(200)		—		—		7,654		7,397

Ending balance	(Won)	83,079	(Won)	150,950	(Won)	2,215	(Won)	3,042	(Won)	107,421	(Won)	346,707

	Six months ended June 30, 2010
	Payment guarantees		Unused commitments		Lawsuit		Asset retirement obligation		Other		Total
Beginning balance	(Won)	150,896	(Won)	78,051	(Won)	3,249	(Won)	—	(Won)	1,032	(Won)	233,228
Net increase (decrease)		49,981		80,048		(1,354)		(68)		—		128,607
Provision used		—		(110)		—		(165)		—		(275)
Capitalized restoration expense		—		—		—		154		—		154
Foreign exchange differences		—		(4)		—		—		—		(4)
Acquisition of subsidiary		—		—		—		2,851		—		2,851
Others		77		450		250		91		6,417		7,285

Ending balance	(Won)	200,954	(Won)	158,435	(Won)	2,145	(Won)	2,863	(Won)	7,449	(Won)	371,846

Provision for payment guarantees

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in the notes to the financial statements. The Company provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (“CCF”) and provision rates, and records the provision as a reserve for possible losses on acceptances and guarantees.

Provision for unused commitments

The Company records a provision for a certain portion of unused credit lines which are calculated using a CCF as provision for unused commitments applying provision rates.

Provision for possible losses from lawsuits

As of June 30, 2011, the Company is involved in 125 lawsuits as a plaintiff and 264 lawsuits as a defendant. The aggregate amount of claims as a plaintiff and a defendant amounted to (Won)3,933,485 million and \623,463 million, respectively. The Company provided a provision against contingent loss from pending lawsuits as of June 30, 2011.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

The financial institution creditors of Renault Samsung Motors (including KDB) filed a lawsuit against Kun-hee Lee and 28 Samsung affiliates (including Samsung Electronics), claiming compensation for delays in payment of liquidated damages and contract bills of (Won)2,450 billion based on the agreement signed on August 24, 1999. In connection to the litigation, the financial institution creditors partially won the second trial at the Seoul High Court, but both parties filed an appeal to the Supreme Court judgment and are waiting for the final decision as of June 30, 2011.

Other provision

The Company has recognized other possible losses.

38. Other liabilities

The details of other liabilities as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Accounts payables	(Won)	5,298,737	(Won)	2,633,740	(Won)	2,874,357
Accrued expense		1,249,365		955,384		980,833
Domestic exchange obligation payables		1,172,745		930,878		641,067
Borrowing from trust accounts		395,885		532,839		453,896
Advance receipts		1,806,713		55,462		283,125
Guarantee money received		868,906		561,547		106,185
Trades payable		692,191		102,887		79,615
Income in advance		79,955		77,603		48,954
Deposits withholding tax		39,190		19,104		10,814
Foreign bills payables		133,888		88,187		11,188
Separate account liabilities		876,950		951,013		—
Others		552,115		232,467		270,503

		13,166,640		7,141,111		5,760,537
Present value discount account		(541)		(643)		(1,045)

	(Won)	13,166,099	(Won)	7,140,468	(Won)	5,759,492

The carrying amount of financial liabilities included in other liabilities amounted to (Won)8,403,800 million as of June 30, 2011, ((Won)6,254,916 million as of December 31, 2010 and (Won)5,194,809 million as of January 1, 2010), and its fair value amounted to (Won)8,403,834 million as of June 30, 2011, ((Won)6,255,034 million as of December 31, 2010 and (Won)5,349,903 million as of January 1, 2010).

39. Equity

Capital stock

The Company is authorized to issue 3,000 million shares of common stock and has 1,850,372,235 shares issued and outstanding. Total par value of outstanding shares amounts (Won)9,251,861 million as of June 30, 2011.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

Capital surplus

The Company reduced (Won)5,178,600 million of its issued capital in 1998 and 2000 to offset its accumulated deficit amounting to (Won)5,134,227 million. As the result of the capital reduction, (Won)44,373 million of surplus exceeding accumulated deficit was recorded in capital surplus in equity. Including (Won)44,373 million, the outstanding balance of capital surplus as of June 30, 2011 amounts to (Won)51,774 million.

Retained earnings

The Korea Development Bank Act requires the Bank to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or offset accumulated deficit.

In accordance with the Korea Development Bank Act, the Bank offsets accumulated deficit with reserves. If reserve is insufficient to offset the accumulated deficit, the Korean government is supposed to be responsible for the deficit.

The details of reserves of retained earnings as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows. (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Legal reserves	(Won)	5,076,391	(Won)	4,658,028	(Won)	4,353,489
Unappropriated retained earnings		2,503,123		2,143,735		1,211,406

	(Won)	7,579,514	(Won)	6,801,763	(Won)	5,564,895

Changes in legal reserves for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Beginning balance	(Won)	4,658,028	(Won)	4,353,489
Transferred from retained earnings		418,363		304,539

Ending balance	(Won)	5,076,391	(Won)	4,658,028

Changes in inappropriate retained earnings for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Beginning balance	(Won)	2,143,735	(Won)	1,211,406
Net income		975,446		399,019
Contribution to legal reserves		(418,363)		(304,539)
Dividend		(297,910)		—
Offset with discount on stock issuance		(51)		—
Special retention in trust account		14,527		569
Changes in retained earnings		85,739		(1,248)

Ending balance	(Won)	2,503,123	(Won)	1,305,207

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

The Company is required to provide reserve for possible loan losses in accordance with Regulations on Supervision of Bank Business 29(1), and (2), and details are as follows (Korean won in millions):

The balance of regulatory reserve for possible loan losses as of June 30, 2011 and December 31, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010
Beginning balance	(Won)	—	(Won)	—
Planned reserve for possible loan losses		669,340		822,032

	(Won)	669,340	(Won)	822,032

Changes in regulatory credit loss and adjusted profit reflecting the provisions for possible loan losses reserve for the six months ended June 30, 2011 are as follows (Korean won in millions except per share amount)):

	Six months ended June 30, 2011
Net income	(Won)	1,005,610
Reversal of regulatory reserve for possible loan losses		152,693

Net income after adjusting regulatory reserve for possible loan losses		1,158,303

Earnings per share after adjusting regulatory reserve for possible loan losses	(Won)	626

40. Collateral

The details of assets pledged by the Company as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011				December 31, 2010				January 1, 2010
	Pledged assets		Related liabilities		Pledged assets		Related liabilities		Pledged assets		Related liabilities
Cash and due from banks (*1)	(Won)	206,019	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	—
Financial assets available-for-sale (*2)		7,827,994		3,683,875		8,314,982		4,289,467		13,175,516		8,344,587
Others (*3)		585,880		158,201		101,000		158,201		—		—

	(Won)	8,619,893	(Won)	3,842,076	(Won)	8,415,982	(Won)	4,447,668	(Won)	13,175,516	(Won)	8,344,587

(*1)	These are collaterals for the business projects.
(*2)	These are collaterals for reverse repo transactions etc.
(*3)	These are collaterals for mortgage borrowings and D/A.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

41. Guarantees and Commitments

Guarantees and commitments provided by the Company as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Confirmed acceptances and guarantees:
Acceptances in foreign currency	(Won)	4,744	(Won)	1,010,386	(Won)	1,225,215
Guarantees for bond issuance		1,049		102,620	(Won)	1,210
Guarantees for loans		47,504		124,900		154,870
Acceptances for L/G		45,711		39,383		75,034
Others		17,189,256		11,774,904		12,919,230

	(Won)	17,288,264	(Won)	13,052,193	(Won)	14,375,559

Unconfirmed acceptances and guarantees:
Letter of credit	(Won)	3,003,459	(Won)	3,148,215	(Won)	3,053,920
Others		5,709,343		6,531,007		7,258,188

	(Won)	8,712,802	(Won)	9,679,222	(Won)	10,312,108

Commitments:
Commitments on loans	(Won)	10,086,874	(Won)	10,499,591	(Won)	12,316,031
Commitments on purchase of securities		32,536		719		1,000,000
Others		144,450		81,979		3,469

	(Won)	10,263,860	(Won)	10,582,289	(Won)	13,319,500

Bills endorsed	(Won)	702	(Won)	—	(Won)	—

	(Won)	36,265,628	(Won)	34,405,320	(Won)	37,731,069

42. Leases

The Company entered into lease contracts to utilize ships, vehicles and other equipment. The general lease conditions are summarized below:

The lease contracts are non-cancellable, and a lessee can return or purchase the asset at the contracted price at the end of the lease term or renew the contract. The Company has ownership of the asset over the entire lease term. In addition, the lease assets are insured with fire insurance and comprehensive insurance which are paid by the lessee. The acquisition cost is determined at the date of the lease contract, and is declared in Korean won and foreign currency. The Company calculates its minimum lease payments by applying criteria rate of interest with a certain rate of margin added.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

Finance lease

The details of the leaser under a finance lease as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follow (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Over 1 year through 5 years	(Won)	—	(Won)	—	(Won)	9,226

Net investment in the lease	(Won)	—	(Won)	—	(Won)	9,226

43. Effects of changes in foreign exchange rates

The effects of changes in foreign exchange rates for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Recognized in current income:
Gain (loss) from foreign currency transaction:
Realized gain	(Won)	292,096	(Won)	576,094
Realized loss		298,673		618,768

		(6,577)		(42,674)
Gain (loss) from foreign currency transaction:
Unrealized gain		97,729		317,551
Unrealized loss		342,618		122,040

		(244,889)		195,511

		(251,466)		152,837

Recognized in other comprehensive income:
Beginning balance		(35,502)		—
Changes during the period		(18,323)		19,512

Ending balance	(Won)	(53,825)	(Won)	19,512

44. Day 1 profit or loss recognition

Changes in Day 1 profit or loss for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Beginning balance	(Won)	(12,237)	(Won)	516
Difference between the transaction price and fair value at initial valuation (*)		(3,975)		(9,402)
Amortization		4,643		1,963
Transactions terminated and others		2,232		(298)

Ending balance	(Won)	(9,337)	(Won)	(7,221)

(*)	Day 1 profit or loss arose from derivatives financial instruments, whose fair values are classified as level 3.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

45. Related-party disclosures

Detail relationship between the Bank and its subsidiaries and the details of investments in associates are disclosed in Note 2 and 25, respectively.

Outstanding balances with related parties as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Controlling entities		Subsidiaries		Associates		Entities under same control		Total
Assets:
Cash and due from banks	(Won)	—	(Won)	352,801	(Won)	—	(Won)	—	(Won)	352,801
Financial assets available -for-sale		1,976,392		481,804		447,224		—		2,905,420
Loans		181,513		2,079,436		222,452		—		2,483,401
(Allowance for possible loan losses)		—		(5,088)		(3)		—		(5,091)
Derivative financial assets		1,681		48,750		1,146		4,902		56,479
Others		324		185,173		14,449		8,035		207,981
(Allowance for possible other asset losses)		—		(42)		—		—		(42)

	(Won)	2,159,910	(Won)	3,142,834	(Won)	685,268	(Won)	12,937	(Won)	6,000,949

Liabilities:
Due to customers	(Won)	449,560	(Won)	282,120	(Won)	43,924	(Won)	1,336	(Won)	776,940
Borrowings		32,343		916,509		3,951		291,667		1,244,470
Derivative financial liabilities		742		18,595		6,143		15,833		41,313
Other liabilities		315		3,715		1,215		48,729		53,974
Other provisions		—		2		138		—		140

	(Won)	482,960	(Won)	1,220,941	(Won)	55,371	(Won)	357,565	(Won)	2,116,837

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

	December 31, 2010
	Controlling entities		Subsidiaries		Associates		Entities under same control		Key management		Total
Assets:
Cash and due from banks	(Won)	—	(Won)	372,069	(Won)	—	(Won)	—	(Won)	—	(Won)	372,069
Financial assets available -for-sale		2,789,173		493,187		557		12,432		—		3,295,259
Loans		134,805		985,733		192,135		220,981		97		1,533,751
(Allowance for possible loan losses)		—		(2,370)		(5,721)		—		(3)		(8,094)
Derivative financial assets		3,476		51,618		—		70,986		—		126,080
Others		848		117,043		431		13,336		—		131,658
(Allowance for possible other asset losses)		—		(10)		(160)		—		—		(170)

	(Won)	2,928,302	(Won)	2,017,270	(Won)	187,242	(Won)	317,645	(Won)	94	(Won)	5,450,553

Liabilities:
Due to customers	(Won)	235,152	(Won)	261,774	(Won)	21,988	(Won)	125,305	(Won)	—	(Won)	644,219
Borrowings		1		526,409		3,423		90,860		—		620,693
Derivative financial liabilities		—		6,188		—		45,724		—		51,912
Other liabilities		151,792		6,515		250		12,004		—		170,561
Other provisions		—		4		147		—		—		151

	(Won)	386,945	(Won)	800,890	(Won)	25,808	(Won)	273,893	(Won)	—	(Won)	1,487,536

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

	January 1, 2010
	Controlling entities		Subsidiaries		Associates		Entities under same control		Key management		Total
Assets:
Cash and due from banks	(Won)	—	(Won)	500,872	(Won)	—	(Won)	—	(Won)	—	(Won)	500,872
Financial assets available-for-sale		—		284,233		—		12,650		—		296,883
Loans		—		895,087		1,583,776		177,651		115		2,656,629
(Allowance for possible loan losses)		—		(209)		(123,958)		(180)		(3)		(124,350)
Derivative financial assets		—		49,608		176,936		60,017		—		286,561
Others		—		102,364		11,591		3,910		—		117,865
(Allowance for possible other asset losses)		—		(1)		(789)		—		—		(790)

	(Won)	—	(Won)	1,831,954	(Won)	1,647,556	(Won)	254,048	(Won)	112	(Won)	3,733,670

Liabilities:
Financial liabilities designated at FVTPL	(Won)	—	(Won)	—	(Won)	—	(Won)	14,262	(Won)	—	(Won)	14,262
Due to customers		1,868		111,462		138,389		171,460		—		423,179
Borrowings		—		446,452		23,945		8,800		—		479,197
Debt issued		—		—		3,000		—		—		3,000
Derivative financial liabilities		—		3,313		76		29,710		—		33,099
Other liabilities		5,705		979		2,815		4,473		—		13,972
Other provisions		—		480		108		—		—		588

	(Won)	7,573	(Won)	562,686	(Won)	168,333	(Won)	228,705	(Won)	—	(Won)	967,297

Transactions with related-parties for the six months ended June 30, 2011 and 2010 are summarized as follows (Korean won in millions):

	Six months ended June 30, 2011
	Controlling entities		Subsidiaries		Associates		Entities under same control		Key management		Total
Income:
Interest income	(Won)	1,596	(Won)	51,062	(Won)	8,002	(Won)	58	(Won)	—	(Won)	60,718
Reversal of allowance for possible loan losses		63		3,933		4,938		—		—		8,934
Commission income and others		71,771		141,707		67,845		22,633		—		303,956

	(Won)	73,430	(Won)	196,702	(Won)	80,785	(Won)	22,691	(Won)	—	(Won)	373,608

Expense:
Interest expense	(Won)	17,958	(Won)	769	(Won)	1,934	(Won)	359	(Won)	—	(Won)	21,020
Credit loss expense		—		10,923		—		—		—		10,923
Administration expense		—		—		—		—		1,125		1,125
Other operating loss		7,869		31,505		10,692		20,981		—		71,047

	(Won)	25,827	(Won)	43,197	(Won)	12,626	(Won)	21,340	(Won)	1,125	(Won)	104,115

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

	Six months ended June 30, 2010
	Controlling entities		Subsidiaries		Associates		Entities under same control		Key management		Total
Income:
Interest income	(Won)	4	(Won)	75,743	(Won)	5,756	(Won)	4,902	(Won)	—	(Won)	86,405
Commission income and others		50		35,722		4,438		72,671		—		112,881

	(Won)	54	(Won)	111,465	(Won)	10,194	(Won)	77,573	(Won)	—	(Won)	199,286

Expense:
Interest expense	(Won)	2,727	(Won)	10,856	(Won)	433	(Won)	260	(Won)	—	(Won)	14,276
Credit loss expense		—		872		3,592		526		—		4,990
Administration expense		—		—		—		83		377		460
Other operating loss		395		22,446		4,405		53,864		—		81,110

	(Won)	3,122	(Won)	34,174	(Won)	8,430	(Won)	54,733	(Won)	377	(Won)	100,836

The Company provided various commitments amounting to (Won)925,155 million and payments guarantees amounting to (Won)35,729 million in the transactions with related party.

46. Scope of consolidation

Changes in scope of consolidation for the six months ended June 30, 2011 are as follows (Korean won in millions):

Newly included in scope of consolidation (28):
Daewoo Engineering & Construction Co., Ltd, KIAMCO KDB Shipping PR-4 Private Fund,
KIAMCO KDB Shipping PR-5 Private Fund, KDB DB-6 Private Fund, KDB DB-7 Private Fund,
KB Evergreen 41 Private Fund, KB Evergreen 42 Private Fund,
Samsung Focus 23 Private Fund, Samsung Focus 24 Private Fund,
Kyobo Axa Tomorrow 3M L-1 Private Fund, IBK Panorama 39 Private Fund,
IBK Panorama 40 Private Fund, Kyobo Axa Tomorrow 6M L-8 Private Fund,
Hanwha Smart 44 Private Fund, Hanwha Smart 45 Private Fund,
Yurie New Athenae 9 Private Fund, Yurie Select 28 Private Fund,
Woori Frontier 7 Private Fund, Woori Frontier 8 Private Fund,
Dongbu Together 49 Private Fund, Dongbu Together 50 Private Fund,
U-Best the 2nd Securitization Specialty Co., Ltd.,HI Dream Private Securities Investment Trust 1,
HI Dream Private Securities Investment Trust 2, Eugene Jarang Private 22 Bond,
Eugene Jarang Private 23 Bond, Midas Private Securities Trust KD-1,
Midas Private Securities Trust KD-2

Excluded from scope of consolidation (23):
KB Evergreen 30 Private Fund, Samsung Focus 20 Private Fund,
Shinhan BNPP 13 Private Fund, Hi 6-4 Private Fund,
Kyobo Axa Tomorrow 6M L-7 Private Fund, KDB DB-5 Private Fund,
Hanwha Smart 37 Private Fund, Yurie New Athenae 5 Private Fund,
Woori Frontier 9 Private Fund, NH-CA 6-1 Private Fund,
Korea Investment Basic 28 Private Fund, Dongbu Together 35 Private Fund,
IBK Panorama 28 Private Fund, KB Evergreen 20 Private Fund,
Hanwha Smart 31 Private Fund, Hana UBS 20 Private Fund,
Yurie New Athenae 3 Private Fund, Woori Frontier 6 Private Fund,
Shinhan BNPP 11 Private Fund, Samsung Focus 17 Private Fund,
KDB DB-4 Private Fund,Kyobo Axa Tomorrow 6M L-6 Private Fund,
KDB 1st Securitization

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

47. Fair value of financial assets and liabilities

The details of the fair value of financial instruments as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets held-for-trading	(Won)	979,391	(Won)	3,762,636	(Won)	366	(Won)	4,742,393
Financial assets designated at FVTPL		—		55,380		—		55,380
Financial assets available-for-sale		3,122,499		23,093,953		2,879,276		29,095,728
Derivative financial assets		2,419		5,139,873		797,963		5,940,255

	(Won)	4,104,309	(Won)	32,051,842	(Won)	3,677,605	(Won)	39,833,756

Financial liabilities:
Financial liabilities designated at FVTPL		—		961,473		7,232		968,705
Derivative financial liabilities		53,126		4,020,798		96,929		4,170,853

	(Won)	53,126	(Won)	4,982,271	(Won)	104,161	(Won)	5,139,558

	December 31, 2010
	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets held-for-trading	(Won)	989,682	(Won)	5,166,246	(Won)	15,560	(Won)	6,171,488
Financial assets designated at FVTPL		—		33,935		—		33,935
Financial assets available-for-sale		3,822,145		21,672,997		913,741		26,408,883
Derivative financial assets		—		5,751,322		311,926		6,063,248

	(Won)	4,811,827	(Won)	32,624,500	(Won)	1,241,227	(Won)	38,677,554

Financial liabilities:
Financial liabilities designated at FVTPL		—		947,659		4,093		951,752
Derivative financial liabilities		—		4,612,560		82,563		4,695,123

	(Won)	—	(Won)	5,560,219	(Won)	86,656	(Won)	5,646,875

	January 1, 2010
	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets held-for-trading	(Won)	336,571	(Won)	3,021,386	(Won)	—	(Won)	3,357,957
Financial assets designated at FVTPL		470		—		89,503		89,973
Financial assets available-for-sale		2,607,470		22,984,357		3,545,272		29,137,099
Derivative financial assets		7,379		7,507,118		104,219		7,618,716

	(Won)	2,951,890	(Won)	33,512,861	(Won)	3,738,994	(Won)	40,203,745

Financial liabilities:
Financial liabilities designated at FVTPL		—		1,168,550		139,749		1,308,299
Derivative financial liabilities		—		6,521,130		127,526		6,648,656

	(Won)	—	(Won)	7,689,680	(Won)	267,275	(Won)	7,956,955

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

Changes in carrying value of level 3 financial instruments, whose fair value is categorized as level 3, for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six-months ended June 30, 2011
	Beginning balance		Current profit or loss		Other comprehensive income		Purchase		Disposal		Settlement		Level transfers		Foreign exchange differences		Ending balance
Assets:
Financial assets held-for-trading	(Won)	15,560	(Won)	—	(Won)	—	(Won)	366	(Won)	(15,560)	(Won)	—	(Won)	—	(Won)	—	(Won)	366
Financial assets available -for-sale		913,741		39,075		11,099		2,028,862		(490,354)		—		(11,269)		388,122		2,879,276
Derivative financial assets		311,926		437,447		—		56,946		—		(8,356)		—		—		797,963

	(Won)	1,241,227	(Won)	476,522	(Won)	11,099	(Won)	2,086,174	(Won)	(505,914)	(Won)	(8,356)	(Won)	(11,269)	(Won)	388,122	(Won)	3,677,605

Liability:
Financial liabilities designated FVTPL	(Won)	4,093	(Won)	141	(Won)	—	(Won)	—	(Won)	—	(Won)	2,998	(Won)	—	(Won)	—	(Won)	7,232
Derivative financial liabilities		82,563		(45,356)		—		52,434		—		7,288		—		—		96,929

	(Won)	86,656	(Won)	(45,215)	(Won)	—	(Won)	52,434	(Won)	—	(Won)	10,286	(Won)	—	(Won)	—	(Won)	104,161

	Six-months ended June 30, 2010
	Beginning balance		Current profit or loss		Other comprehensive income		Purchase		Disposal		Settlement		Level transfers		Foreign exchange differences		Beginning balance
Assets:
Financial assets held-for-trading	(Won)	—	(Won)	—	(Won)	—	(Won)	88,825	(Won)	(36,736)	(Won)	—	(Won)	—	(Won)	299	(Won)	52,388
Financial assets designated at FVTPL		89,503		—		—		—		—		(89,503)		—		—		—
Financial assets available-for-sale		3,545,272		91,480		4,962		1,886,257		(95,316)		(751,473)		(275,542)		(417,100)		3,988,540
Derivative financial assets		104,219		28,695		—		9,133		—		59,610		—		—		201,657

	(Won)	3,738,994	(Won)	120,175	(Won)	4,962	(Won)	1,984,215	(Won)	(132,052)	(Won)	(781,366)	(Won)	(275,542)	(Won)	(416,801)	(Won)	4,242,585

Liability:
Financial liabilities designated FVTPL	(Won)	139,749	(Won)	(77)	(Won)	—	(Won)	—	(Won)	—	(Won)	(134,236)	(Won)	—	(Won)	—	(Won)	5,436
Derivative financial liabilities		127,526		(43,821)		(1,237)		(42,374)		—		(25,649)	(Won)	—	(Won)	—		14,445

	(Won)	267,275	(Won)	(43,898)	(Won)	(1,237)	(Won)	(42,374)	(Won)	—	(Won)	(159,885)	(Won)	—	(Won)	—	(Won)	19,881

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

48. Categories of financial assets and liabilities

Categorization of the Company’s financial assets and liabilities as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Cash and cash equivalents		Financial instruments held-for-trading		Financial instruments designated at FVTPL		Available- for-sale financial instruments		Held-to-maturity financial instruments		Loan and receivables		Financial liabilities carrying at amortized cost		Derivative financial instruments utilized in fair value hedging		Total
Financial assets:
Cash and due from banks	(Won)	1,331,426	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	1,686,418	(Won)	—	(Won)	—	(Won)	3,017,844
Financial assets held-for-trading		1,002		4,741,391		—		—		—		—		—		—		4,742,393
Financial assets designated at FVTPL		—		—		55,380		—		—		—		—		—		55,380
Financial assets available-for-sale		598,458		—		—		28,497,270		—		—		—		—		29,095,728
Financial assets held-to-maturity		—		—		—		—		1,121,148		—		—		—		1,121,148
Loans		960,436		—		—		—		—		74,209,251		—		—		75,169,687
Derivative financial assets		—		4,817,018		—		—		—		—		—		1,123,237		5,940,255
Others		—		—		—		—		—		7,160,487		—		—		7,160,487

	(Won)	2,891,322	(Won)	9,558,409	(Won)	55,380	(Won)	28,497,270	(Won)	1,121,148	(Won)	83,056,156	(Won)	—	(Won)	1,123,237	(Won)	126,302,922

Financial liabilities:
Financial liabilities designated at FVTPL	(Won)	—	(Won)	—	(Won)	968,705	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	968,705
Due to customers		—		—		—		—		—		—		24,114,764		—		24,114,764
Borrowings		—		—		—		—		—		—		25,479,802		—		25,479,802
Debt issued		—		—		—		—		—		—		46,059,829		—		46,059,829
Derivative financial liabilities		—		4,037,024		—		—		—		—		—		133,829		4,170,853
Others		—		—		—		—		—		—		8,403,800		—		8,403,800

	(Won)	—	(Won)	4,037,024	(Won)	968,705	(Won)	—	(Won)	—	(Won)	—	(Won)	104,058,195	(Won)	133,829	(Won)	109,197,753

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

	December 31, 2010
	Cash and cash equivalents		Financial instruments held-for-trading		Financial instruments designated at FVTPL		Available-for-sale financial instruments		Held-to-maturity financial instruments		Loan and receivables		Financial liabilities carrying at amortized cost		Derivative financial instruments utilized in fair value hedging		Total
Financial assets:
Cash and due from banks	(Won)	984,597	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	388,048	(Won)	—	(Won)	—	(Won)	1,372,645
Financial assets held-for-trading		—		6,171,488		—		—		—		—		—		—		6,171,488
Financial assets designated at FVTPL		—		—		33,935		—		—		—		—		—		33,935
Financial assets available-for-sale		—		—		—		26,408,883		—		—		—		—		26,408,883
Financial assets held-to-maturity		—		—		—		—		1,152,432		—		—		—		1,152,432
Loans		2,256,002		—		—		—		—		71,394,600		—		—		73,650,602
Derivative financial assets		—		4,827,343		—		—		—		—		—		1,235,905		6,063,248
Others		—		—		—		—		—		4,070,003		—		—		4,070,003

	(Won)	3,240,599	(Won)	10,998,831	(Won)	33,935	(Won)	26,408,883	(Won)	1,152,432	(Won)	75,852,651	(Won)	—	(Won)	1,235,905	(Won)	118,923,236

Financial liabilities:
Financial liabilities designated at FVTPL	(Won)	—	(Won)	—	(Won)	951,752	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	951,752
Due to customers		—		—		—		—		—		—		19,640,762		—		19,640,762
Borrowings		—		—		—		—		—		—		23,541,415		—		23,541,415
Debt issued		—		—		—		—		—		—		44,805,248		—		44,805,248
Derivative financial liabilities		—		4,484,218		—		—		—		—		—		210,905		4,695,123
Others		—		—		—		—		—		—		6,254,916		—		6,254,916

	(Won)	—	(Won)	4,484,218	(Won)	951,752	(Won)	—	(Won)	—	(Won)	—	(Won)	94,242,341	(Won)	210,905	(Won)	99,889,216

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

	January 1, 2010
	Cash and cash equivalents		Financial instruments held-for-trading		Financial instruments designated at FVTPL		Available-for-sale financial instruments		Held-to-maturity financial instruments		Loan and receivables		Financial liabilities carrying at amortized cost		Derivative financial instruments utilized in fair value hedging		Total
Financial assets:
Cash and due from banks	(Won)	725,407	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	1,110,393	(Won)	—	(Won)	—	(Won)	1,835,800
Financial assets held-for-trading		—		3,357,957		—		—		—		—		—		—		3,357,957
Financial assets designated at FVTPL		—		—		89,973		—		—		—		—		—		89,973
Financial assets available-for-sale		—		—		—		29,137,099		—		—		—		—		29,137,099
Financial assets held-to-maturity		—		—		—		—		378,836		—		—		—		378,836
Loans		1,127,152		—		—		—		—		75,542,598		—		—		76,669,750
Derivative financial assets		—		6,743,185		—		—		—		—		—		875,531		7,618,716
Others		—		—		—		—		—		4,550,341		—		—		4,550,341

	(Won)	1,852,559	(Won)	10,101,142	(Won)	89,973	(Won)	29,137,099	(Won)	378,836	(Won)	81,203,332	(Won)	—	(Won)	875,531	(Won)	123,638,472

Financial liabilities:
Financial liabilities designated at FVTPL	(Won)	—	(Won)	—	(Won)	1,308,299	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	1,308,299
Due to customers		—		—		—		—		—		—		14,756,525		—		14,756,525
Borrowings		—		—		—		—		—		—		31,267,111		—		31,267,111
Debt issued		—		—		—		—		—		—		50,945,645		—		50,945,645
Derivative financial liabilities		—		6,405,668		—		—		—		—		—		242,988		6,648,656
Others		—		—		—		—		—		—		5,194,809		—		5,194,809

	(Won)	—	(Won)	6,405,668	(Won)	1,308,299	(Won)	—	(Won)	—	(Won)	—	(Won)	102,164,090	(Won)	242,988	(Won)	110,121,045

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

49. Non-current assets held-for-sale

The details of non-current assets held-for-sale as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Non-current assets held-for-sale:
Investments in associates (*1)	(Won)	1,926,417	(Won)	1,038,528	(Won)	1,038,528
Property and equipment (*2)		457,502		—		3,870

	(Won)	2,383,919	(Won)	1,038,528	(Won)	1,042,398

Equity related to non-current assets held-for-sale:
Unrealized gain on valuation of associates		302,186		302,186		302,186
Income tax effect		(66,481)		(66,481)		(66,481)

	(Won)	235,705	(Won)	235,705	(Won)	235,705

(*1)	The Company has been in progress of selling Daewoo shipbuilding & Marine Engineering Co., Ltd (Number of shares : 59,825,596 shares) and Korea Express Inc., (Number of shares : 1,215,291 shares) and will complete the procedures soon.
(*2)	Property and equipment is owned by Daewoo E&C Co., Ltd and it will be sold soon.

The details of income and loss related non-current assets held-for-sale as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010
Gain on disposal of non-current assets held-for-sale	(Won)	7,214	(Won)	179
Loss on disposal of non-current assets held-for-sale	(Won)	(2,562)	(Won)	(179)

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

50. Additional cash flows information

Cash and cash equivalents in the statement of cash flows as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Cash and due from banks:
Cash	(Won)	168,373	(Won)	175,032	(Won)	129,225
Deposits		1,163,053		809,565		596,182

		1,331,426		984,597		725,407
Financial assets held-for-trading:
Government bonds		1,002		—		—
Financial assets available-for-sale:
Government bonds		598,458		—		—
Loans:
Call loans		790,098		2,167,031		1,032,998
Loans to banks		170,338		88,971		94,154

	(Won)	960,436	(Won)	2,256,002	(Won)	1,127,152

	(Won)	2,891,322	(Won)	3,240,599	(Won)	1,852,559

Total interest and dividend that received or paid for six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Total interest received	(Won)	2,615,514	(Won)	3,379,119
Total interest paid	(Won)	1,336,002	(Won)	1,585,314
Total dividend received	(Won)	93,869	(Won)	73,645

51. Business combinations

Acquisition of Daewoo E&C

On January 6, 2011, the Company additionally acquired 29.12% of voting shares of Daewoo E&C. So, the Company secured 50.75% ownership. The acquisition date was deemed on January 1, 2011. The Company accounted for the acquisition using the purchase method.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

The details of identifiable assets and liabilities of Daewoo E&C at the acquisition date are as follows (Korean won in millions):

	Carrying amount		Fair value (*1)
Assets:
Cash and due from banks	(Won)	639,668	(Won)	639,668
Financial assets held-for-trading		4,650		4,650
Financial assets available-for-sale		729,008		729,008
Derivative financial assets		406		406
Investments in associates		155,162		155,162
Property and equipment		665,194		665,192
Investment properties		359,145		359,145
Intangible assets (*2)		75,816		2,386,676
Deferred tax assets		480,635		480,635
Others		5,463,574		5,461,742
Non-current assets held-for-sale		1,377,955		1,281,928

	(Won)	9,951,213	(Won)	12,164,212

Liabilities:
Borrowings	(Won)	1,002,816	(Won)	1,002,816
Debt issued		1,579,751		1,598,258
Derivative financial liabilities		165,080		165,080
Severance and retirement benefits		129,811		129,811
Other allowances		100,909		100,909
Deferred income tax liabilities		16,258		501,336
Current tax liabilities		8,758		8,758
Policy reserve and others		3,520,082		3,520,082

	(Won)	6,523,465	(Won)	7,027,050

Identifiable net assets	(Won)	3,427,748		5,137,162

Non-controlling interest (*3)				(2,564,720)
Goodwill (*4)				606,051

Net assets acquired			(Won)	3,178,493

(*1)	Fair value of acquired assets and liabilities was measured using the discounted future cash flow method.
(*2)	Intangible assets consists of identifiable assets amounting to (Won)2,310,860 millions such as trade-mark right, patent and orders on hand.
(*3)	Non-controlling interest was measured in proportion to identifiable net assets.
(*4)	Goodwill consists of synergies to be created through business combination and specifically unidentifiable assets. Goodwill will not be included when calculating net assets acquired for tax purposes.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

The summary of cash flows from the acquisition is as follows (Korean won in millions):

	Amounts
Acquisition cost paid in cash (*)	(Won)	3,178,493
Cash and cash equivalents owned by the acquiree		(639,668)

Cash outflows from the acquisition	(Won)	2,538,825

(*)	Acquisition cost paid in cash includes prior year’s common share acquisition amounting to (Won)1,000,010 million.

After the acquisition of Daewoo E&C, operating income and net income is amounted to (Won)3,559,785 million and (Won)152,929 million, respectively.

52. Explanation of transition to K-IFRS

The details of reconciliation from Korea GAAP to K-IFRS key financial figures as of December 31, 2010, June 30,2010 and January 1, 2010 are as follows (Korean won in millions):

	December 31, 2010
	Total assets		Total liabilities		Total equity		Net income		Comprehensive income
Korean-GAAP	(Won)	138,083,425	(Won)	118,692,230	(Won)	19,391,195	(Won)	1,506,847	(Won)	1,571,530
Adjustments:
Changes in calculation of allowance for possible loan losses (*1)		632,380		(160,112)		792,492		219,105		219,105
Financial guarantees		—		(112,135)		112,135		(70,521)		(70,521)
Changes in measurement of severance and retirement benefits		63,916		90,518		(26,602)		32,707		32,707
Deferred income tax effect		(84,073)		(106,980)		22,907		101,707		101,707
Changes in scope of consolidation		(12,645,185)		(10,699,611)		(1,945,574)		63,662		63,662
Others (*2)		(191,295)		1,162,070		(1,353,365)		(625,802)		(689,252)

Total adjustments		(12,224,257)		(9,826,250)		(2,398,007)		(279,142)		(342,592)

K-IFRS	(Won)	125,859,168	(Won)	108,865,980	(Won)	16,993,188	(Won)	1,227,705	(Won)	1,228,938

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

	June 30, 2010
	Total assets		Total liabilities		Total equity		Net income		Comprehensive income
Korean-GAAP	(Won)	146,983,527	(Won)	128,593,883	(Won)	18,389,644	(Won)	329,232	(Won)	658,795
Adjustments:
Changes in calculation of allowance for possible loan losses (*1)		624,362		(87,999)		712,361		138,974		138,974
Financial guarantees		66,953		73,821		(6,868)		59,703		59,703
Changes in measurement of severance and retirement benefits		—		(125,342)		125,342		(57,314)		(57,314)
Deferred income tax effect		(79,848)		14,414		(94,262)		(15,462)		(15,462)
Changes in scope of consolidation		(13,094,407)		(10,863,995)		(2,230,412)		(221,176)		(221,176)
Others (*2)		807,028		1,313,789		(506,761)		158,618		88,673

Total adjustments		(11,675,912)		(9,675,312)		(2,000,600)		63,343		(6,602)

K-IFRS	(Won)	135,307,615	(Won)	118,918,571	(Won)	16,389,044	(Won)	392,575	(Won)	652,193

	January 1, 2010
	Total assets		Total liabilities		Total equity
Korean-GAAP	(Won)	139,149,240	(Won)	121,837,616	(Won)	17,311,624
Adjustments:
Changes in calculation of allowance for possible loan losses (*1)		358,833		(214,554)		573,387
Financial guarantees		72,576		140,902		(68,366)
Changes in measurement of severance and retirement benefits		—		(182,656)		182,656
Deferred income tax effect		(137,955)		(59,155)		(78,800)
Changes in-scope of consolidation		(15,602,132)		(13,592,896)		(2,009,236)
Others (*2)		3,124,074		3,357,567		(233,453)

Total adjustments		(12,184,604)		(10,550,792)		(1,633,812)

K-IFRS	(Won)	126,964,636	(Won)	111,286,824	(Won)	15,677,812

(*1)	Under K-IFRS, allowance for possible loan losses is estimated using the incurred loss model.
(*2)	Other items represent the separation of embedded derivatives, recognition of accrued interest on overdue loans, financial instruments designated at FVTPL and others.

The Company did not disclose comprehensive income for the three months ended June 30, 2010 in accordance with Korean-GAAP. Accordingly, reconciliation of comprehensive income for the three months ended June 30, 2010 is not disclosed.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

Financial instruments designated at FVTPL at first-time adoption

	Fair value at the transition date		Carrying amount under previous GAAP
Financial assets designated at FVTPL (*1)	(Won)	89,973	(Won)	89,973
Financial Liabilities designated at FVTPL (*2)		1,308,299		1,330,748

	(Won)	1,398,272	(Won)	1,420,721

(*1)	Financial assets designated at FVTPL are comprised of securities amounted to (Won)470 million of securities, (Won)92,526 million of loans and (Won)3,023 million of derivatives liabilities as of December 31, 2009 of GAAP.
(*2)	Financial liabilities designated at FVTPL are comprised of (Won)163,224 million of borrowings, (Won)1,191,000 million of debt issued and (Won) 23,476 million of derivatives assets as of December 31, 2009 of GAAP.

K-IFRS cash flow differences adjustment

Income tax payment is represented separately in the statement of cash flows in accordance with K-IFRS, which was not separately shown in the statement of cash flows under Korean-GAAP. The transaction related with certain securities are reclassified as investing activities from operating activities. There is no significant differences in the statement of cash flows prepared under K-IFRS and Korean-GAAP except the items mentioned above.

53. Risk management

Introduction

Objectives and policies

The Bank’s risk management aims to maintain financial soundness and effectively manage various risks pertinent to the nature of the Bank’s business. In addition, the Bank has improved the risk management process to reflect the changes in the financial environment. The Bank has set up and fulfilled policies to manage risks timely and effectively. Pursuant to the policies, the Bank’s risks shall be

•	managed comprehensively and independently.

•	recognized timely, evaluated exactly and managed effectively.

•	maintained to the extent that the risks balance with profit.

•	diversified appropriately to avoid concentration on specific segments.

•	managed to prevent from being excessively exposed by setting up and managing the tolerance limit and the guidelines.

Risk management strategy and process

The Bank measures risks in a way so as to monitor and manage. The Bank’s risk management is at the level that the information generated in the risk management process is integrated and applied strategically to the Bank’s business. In the circumstance that risk management is recognized as the key function in the banking operations, the Bank reestablishes risk management from an adaptive and limited role to a leading and comprehensive role.

In addition, the Bank has focused on regular communications among the various departments to form a consensus on the strategy and process of risk management.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

Risk management governance

Risk Management Committee

The Bank’s Risk Management Committee (the “Committee”) is comprised of the chief commissioner, the president of the Bank, and four commissioners including outside directors. The Committee’s function is to establish the policies of risk management; to evaluate the capital adequacy of the Bank; to discuss material issues relating to risk management; and to present its preliminary decisions on material issues to the board of directors.

The president of the Bank and the head of Risk Management Department

The president abides by risk management policies and manages and monitors whether the Bank’s risk management and internal controls are effectively operated. The head of the Risk Management Department is responsible for supervising overall administration of risk management and providing the risk-related information to members of the board of directors and the Bank’s top management.

Risk Management Practice Committee

The Bank’s Risk Management Practice Committee supports the head of Risk Management Department in performing review at an operational level. The Risk Management Practice Committee is divided into each risk type (i.e. credit risk, market risk, interest rate risk, liquidity risk and operational risk). The Risk Management Practice Committee consists of the leaders of business segments.

Performance of Risk Management Committee

The Risk Management Committee performs comprehensive review of all the affairs related to risk management and deliberating the decisions of the board of directors. For the six months ended June 30, 2011, the key activities of the Risk Management Committee are as follows:

•	Major deliberation

•	Regulating and amendment due to reorganization of risk management committee

•	Risk management committee set-up

•	Major reporting

•	Monthly results of risk management

•	Foundation and alteration on evaluation and approval criteria of private loan

•	Distribution of inner capital limit and control standard of inner capital for the year

•	Integrated analysis on crisis situation and capital adequacy

•	Status for management of IT Operating Risk

•	Provision of regulatory reserve for possible loan losses under K-IFRS and expansion of individual assessment (mainly focusing PF loans)

Improvement of risk management system

For continuous improvement of risk management, financial soundness and capital adequacy, the Bank performs the following:

•	Improvement of risk management system under Basel II

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

•

In 2008, the Korean Financial Supervisory (“FSS”) provided a detail guideline on the capital adequacy and, in turn, the Bank improved the internal capital adequacy assessment process for more effective capital adequacy management. Pursuant to Roll-Out Plan, the Bank plans to improve the model for Low Default Portfolio (“LDP”).

•	The Bank elaborated the risk measuring criteria (including credit risk parameter and measuring logic) to enhance the practical uses of risk management system under Basel II.

•	The Advanced Measurement Approach (“AMA”) was preliminarily operated for calculating the operational risk.

•	Set-up of the risk management infrastructure

•

The Bank completed the development of RAPM system in order to reflect risks to the Bank’s business and enhance decision-making support function. Using the RAPM, the Bank evaluates the performances of each branch from 2010.

•

The Bank enforced the risk management related to irregular compound derivatives and as part of the enforcement, the Bank validated the derivative pricing model that the Bank’s front office had developed.

Risk management reporting and measuring system

The Bank tries consistently to measure and manage objectively and rationally all of significant risk types with reference to the characteristics of operational areas, assets, and risks. In relation to reporting and measurement, the Bank has developed the application systems which are listed as follows:

Application system	Approach	Completion date	Major function
Corporate Credit Rating System	Logit Model	Jun. 2004 Mar. 2008 Mar. 2010	Calculate corporate credit rating
Credit Risk Measurement System	CreditRisk+ Credit Metrics	Jul. 2003 Nov. 2007	Summarize exposures, manage exposure limit and calculate Credit VaR
Market Risk Management System	RiskWatch	Jun. 2002	Summarize position, manage exposure limit and calculate Market VaR
Interest/Liquidity Risk Management System	OFSA	Feb. 2006	Calculate repricing gap, duration gap, VaR and EaR
Operational Risk Management System	Standardized Approach AMA	May 2006 May 2009	Manage the process and calculate CSA, KRI, OP and VaR Calculate Op VaR

Response and Plan for Basel II

The Korean authority implemented Basel II in January 2008 and adopted the Standardized Approach and the Foundation Internal Rating-Based Approach. The Advanced Approaches were later adopted in 2009.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

In conformity with the implementation roadmap of Basel II, the Bank obtained the approval to use the Foundation Internal Rating-Based Approach in the credit risk from the FSS in July 2008 and has applied the approach since June 2008. The Bank has applied Standardized Approach in the market risk and operational risk.

The Bank plans to adopt the Advanced Approaches (Credit risk: Advanced Internal Rating-Based Approach, Operational risk: Advanced Measurement Approach etc) to enhance reliability and financial soundness for the future. In preparing the adoption, the Bank also plans to improve the related systems and policies.

Internal capital adequacy assessment process

Internal capital adequacy assessment process is defined as the process that the Bank aggregates significant risks, calculates its internal capital, compares the internal capital with the available capital and assesses its internal capital adequacy.

•	Internal capital adequacy assessment

For the purpose of the internal capital adequacy assessment, the Bank calculates its aggregated internal capital and available capital by evaluating all significant risks and taking into account the quality and components of capital and then assesses the internal capital adequacy by comparing the aggregated internal capital with the available capital.

•	Goal setting in the internal capital management

The Bank sets up on an annual basis a basic plan of risk management for the maintenance of the internal capital adequacy within the limits of available capital. The Risk Management Committee deliberates on the plan and the board of directors approves the plan. The Bank sets up the goal of the BIS capital adequacy ratio in consideration of the risk appetite, prior year’s internal capital, financial environment, operation’s direction and scale.

•	Allocation of internal capital

The Bank’s entire internal capital is allocated to each headquarter and department reflecting the amount of the available risk and the business scale after the Risk Management Committee’s deliberation and the board of directors’ approval. The allocated internal capital is monitored regularly and managed using various management methods. The results of monitoring and managing the allocated internal capital are reported to the Risk Management Committee and others. In case of any material changes in the Bank’s business plan or risk operation strategy, the Bank adjusts the allocation.

•	Composition of internal capital

Internal capital is composed of quantifiable and non-quantifiable risks. The quantifiable risk is composed of credit risk, market risk, interest rate risk, operational risk and credit concentration risk. The quantifiable risk is measured quantitatively by applying reasonable methodology using objective data. Non-quantifiable risk is comprised of strategy risk, reputation risk, residual risk on asset securitization and others. Non-quantifiable risks not measured quantitatively because appropriate measuring methodology and related data do not exist to rate its risk level.

Credit Risk

Concept

Credit risk is defined as potential losses resulting from counterparty’s default or refusal to perform obligations.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

Approach to credit risk management

Summary of credit risk management

The Bank regards credit risk as the most important risk area in its business operations, and accordingly, closely monitors its credit risk exposure. The Bank manages both credit risk at portfolio level and at individual credit level. At portfolio level, the Bank reduces credit concentration and restructures the portfolio in such a way to maximize profitability considering the risk level. To avoid credit concentration on a particular sector, the Bank manages credit limits by client, group, and industry. The Bank also resets exposure management directives for each industry by conducting an industry credit evaluation twice a year.

At the individual credit level, relationship manager (“RM”), credit officer (“CO”) and the Credit Review Committee manage each borrower’s credit risk.

Post management and insolvent borrower management

The Bank consistently monitors the borrower’s credit rating from the date of the loan to the date of final collection of debt and inspects the borrower’s status regularly and frequently in order to prevent bad debts generated from newer accounts and to stabilize the number of debt recoveries.

In addition, the early warning system is operated timely to find out borrowers that are likely to be highly insolvent. Early warning system provides financial information, financial transaction information, public information and market information of the borrower. Using the information, the relationship officer and the credit officer consistently watch out for the changes in the borrower’s credit rating.

Under the early warning system, the borrower that is highly likely to be insolvent is classified as early warning borrower or precautionary borrower. The Bank sets up a specific and practical stabilization plan on the borrower considering the borrower’s characteristics and constantly manages whether the borrower complies with the plan. The borrower classified as substandard borrower doubtful borrower or estimated loss is managed by the Bank’s department which is exclusively responsible for insolvent borrowers. The department takes legal proceedings, disposals or corporate turnaround with the borrower.

Classification of asset soundness and allowance for bad debts provision

Classification of asset soundness is fulfilled by the analysis and assessment of credit risk. The classification is used in order to prevent further occurrence of insolvent asset and promote the normalization of existing insolvent asset and enhance the stabilization of operational asset.

Based on the Regulation on Supervision of Banking Business, the Bank established guidelines on classification of asset soundness according to Forward Looking Criteria (“FLC”) by which asset soundness is classified reflecting not only the past record of repayment but debt repayment capacity

In conformity with the guidelines, the Bank’s assets are classified as normal, precautionary, substandard, doubtful or estimated loss by credit rating and the Bank provides allowance for bad debts for each level of classification.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

Loans

The details of loans as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Neither past due nor impaired	(Won)	73,778,410	(Won)	72,102,809	(Won)	75,849,816
Past due but not impaired		270,080		298,136		207,564
Impaired		2,666,582		2,817,995		1,762,414

Total		76,715,072		75,218,940		77,819,794
Allowance for possible loan losses		(1,419,004)		(1,423,122)		(1,043,548)
Present value discount		(90,124)		(116,218)		(90,216)
Deferred loan handling fees		(36,257)		(28,998)		(16,280)

Net amount	(Won)	75,169,687	(Won)	73,650,602	(Won)	76,669,750

Ratio of allowance for possible loan losses to total loans (%)		1.85		1.89		1.34

Loans that are neither past due nor impaired

Loans that are neither past due nor impaired as of June 30, 2011, December 31, 2010 and January 1, 2010 consist of the followings (Korean won in millions):

	June 30, 2011
	Loans in Korean won								Other loans
	Loans for working capital		Loans for facility development		Others		Loans in foreign currency		Private placed corporate bonds		Others		Total
AAA ~ B (Normal)	(Won)	14,447,849	(Won)	25,149,423	(Won)	1,370,141	(Won)	17,073,195	(Won)	5,884,923	(Won)	6,597,719	(Won)	70,523,250
CCC (Precautionary)		1,173,786		377,533		—		736,397		292,528		349,916		2,930,160
CC (Substandard)		58,986		50,780		—		86,356		7,923		18,353		222,398
C (Doubtful)		242		208		—		—		—		—		450
D (Estimated Loss)		2,335		—		99,774		—		—		43		102,152

	(Won)	15,683,198	(Won)	25,577,944	(Won)	1,469,915	(Won)	17,895,948	(Won)	6,185,374	(Won)	6,966,031	(Won)	73,778,410

	December 31, 2010
	Loans in Korean won								Other loans
	Loans for working capital		Loans for facility development		Others		Loans in foreign currency		Private placed corporate bonds		Others		Total
AAA ~ B (Normal)	(Won)	12,051,472	(Won)	23,608,477	(Won)	1,392,064	(Won)	17,468,184	(Won)	6,622,206	(Won)	8,366,003	(Won)	69,508,406
CCC (Precautionary)		1,171,775		378,170		—		306,288		249,307		300,813		2,406,353
CC (Substandard)		122,837		31,418		—		3,562		11,923		15,857		185,597
C (Doubtful)		—		—		17		—		—		—		17
D (Estimated Loss)		—		2,436		—		—		—		—		2,436

	(Won)	13,346,084	(Won)	24,020,501	(Won)	1,392,081	(Won)	17,778,034	(Won)	6,883,436	(Won)	8,682,673	(Won)	72,102,809

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

	January 1, 2010
	Loans in Korean won								Other loans
	Loans for working capital		Loans for facility development		Others		Loans in foreign currency		Private placed corporate bonds		Others		Total
AAA ~ B (Normal)	(Won)	10,799,823	(Won)	23,994,787	(Won)	485,348	(Won)	19,098,950	(Won)	12,075,934	(Won)	7,713,519	(Won)	74,168,361
CCC (Precautionary)		218,673		244,391		—		391,003		88,939		40,642		983,648
CC (Substandard)		246,924		170,975		—		103,304		7,923		144,689		673,815
C (Doubtful)		—		—		—		6,013		—		—		6,013
D (Estimated Loss)		589		—		—		17,390		—		—		17,979

	(Won)	11,266,009	(Won)	24,410,153	(Won)	485,348	(Won)	19,616,660	(Won)	12,172,796	(Won)	7,898,850	(Won)	75,849,816

Loans that are past due but not impaired as of June 30, 2011, December 31, 2010 and January 1, 2010 consist of the followings (Korean won in millions):

	June 30, 2011
	Loans in Korean won								Other loans
	Loans for working capital		Loans for facility development		Others		Loans in foreign currency		Private placed corporate bonds		Others		Total
Less 30 days	(Won)	73,041	(Won)	37,635	(Won)	39,181	(Won)	61,220	(Won)	1,800	(Won)	10,542	(Won)	223,419
Less 30 ~ 60 days		17,839		—		9,355		—		—		—		27,194
Less 60 ~ 90 days		1,562		—		17,905		—		—		—		19,467

	(Won)	92,442	(Won)	37,635	(Won)	66,441	(Won)	61,220	(Won)	1,800	(Won)	10,542	(Won)	270,080

	December 31, 2010
	Loans in Korean won								Other loans
	Loans for working capital		Loans for facility development		Others		Loans in foreign currency		Private placed corporate bonds		Others		Total
Less 30 days	(Won)	50,782	(Won)	103,602	(Won)	29,689	(Won)	61,311	(Won)	10,700	(Won)	8,708	(Won)	264,792
Less 30 ~ 60 days		2,010		—		10,002		—		—		—		12,012
Less 60 ~ 90 days		495		—		20,837		—		—		—		21,332

	(Won)	53,287	(Won)	103,602	(Won)	60,528	(Won)	61,311	(Won)	10,700	(Won)	8,708	(Won)	298,136

	January 1, 2010
	Loans in Korean won								Other loans
	Loans for working capital		Loans for facility development		Others		Loans in foreign currency		Private placed corporate bonds		Others		Total
Less 30 days	(Won)	116,494	(Won)	19,147	(Won)	—	(Won)	13,016	(Won)	2,900	(Won)	8,143	(Won)	159,700
Less 30 ~ 60 days		19,455		17,976		—		3,054		—		—		40,485
Less 60 ~ 90 days		650		—		—		5,729		1,000		—		7,379

	(Won)	136,599	(Won)	37,123	(Won)	—	(Won)	21,799	(Won)	3,900	(Won)	8,143	(Won)	207,564

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

Impaired loans

Impaired loans as of June 30, 2011, December 31, 2010 and January 1, 2010 consist of the followings (Korean won in millions):

	June 30, 2011
	Loans in Korean won								Other loans
	Loans for working capital		Loans for facility development		Others		Loans in foreign currency		Private placed corporate bonds		Others		Total
Individually assessed loans	(Won)	1,210,768	(Won)	260,440	(Won)	3,626	(Won)	251,420	(Won)	479,139	(Won)	106,439	(Won)	2,311,832
Collectively assessed loans		101,841		85,652		—		146,132		10,460		10,665		354,750

	(Won)	1,312,609	(Won)	346,092	(Won)	3,626	(Won)	397,552	(Won)	489,599	(Won)	117,104	(Won)	2,666,582

	December 31, 2010
	Loans in Korean won								Other loans
	Loans for working capital		Loans for facility development		Others		Loans in foreign currency		Private placed corporate bonds		Others		Total
Individually assessed loans	(Won)	1,239,885	(Won)	209,578	(Won)	—	(Won)	152,947	(Won)	422,364	(Won)	465,651	(Won)	2,490,425
Collectively assessed loans		75,058		86,868		28,663		115,433		9,460		12,088		327,570

	(Won)	1,314,943	(Won)	296,446	(Won)	28,663	(Won)	268,380	(Won)	431,824	(Won)	477,739	(Won)	2,817,995

	January 1, 2010
	Loans in Korean won								Other loans
	Loans for working capital		Loans for facility development		Others		Loans in foreign currency		Private placed corporate bonds		Others		Total
Individually assessed loans	(Won)	843,398	(Won)	315,154	(Won)	—	(Won)	120,918	(Won)	119,422	(Won)	170,724	(Won)	1,569,616
Collectively assessed loans		47,208		36,839		—		73,629		6,360		28,762		192,798

	(Won)	890,606	(Won)	351,993	(Won)	—	(Won)	194,547	(Won)	125,782	(Won)	199,486	(Won)	1,762,414

Measurement methodology of credit risk

Pursuant to Basel II, the Bank selects the measurement methodology of credit risk considering the difficulty of measurement, measurement factors, estimating methods and others. Measurement approaches are divided into Standardized Approach and Internal Rating-Based Approach.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

(1) Standardized Approach (“SA”)

In the case of the Standardized Approach, the risk weights are applied according to the credit rating assessed by External Credit Assessment Institution (“ECAI”).

Risk weights in each credit rating are as follows:

Credit rating (*)	Corporate	Country	Bank	Asset securitization
AAA ~ AA-	20.0%	0.0%	20.0%	20.0%
A+ ~ A-	50.0%	20.0%	50.0%	50.0%
BBB+ ~ BBB-	100.0%	50.0%	100.0%	100.0%
BB+ ~ BB-	100.0%	100.0%	100.0%	350.0%
B+ ~ B-	150.0%	100.0%	100.0%	Deducted from equity capital (1,250%)
Below B-	150.0%	150.0%	150.0%	”
Unrated	100.0%	100.0%	100.0%	”

(*)	Credit rating is referenced that of global credit rating agencies such as S&P or Moody’s

The OECD, S&P, Moody’s and Fitch are designated as foreign ECAI and Korea Investors Service Co., Ltd., NICE Investors Services Co., Ltd. and the Korea Ratings Co., Ltd. are designated as domestic ECAI.

The Bank assesses the credit rating based on the same borrower’s unsecured and senior loans. In the case where the borrower’s risk weight is higher than the unrated exposure’s risk weight (100%), the higher weight is applied. In the case where the borrower has more than one rating, the higher weight of the two lowest weights (second best criteria) is applied.

(2) Internal Rating-Based Approach (“IRB”)

The Bank should be approved by the FSS and also should meet the requirement pre-set by the FSS to use the Internal Rating-Based Approach.

In July 2008, the Bank was approved by the FSS to use the Foundation Internal Rating-Based Approach. The Bank has calculated credit risk weighted asset using the approach since July 2008.

(3) Measurement method of credit risk weighted asset

The Bank has calculated credit risk weighted asset of corporate exposures and asset securitization exposures using the Foundation Internal Rating-Based Approach since December 2009.

The Standardized Approach is permanently applied to country exposures, public institution exposures and bank exposures according to the interpretation of the FSS and the Standardized Approach is applied to overseas subsidiary and the Bank’s branch pursuant to the prior consultation with the FSS.

Some of the phased exposures are using the present Standard Approach (as of December 2010). The Bank plans to complete the implementation of the Internal Rating-Based Approach by 2011 through carrying out additional improvements.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

<Approved measurement method>
Measurement method		Exposure

Standardized Approach	Permanent SA (*1)	— Country, public institution and bank
	SA (* 2)	— Oversea subsidiaries and branches, and other assets

Foundation Internal Rating-Based Approach		— Corporate and small and medium enterprises and asset securitization (at each credit level)

Phased application		— Special lending, nonresidence, non-bank financial institution

(*1)	Pursuant to the interpretation of the FSS, the Standardized Approach is applied to the exposures of governments and banks including public institutions.
(*2)	The Standardized Approach is applied in the case where the credit risk weighted assets of a specific business segment is less than 15% of the entire credit risk weighted assets with the consultation of the FSS.

The mitigated effect of credit risk reflects the related policies which considers eligible collateral and guarantees. The Bank calculates the credit risk-weighted assets using the capital adequacy ratio.

When calculating credit risk-weighted assets for derivatives, the Bank calculates exposure considering a legally enforceable right to set off the exposures.

Exposures at default by the asset type as of June 30, 2011, December 31, 2010 are follows (Korean won in millions):

	June 30, 2011
	Exposure		Credit risk mitigation		Exposure less credit risk mitigation
Government	(Won)	9,459,952	(Won)	—	(Won)	9,459,952
Bank		4,991,816		—		4,991,816
Corporate		89,401,776		20,006		89,381,770
Securities		4,155,830		—		4,155,830
Indirect investment		220,392		—		220,392
Asset securitization		8,446,263		—		8,446,263
Over-the-counter derivatives		8,485,560		3,328,077		5,157,483
Others		27,119,535		162,293		26,957,242

	(Won)	152,281,124	(Won)	3,510,376	(Won)	148,770,748

	December 31, 2010
	Exposure		Credit risk mitigation		Exposure less credit risk mitigation
Government	(Won)	9,403,633	(Won)	—	(Won)	9,403,633
Bank		6,598,854		—		6,598,854
Corporate		84,669,468		73,978		84,595,490
Securities		4,110,671		—		4,110,671
Indirect investment		200,515		—		200,515
Asset securitization		8,514,778		—		8,514,778
Over-the-counter derivatives		8,848,064		3,863,319		4,984,745
Others		22,215,893		134,468		22,081,425

	(Won)	144,561,876	(Won)	4,071,765	(Won)	140,490,111

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

(4) Credit rating model

The results of credit rating are presented as grades through an assessment of the debt repayment capacity that the principal and interest of debt securities or loans are redeemed while complying with contractual redemption schedule.

Using the Bank’s internal credit rating model, the Bank classifies debtors’ credit rating into 10 grades (AAA~D). Plus sign (+) and minus sign (-) are attached to the grades (AA ~ B) to distinguish the difference between credits in the identical grade. As a result, the Bank’s credit rating model uses 20 grades.

The Bank’s regular credit rating process is carried out once a year and in the case of the change of debtor’s credit condition, the credit rating is frequently adjusted as necessary to retain the adequacy of credit rating.

The results of credit rating is applied to various areas such as discrimination of loan processes, loan limit, loan interest rate, post loan management standard process, credit risk measurement, and allowance for bad debts assessment.

(5) Credit process control structure

According to the Principle of Checks and Balances, the Bank has established the credit process control structure by which the credit rating system operates appropriately.

•	Independent assessment of credit rating: The Bank’s business segment (RM) and credit rating assessment segment (CO) are independently operated.

•	Independent control of credit rating system: The control of credit rating system including the development of credit rating model is independently implemented by the Bank’s risk management department.

•	Independent verification of credit rating system: Credit rating system is independently verified by the validation team of the Risk Management Department.

•	Internal audit of credit rating process: Credit rating process is audited by the Bank’s internal audit department.

•	Role of the board of directors and the Bank’s management: Major issues relating to credit process are approved by the board of directors and are regularly monitored by the Bank’s top management.

The Bank reviews the loan collectability based on credit analysis of the borrower. As a result, the Bank may secure additional collateral and/or repayment guarantee, increase the interest rate for loan or perform appropriate actions to cover credit risk, if necessary,

The Bank evaluates the value of the collateral, performance ability of the guarantee and legal validity of the guarantee when those are provided. The Bank re-evaluates the provided collateral and guarantees regularly.

For guarantees, the Bank requires a corresponding written guarantee according to the loan handling standards and evaluates the guarantor’s credit rate in accordance with the credit rating endowment standards.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

Credit exposure

(1)	Geographical information as of June 30, 2011, December 31, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Korea		England		U.S.		Others		Total
Due from banks (excluding due from the BOK)	(Won)	1,269,577	(Won)	3,579	(Won)	15,544	(Won)	550,705	(Won)	1,839,405
Financial assets designated at FVTPL:
Bonds (excluding government bonds)		—		—		—		—		—
Financial assets available-for-sale:
Bonds (excluding government bonds)		12,933,790		653,748		557,984		808,472		14,953,994
Financial assets held-to-maturity:
Bonds (excluding government bonds)		860,193		—		—		61,995		922,188
Loans		93,088,174		369,174		724,690		4,993,433		99,175,471
Derivative financial assets		1,099,504		171		—		23,562		1,123,237
Other assets		11,161,505		91,511		24,203		41,198		11,318,417

		120,412,743		1,118,183		1,322,421		6,479,365		129,332,712

Financial guarantees		54,801,635		—		112		792,119		55,593,866
Credit related commitment (Commitments on loans and others)		10,223,837		—		—		306,024		10,529,861

		65,025,472		—		112		1,098,143		66,123,727

	(Won)	185,438,215	(Won)	1,118,183	(Won)	1,322,533	(Won)	7,577,508	(Won)	195,456,439

	December 31, 2010
	Korea		England		U.S.		Others		Total
Due from banks (excluding due from the BOK)	(Won)	628,440	(Won)	3,775	(Won)	9,768	(Won)	469,728	(Won)	1,111,711
Financial assets designated at FVTPL:
Bonds (excluding government bonds)		110,310		—		—		—		110,310
Financial assets available-for-sale:
Bonds (excluding government bonds)		11,062,010		651,866		539,022		1,275,344		13,528,242
Financial assets held-to-maturity:
Bonds (excluding government bonds)		868,242		—		—		68,472		936,714
Loans		89,929,419		394,348		630,109		4,254,036		95,207,912
Derivative financial assets		1,443,521		558		—		—		1,444,079
Other assets		5,891,215		2,486		9,094		24,272		5,927,067

		109,933,157		1,053,033		1,187,993		6,091,852		118,266,035

Financial guarantees		59,096,110		—		1,327		840,690		59,938,127
Credit related commitment (Commitments on loans and others)		10,994,386		—		—		208,503		11,202,889

		70,090,496		—		1,327		1,049,193		71,141,016

	(Won)	180,023,653	(Won)	1,053,033	(Won)	1,189,320	(Won)	7,141,045	(Won)	189,407,051

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

(2)	Industry information as of June 30, 2011, December 31, 2010 is as follows (Korean won in millions):

	June 30, 2011
	Manufacturing		Service		Others		Total
Due from banks (excluding due from the BOK)	(Won)	1,871	(Won)	871,621	(Won)	965,913	(Won)	1,839,405
Financial assets designated at FVTPL:
Bonds (excluding government bonds)		—		—		—		—
Financial assets available-for-sale:
Bonds (excluding government bonds)		3,428,954		9,036,727		2,488,313		14,953,994
Financial assets held-to-maturity:
Bonds (excluding government bonds)		65,869		789,222		67,097		922,188
Loans		53,501,502		35,791,923		9,882,046		99,175,471
Derivative financial assets		—		1,089,859		33,378		1,123,237
Other assets		12,799		62,740		11,242,878		11,318,417

		57,010,995		47,642,092		24,679,625		129,332,712

Financial guarantees		44,415,325		3,825,175		7,353,366		55,593,866
Credit related commitment (Commitments on loans and others)		36,815		9,799,841		693,205		10,529,861

		44,452,140		13,625,016		8,046,571		66,123,727

	(Won)	101,463,135	(Won)	61,267,108	(Won)	32,726,197	(Won)	195,456,440

	December 31, 2010
	Manufacturing		Service		Others		Total
Due from banks (excluding due from the BOK)	(Won)	—	(Won)	763,172	(Won)	348,539	(Won)	1,111,711
Financial assets designated at FVTPL:
Bonds (excluding government bonds)		—		—		110,310		110,310
Financial assets available-for-sale:
Bonds (excluding government bonds)		2,739,481		8,118,594		2,670,167		13,528,242
Financial assets held-to-maturity:
Bonds (excluding government bonds)		68,297		790,633		77,784		936,714
Loans		50,699,677		35,768,023		8,740,212		95,207,912
Derivative financial assets		220,962		1,212,628		10,489		1,444,079
Other assets		1,540		69,424		5,856,103		5,927,067

		53,729,957		46,722,474		17,813,604		118,266,035

Financial guarantees		48,787,801		3,042,748		8,107,578		59,938,127
Credit related commitment (Commitments on loans and others)		22,162		10,800,623		380,104		11,202,889

		48,809,963		13,843,371		8,487,682		71,141,016

	(Won)	102,539,920	(Won)	60,565,845	(Won)	26,301,286	(Won)	189,407,051

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

(3)	Rating information as of June 30, 2011, December 31, 2010 is as follows (Korean won in millions):

	June 30, 2011
	Due from banks		Financial assets available-for-sale		Financial assets held-to-maturity		Total
AAA~AA-	(Won)	1,310,414	(Won)	4,528,097	(Won)	502,514	(Won)	6,341,025
A+~A-		21,500		1,466,629		166,961		1,655,090
BBB+~BB-		48,642		4,242,521		167,634		4,458,797
Below BB-		55,219		319,700		—		374,919
Unrated		403,630		4,397,047		85,079		4,885,756

	(Won)	1,839,405	(Won)	14,953,994	(Won)	922,188	(Won)	17,715,587

	December 31, 2010
	Due from banks		Financial assets available-for-sale		Financial assets held-to-maturity		Total
AAA~AA-	(Won)	408,867	(Won)	4,263,056,	(Won)	526,471	(Won)	5,198,394
A+~A-		34,268		1,400,192		191,335		1,625,795
BBB+~BB-		52,589		3,836,299		150,464		4,039,352
Below BB-				331,423				331,423
Unrated		615,987		3,697,272		68,443		4,381,702

	(Won)	1,111,711	(Won)	13,528,242	(Won)	936,713	(Won)	15,576,666

The Bank reviews debt serviceability based on credit analysis when handling loans. Depending on the results, credit loan preservation is adjusted as necessary using such methods as interest rate preservation due to credit risk.

The Bank evaluates the value of the collateral, performing ability and legal validity of the guarantee at the initial acquisition. The Bank re-evaluates the provided collateral and guarantees regularly for them to be reasonably preserved.

For guarantees, the Bank demands a corresponding written guarantee according to loan handling standards and the guarantor’s credit rating is independently calculated when in conformance with the credit rating endowment method

Capital management activities

Capital adequacy

The FSS approved the Bank’s use of the Foundation Internal Rating-Based Approach in July 2008. The Bank has been using the same approach when calculating credit risk weighted assets since the end of June 2008. The equity capital ratio and equity capital according to the standards of the Bank for International Settlements are calculated for the purpose of such disclosure. The equity capital ratio and equity capital are calculated on a consolidated basis.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

(1)	BIS capital adequacy ratio

(unit: Korean won in millions)	June 30, 2011		December 31, 2010		January 1, 2010
Equity capital based on BIS (A):	(Won)	16,478,932	(Won)	15,724,982	(Won)	15,399,399
Tier 1 capital		15,478,335		14,642,375		13,867,302
Tier 2 capital		1,000,597		1,082,607		1,532,097

Risk-weighted assets (B):	(Won)	96,015,243	(Won)	90,078,941	(Won)	94,052,684
Credit risk-weighted assets		87,794,139		85,730,427		90,594,757
Market risk-weighted assets		3,867,275		909,729		637,859
Operational risk-weighted assets		4,353,829		3,438,785		2,820,068

BIS capital adequacy ratio (A/B):		17.16		17.46		16.37
Tier 1 capital ratio		16.12		16.26		14.74
Tier 2 capital ratio		1.04		1.20		1.63

(2)	Equity capital based on BIS

(unit: Korean won in millions)	June 30, 2011		December 31, 2010		January 1, 2010
Equity capital (A+B)	(Won)	16,477,578	(Won)	15,724,982	(Won)	15,399,399

Tier 1 capital (A):	(Won)	15,478,335	(Won)	14,642,375		13,867,302
Capital stock		9,251,861		9,251,861		9,241,861
Capital surplus		39,273		39,288		52,168
Retained earnings		7,580,524		6,804,113		5,086,984
Non-controlling interest		19,375		19,614		211,976
Deductions		(1,412,498)		(1,472,501)	(Won)	(725,687)

Tier 2 capital (B):	(Won)	1,000,597	(Won)	1,082,607	(Won)	1,532,097
45% of unrealized gain on financial assets available-for-sale		282,618		172,925		372,140
Term subordinated liabilities		532,014		576,526		973,551
Others		621,157		725,865		446,767
Deductions	(Won)	(435,192)	(Won)	(392,709)	(Won)	(260,361)

Market risk

Concept

Market risk is defined as the possibility of potential loss on a trading position resulting from unexpected fluctuations in interest rates, foreign exchange rates and the price of stocks and derivatives.

Approach to market risk management

Market risk is managed using VaR limit and loss limit. VaR limit is calculated in the view of entire bank and the calculated VaR limit is distributed into each department and each type (price of a stock, interest rates, foreign exchange rates and option). The trading department regulates and operates terms of stop loss and investment limits.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

Using the Standardized Approach and internal model of VaR, the Bank’s VaR is measured daily and the measured VaR is used at risk monitoring and limit management. In the estimation of VaR, the historical simulation and two other supplemental procedures are used: variance-covariance matrix and Monte Carlo simulation. Through the stress test and back test, the estimation of VaR is validated daily.

In estimating of market risk, the Standardized Approach and the internal model are used. The Standardized Approach is used in order to calculate the required capital from market risk and the internal model is used in order to manage risks internally.

Since July 2007 the Bank has measured one-day 99% VaR through the historical simulation method using the time series data of past 250 days under 99% confidence level. The calculated VaR is monitored on a daily basis.

In the implementation of the stress test, the Bank applied three scenarios based on the fluctuation of market index occurred at the time of the historical event that resulted in the significant shock. The stress test is implemented by the system daily in order to provide for crisis occurrence. Furthermore, the Bank is conducting a contingency plan for market risk management. The plan distinguishes the crisis condition into three stages—precautious stage, precrisis stage and crisis stage—through the measurement of the market volatility.

For the validation of the market risk measurement methodology, the Bank daily implements the backtesting that compares the simulated loss, the actual loss and the previous day’s VaR. In addition, the Bank enforces the market risk management relating to irregular compound derivatives through the validation of the derivative pricing model developed by the Bank’s Front Office.

Trading VaR

The Bank’s trading VaRs as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

KDB stand-alone

	June 30, 2011
	Average		Max		Min		June 30, 2011
Interest rates	(Won)	4,223	(Won)	5,356	(Won)	3,470	(Won)	4,206
Price of a stock		1,589		2,600		31		456
Foreign exchange rates		1,398		3,866		350		848
Options		250		412		69		123
Total		4,652		7,155		3,480		4,202

	December 31, 2010
	Average		Max		Min		December 31, 2010
Interest rates	(Won)	3,786	(Won)	4,972	(Won)	3,134	(Won)	3,790
Price of a stock		1,130		1,502		616		1,502
Foreign exchange rates		1,202		3,049		434		514
Options		151		182		23		182
Total		4,128		7,912		2,645		3,530

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

KDB Subsidiaries

	June 30, 2011
	Average		Max		Min		June 30, 2011
Interest rates	(Won)	14,056	(Won)	17,230	(Won)	10,881	(Won)	17,230
Price of a stock		14,666		17,000		12,332		17,000
Foreign exchange rates		12,432		13,848		11,015		13,848
Total		41,153		48,078		34,228		48,078

	December 31, 2010
	Average		Max		Min		December 31, 2010
Interest rates	(Won)	17	(Won)	117	(Won)	—	(Won)	67
Price of a stock		—		—		—		—
Foreign exchange rates		107		373		17		219
Total		109		381		8		231

Interest rate risk

Interest rate risk is defined as the likely loss resulting from the unfavorable fluctuation of interest rate in the Bank’s financial condition and is measured by interest rate VaR and interest rate EaR.

Interest rate VaR is the maximum amount of a decrease in net asset value resulting from the unfavorable fluctuation of interest rate. Interest rate EaR is the maximum amount of decrease in net interest income resulting from the unfavorable fluctuation of interest rate for a year.

The Bank’s interest rate VaR and interest rate EaR are measured through the simulation of conclusive interest rate scenario with the Oracle Financial Services Application (OFSA) and are reported on a monthly basis to the Risk Management Committee. The Management’s target of interest rate VaR and interest rate EaR are approved at the beginning of the year. Additionally, the interest rate VaR and interest rate EaR on a consolidated basis are calculated using the Standardized Approach in order to retain the consistency in the methods used by the Bank and its subsidiaries.

(1) Interest rate EaR/VaR

(unit: Korean won in millions)	June 30, 2011
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	(Won)828,374	(Won)25,430

(Korean won in millions)	December 31, 2010
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	(Won)128,529	(Won)126,280

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

(2) Cash flows by maturity of interest bearing assets and liabilities

Cash flows by maturity of interest bearing assets and liabilities as of June 30, 2011, December 31, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Less 1 month		1~3months		3~12months		Less 1~5 years		Over 5 years		Total
Assets:
Cash and due from banks	(Won)	1,294,907	(Won)	309,339	(Won)	242,990	(Won)	21,681	(Won)	—	(Won)	1,868,917
Financial assets designated at FVTPL		—		—		1,122		3,153		—		4,275
Financial assets available-for-sale		1,751,224		2,940,105		6,514,391		13,025,864		3,690,008		27,921,592
Financial assets held-to- maturity		29,560		71,623		55,984		388,832		533,104		1,079,103
Loans		12,953,453		26,734,647		23,632,699		14,164,775		4,864,144		82,349,718
Others		28,949		12,299		3,646		26		—		44,920

	(Won)	16,058,093	(Won)	30,068,013	(Won)	30,450,832	(Won)	27,604,331	(Won)	9,087,256	(Won)	113,268,525

Liabilities:
Financial liabilities designated at FVTPL	(Won)	4,003	(Won)	4,770	(Won)	16,291	(Won)	248,372	(Won)	1,329,861	(Won)	1,603,297
Due to customer		5,955,908		6,742,177		7,356,451		4,310,139		205,388		24,570,063
Borrowings		6,573,787		8,159,018		6,166,083		3,876,147		1,742,852		26,517,887
Debt issued		3,480,937		5,434,836		12,067,912		25,436,049		4,951,254		51,370,988
Others		429,024		4,139		—		11,511		—		444,674

	(Won)	16,443,659	(Won)	20,344,940	(Won)	25,606,737	(Won)	33,882,218	(Won)	8,229,355	(Won)	104,506,909

	December 31, 2010
	Less 1 month		1~3months		3~12months		Less 1~5 years		Over 5 years		Total
Assets:
Cash and due from banks	(Won)	791,192	(Won)	250,353	(Won)	362,754	(Won)	5,674	(Won)	—	(Won)	1,409,973
Financial assets- available-for-sale		1,591,861		3,648,762		5,312,247		11,176,216		3,368,237		25,097,323
Financial assets held-to- maturity		22,943		51,016		45,805		466,188		530,822		1,116,774
Loans		16,597,278		26,556,772		20,837,455		10,034,980		4,873,804		78,900,289
Others		30,446		14,370		3,509		—		—		48,325

	(Won)	19,033,720	(Won)	30,521,273	(Won)	26,561,770	(Won)	21,683,058	(Won)	8,772,863	(Won)	106,572,684

Liabilities:
Financial liabilities designated at FVTPL	(Won)	4,093	(Won)	5,400	(Won)	17,626	(Won)	249,703	(Won)	1,308,004	(Won)	1,584,826
Due to customer		3,419,789		6,301,544		5,898,194		3,946,611		202,796		19,768,934
Borrowings		6,551,555		6,205,629		6,006,520		3,589,327		1,762,885		24,115,916
Debt issued		3,488,794		5,311,998		11,814,656		23,996,206		5,214,025		49,825,679
Others		535,165		13,449		—		515		—		549,129

	(Won)	13,999,396	(Won)	17,838,020	(Won)	23,736,996	(Won)	31,782,362	(Won)	8,487,710	(Won)	95,844,484

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

Foreign currency risk

Outstanding balances by currency with significant exposure as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011
	KRW		USD		EUR		JPY		GBP		Others		Total
Assets:
Cash and due from banks	(Won)	1,581,344	(Won)	699,995	(Won)	79,821	(Won)	86,350	(Won)	1,253	(Won)	569,081	(Won)	3,017,844
Financial assets held-for-trading		4,606,196		78,918		—		—		17,258		40,021		4,742,393
Financial assets designated at FVTPL		55,380		—		—		—		—		—		55,380
Financial assets available-for-sale		23,692,938		4,230,747		169,744		642,131		—		360,168		29,095,728
Financial assets held-to-maturity		837,628		221,524		—		—		—		61,996		1,121,148
Loans		50,462,681		19,626,989		872,077		3,721,401		4,384		482,155		75,169,687
Derivative financial assets		4,376,818		1,482,435		52,235		26,008		431		2,328		5,940,255
Other assets		4,429,983		2,456,827		124,128		133,649		—		15,900		7,160,487

Total financial assets		90,042,968		28,797,435		1,298,005		4,609,539		23,326		1,531,649		126,302,922
Liabilities:
Financial liabilities designated at FVTPL		968,705		—		—		—		—		—		968,705
Due to customers		21,658,052		1,789,480		220,492		75,339		881		370,520		24,114,764
Borrowings		10,477,744		10,678,672		1,834,719		2,355,283		—		133,384		25,479,802
Debt issued		31,543,428		9,999,387		390,225		2,167,154		—		1,959,635		46,059,829
Derivative financial liabilities		2,568,495		1,502,763		25,699		27,328		—		46,568		4,170,853
Other liabilities		4,718,100		3,319,953		171,504		164,195		173		29,875		8,403,780

Total financial liabilities		71,934,524		27,290,255		2,642,639		4,789,299		1,054		2,539,987		109,197,753

Net financial position	(Won)	18,108,444	(Won)	1,507,180	(Won)	(1,344,634)	(Won)	(179,760)	(Won)	22,272	(Won)	(1,008,330)	(Won)	17,105,169

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

	December 31, 2010
	KRW		USD		EUR		JPY		GBP		Others		Total
Assets:
Cash and due from banks	(Won)	601,925	(Won)	541,744	(Won)	27,105	(Won)	11,198	(Won)	1,307	(Won)	189,366	(Won)	1,372,645
Financial assets held-for-trading		5,921,098		198,237		—		—		17,192		34,961		6,171,488
Financial assets designated at FVTPL		32,438		1,441		—		56		—		—		33,935
Financial assets available-for-sale		21,456,102		3,894,620		175,374		513,403		—		369,384		26,408,883
Financial assets held-to-maturity		889,877		218,785		—		—		—		43,770		1,152,432
Loans		48,728,989		19,771,570		811,011		3,757,340		20,451		561,241		73,650,602
Derivative financial assets		4,479,229		1,478,594		49,783		50,654		1,277		3,711		6,063,248
Other assets		2,503,926		1,188,457		17,121		351,321		1		9,177		4,070,003

Total financial assets		84,613,584		27,293,448		1,080,394		4,683,972		40,228		1,211,610		118,923,236
Liabilities:
Financial liabilities designated at FVTPL		951,752		—		—		—		—		—		951,752
Due to customers		17,568,232		1,408,849		130,961		59,936		837		471,947		19,640,762
Borrowings		10,288,066		9,710,951		1,355,173		2,089,709		1,714		95,802		23,541,415
Debt issued		29,717,131		9,202,134		968,395		2,628,406		253,437		2,035,745		44,805,248
Derivative financial liabilities		3,095,179		1,524,926		30,867		34,930		—		9,221		4,695,123
Other liabilities		3,832,783		2,270,292		53,211		55,315		3,591		39,724		6,254,916

Total financial liabilities		65,453,143		24,117,152		2,538,607		4,868,296		259,579		2,652,439		99,889,216

Net financial position	(Won)	19,160,441	(Won)	3,176,296	(Won)	(1,458,213)	(Won)	(184,324)	(Won)	(219,351)	(Won)	(1,440,829)	(Won)	19,034,020

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

	January 1, 2010
	KRW		USD		EUR		JPY		GBP		Others		Total
Assets:
Cash and due from banks	(Won)	1,070,427	(Won)	516,608	(Won)	7,045	(Won)	25,348	(Won)	103,512	(Won)	112,860	(Won)	1,835,800
Financial assets held-for-trading		3,239,763		96,590		3,300		17,617		—		687		3,357,957
Financial assets designated at FVTPL		89,503		431		—		39		—		—		89,973
Financial assets available-for-sale		24,011,787		3,074,900		354,053		538,861		660,426		497,072		29,137,099
Financial assets held-to-maturity		335,592		—		—		—		—		43,244		378,836
Loans		50,197,159		20,943,849		1,241,794		3,355,872		370,909		560,167		76,669,750
Derivative financial assets		5,777,340		1,363,777		168,374		66,083		243,142		—		7,618,716
Other assets		2,699,900		1,494,034		111,695		122,000		122,712		—		4,550,341

Total financial assets		87,421,471		27,490,189		1,886,261		4,125,820		1,500,701		1,214,030		123,638,472
Liabilities:
Financial liabilities designated at FVTPL		1,308,299		—		—		—		—		—		1,308,299
Due to customers		12,275,795		1,646,516		226,523		102,285		141,802		363,604		14,756,525
Borrowings		16,663,924		9,751,085		1,690,730		1,679,365		1,255,483		226,524		31,267,111
Debt issued		35,006,447		9,174,311		1,790,631		3,069,181		253,436		1,651,639		50,945,645
Derivative financial liabilities		4,572,283		1,535,611		212,507		46,090		282,165		—		6,648,656
Other liabilities		3,348,884		1,608,305		13,374		106,885		117,361		—		5,194,809

Total financial liabilities		73,175,632		23,715,828		3,933,765		5,003,806		2,050,247		2,241,767		110,121,045

Net financial position	(Won)	14,245,839	(Won)	3,774,361	(Won)	(2,047,504)	(Won)	(877,986)	(Won)	(549,546)	(Won)	(1,027,737)	(Won)	13,517,427

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

Liquidity risk management

Concept

Liquidity risk is defined as the possibility of potential loss due to a temporary shortage in funds caused by a maturity mismatch or an unexpected capital outlay. Liquidity risk soars when funding rates rise, assets are sold below a normal price, or a good investment opportunity is missed.

Approach to liquidity risk management

Since the methodology to quantifiably measure liquidity risk does not formally exist, the Bank manages its liquidity risks as follows:

(1) Allowable limit for liquidity risk

The allowable limit for liquidity risk sets liquidity ratio and remaining maturity gap. The management standards with regards to the allowable limit for liquidity risk should be set using separate and stringent set ratios in accordance with the FSS guidelines.

<Measurement Methodology>

- Liquidity ratio : (Maturing liquidity asset in the interval / Maturing liquidity liability in the interval) X 100

- Remaining maturity gap : (Maturing liquidity asset in the interval - Maturing liquidity liability in the interval) / total assets X 100

(2) Early Warning Indicator

In order to identify prematurely and cope with worsening liquidity risk trends, the Bank has set up 13 indexes such as the “Foreign Exchange Stabilization Bond CDS Premium,” and measures the trend monthly, weekly and daily as a means for establishing the allowable liquidity risk limit complementary measures.

(3) Stress-Test analysis and contingency plan

The Bank evaluates the effects on the liquidity risk and identifies the inherent flaws. In the case where an unpredictable and significant liquidity crisis occurs, the Bank executes risk situation analysis quarterly based on crises specific to the Bank, market risk, and complex emergency, and reports to the Risk Management Committee for the purpose of the Bank’s solvency securitization.

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

Remaining maturity gap

(1)	Liquidity risks of non-derivative financial instruments as of June 30, 2011, December 31, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Less 1 month		1~ 3 months		3~12 months		Less 1~5 years		Over 5 years		Total
Assets:
Cash and due from banks	(Won)	2,425,932	(Won)	225,055	(Won)	287,240	(Won)	172,812	(Won)	190	(Won)	3,111,229
Financial assets held-for-trading		2,848,662		73,388		1,117,393		633,260		106,264		4,778,967
Financial assets designated at FVTPL		5,730		19,372		52,818		129,398		16,990		224,308
Financial assets available-for-sale		894,071		1,818,039		7,228,057		15,184,800		7,090,207		32,215,174
Financial assets held-to-maturity		65,905		20,907		61,812		384,951		603,625		1,137,200
Loans		4,404,573		9,009,040		27,753,920		34,827,931		7,957,498		83,952,962
Others		7,327,324		69,097		462,496		5,456,404		3,627,162		16,942,483

	(Won)	17,972,197	(Won)	11,234,898	(Won)	36,963,736	(Won)	56,789,556	(Won)	19,401,936	(Won)	142,362,323

Liabilities:
Financial liabilities designated at FVTPL	(Won)	4,008	(Won)	4,770	(Won)	16,291	(Won)	248,372	(Won)	1,329,861	(Won)	1,603,302
Due to customers		11,621,987		6,299,005		6,097,455		1,426,310		208,094		25,652,851
Borrowings		5,453,851		5,829,909		7,817,423		5,715,103		1,721,279		26,537,565
Debt issued		2,549,502		3,842,140		12,725,827		27,500,357		6,382,702		53,000,528
Others		6,190,063		44,143		500,913		717,740		3,295,093		10,747,952

	(Won)	25,819,411	(Won)	16,019,967	(Won)	27,157,909	(Won)	35,607,882	(Won)	12,937,029	(Won)	117,542,198

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

	December 31, 2010
	Less 1 month		1~ 3 months		3~12 months		Less 1~5 years		Over 5 years		Total
Assets:
Cash and due from banks	(Won)	1,001,058	(Won)	89,687	(Won)	357,425	(Won)	294,056	(Won)	75	(Won)	1,742,301
Financial assets held-for-trading		4,510,712		789,881		271,339		287,614		257,152		6,116,698
Financial assets designated at FVTPL		—		—		31,243		1,497		—		32,740
Financial assets available-for-sale		2,099,982		2,293,597		5,404,927		12,952,077		6,761,355		29,511,938
Financial assets held-to-maturity		41,018		300		45,805		471,341		601,756		1,160,220
Loans		7,297,388		7,938,664		24,926,000		32,716,792		7,999,988		80,878,832
Others		3,511,755		69,361		397,925		449,842		6,062,074		10,490,957

	(Won)	18,461,913	(Won)	11,181,490	(Won)	31,434,664	(Won)	47,173,219	(Won)	21,682,400	(Won)	129,933,686

Liabilities:
Financial liabilities designated at FVTPL	(Won)	4,093	(Won)	5,400	(Won)	17,626	(Won)	249,703	(Won)	1,308,004	(Won)	1,584,826
Due to customers		7,766,769		5,807,193		4,891,623		1,690,022		218,522		20,374,129
Borrowings		5,310,473		4,357,061		7,816,397		4,945,672		1,854,033		24,283,636
Debt issued		2,006,337		3,017,780		13,419,683		26,377,220		7,222,919		52,043,939
Others		4,106,317		120,601		425,712		481,324		4,048,374		9,182,328

	(Won)	19,193,989	(Won)	13,308,035	(Won)	26,571,041	(Won)	33,743,941	(Won)	14,651,852	(Won)	107,468,858

(2)	Liquidity risks of derivatives instruments as of June 30, 2011, December 31, 2010 are as follows (Korean won in millions):

(A)	Net-settled derivatives

	June 30, 2011
	Less 1 month		1~3 months		3~12 months		Less 1~5 years		Over 5 years		Total
Derivatives for trading:
Currency	(Won)	(38,584)	(Won)	(184,105)	(Won)	(3,363)	(Won)	4	(Won)	—	(Won)	(226,048)
Interest		100,011		293,766		(24,981)		46,524		1,271,011		1,686,331
Stock		(1,429)		(37,639)		(10,038)		5,801		—		(43,305)
Commodity		647		—		—		—		—		647
Derivatives for hedging:
Interest		32,982		(483,972)		(67,633)		(675,555)		(67,386)		(1,261,564)
Stock		—		(8,713)		—		—		—		(8,713)

	(Won)	93,627	(Won)	(420,663)	(Won)	(106,015)	(Won)	(623,226)	(Won)	1,203,625	(Won)	147,348

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

	December 31, 2010
	Less 1 month		1~3 months		3~12 months		Less 1~5 years		Over 5 years		Total
Derivatives for trading:
Currency	(Won)	(179,404)	(Won)	(80,678)	(Won)	23	(Won)	383	(Won)	—	(Won)	(259,676)
Interest		(6,283)		132,541		(556,409)		(83,374)		1,092,543		579,018
Stock		—		(42,829)		(49,971)		(35,949)		—		(128,749)
Commodity		—		1		6		18		—		25
Interest		—		(737,774)		(60,162)		(649,115)		(134,764)		(1,581,815)
Stock		—		(14,659)		—		—		—		(14,659)

	(Won)	(185,687)	(Won)	(743,398)	(Won)	(666,513)	(Won)	(768,037)	(Won)	957,779	(Won)	(1,405,856)

(B)	Gross settled derivatives

	June 30, 2011
	Less 1 month		1~3 months		3~12 months		Less 1~5 years		Over 5 years		Total
Derivatives for trading:
Currency:
Inflow	(Won)	14,725,131	(Won)	11,224,694	(Won)	12,521,185	(Won)	6,256,836	(Won)	317,708	(Won)	45,045,554
Outflow		14,680,582		11,135,262		12,441,081		6,475,039		308,523		45,040,487
Interest:
Inflow		43,133		35,456		—		78,089		—		156,678
Outflow		61,077		—		—		—		—		61,077
Inflow		—		—		9,197		—		—		9,197
Outflow		—		—		9,188		—		—		9,188
Derivatives for hedging:
Currency:
Inflow		—		—		7,921		6,869		4,858		19,648
Outflow		271		—		—		2,015		—		2,286
Interest:
Outflow		61,077		—		—		—		—		61,077

Total inflow	(Won)	14,768,264	(Won)	11,260,150	(Won)	12,538,303	(Won)	6,341,794	(Won)	322,566	(Won)	45,231,077

Total outflow	(Won)	14,803,007	(Won)	11,135,262	(Won)	12,450,269	(Won)	6,477,054	(Won)	308,523	(Won)	45,174,115

Korea Development Bank

Notes to the interim consolidated financial statements—(Continued)

June 30, 2011 and 2010

	December 31, 2010
	Less 1 month		1~3 months		3~12 months		Less 1~5 years		Over 5 years		Total
Derivatives for trading:
Currency:
Inflow	(Won)	5,848,831	(Won)	15,179,884	(Won)	13,568,150	(Won)	5,859,167	(Won)	266,644	(Won)	40,722,676
Outflow		5,803,601		15,063,515		13,197,367		5,839,089		253,661		40,157,233
Interest:
Inflow		77,918		—		—		102,289		—		180,207
Outflow		84,051		—		—		103,518		—		187,569
Derivatives for hedging:
Currency:
Inflow		175		1,179		743		2,891		1,436		6,424
Outflow		474		3,184		14		3,819		—		7,491

Total inflow	(Won)	5,926,924	(Won)	15,181,063	(Won)	13,568,893	(Won)	5,964,347	(Won)	268,080	(Won)	40,909,307

Total outflow	(Won)	5,888,126	(Won)	15,066,699	(Won)	13,197,381	(Won)	5,946,426	(Won)	253,661	(Won)	40,352,293

(3)	Liquidity risks of guarantees and commitments as of June 30, 2011, December 31, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Less 1 month		1~3 months		3~12 months		Less 1~5 years		Over 5 years		Total
Guarantees	(Won)	1,891,747	(Won)	2,018,480	(Won)	5,853,082	(Won)	6,664,960	(Won)	9,627,539	(Won)	26,055,808
Commitments		193,493		540,391		3,840,335		6,125,219		450,809		11,150,247

	(Won)	2,085,240	(Won)	2,558,871	(Won)	9,693,417	(Won)	12,790,179	(Won)	10,078,348	(Won)	37,206,055

	December 31, 2010
	Less 1 month		1~3 months		3~12 months		Less 1~5 years		Over 5 years		Total
Guarantees	(Won)	1,578,619	(Won)	1,251,925	(Won)	3,967,968	(Won)	5,486,312	(Won)	10,528,187	(Won)	22,813,011
Commitments		172,985		79,163		3,480,445		7,789,244		82,183		11,604,020

	(Won)	1,751,604	(Won)	1,331,088	(Won)	7,448,413	(Won)	13,275,556	(Won)	10,610,370	(Won)	34,417,031

THE REPUBLIC OF KOREA

The Economy

Current Worldwide Economic and Financial Difficulties

The global financial markets have experienced significant volatility in recent months as a result of, among other things, the downgrading by Standard & Poor’s Rating Services of the long-term sovereign credit rating of the United States to “AA+” from “AAA” in August 2011, as well as the continuing financial difficulties and resulting ratings downgrades experienced by the governments of Greece and other countries in Europe. Any future deterioration of the global economy could adversely affect the Korean economy and financial markets and our financial condition and results of operations.

There have been increased volatility and substantial declines in the Korea Composite Stock Index recently, due to adverse global financial and economic conditions. See “—The Financial System—Securities Markets”. There is no guarantee that the stock prices of Korean companies will not decline again in the future. Future declines in the index and large amounts of sales of Korean securities by foreign investors and subsequent repatriation of the proceeds of such sales may continue to adversely affect the value of the Won, the foreign currency reserves held by financial institutions in Korea, and the ability of Korean companies and banks (including us) to raise capital.

Gross Domestic Product

Based on preliminary data, GDP growth in the first half of 2011 was 3.8% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 2.6% and exports of goods and services increased by 13.0%, which more than offset a 1.6% decrease in gross domestic fixed capital formation, each compared with the corresponding period of 2010. Based on preliminary data, GDP growth in the third quarter of 2011 was 3.4% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 2.5% and exports of goods and services increased by 9.4%, which more than offset a 1.6% decrease in gross domestic fixed capital formation, each compared with the corresponding period of 2010.

Prices, Wages and Employment

The inflation rate, on an annualized basis, was 4.5% in the first quarter of 2011, 4.2% in the second quarter of 2011 and 4.8% in the third quarter of 2011. The unemployment rate was 4.2% in the first quarter of 2011, 3.4% in the second quarter of 2011 and 3.1% in the third quarter of 2011.

The Financial System

Securities Markets

The Korea Composite Stock Price Index was 2,100.7 on June 30, 2011, 2,133.2 on July 29, 2011, 1,880.1 on August 31, 2011, 1,769.7 on September 30, 2011, 1,909.0 on October 31, 2011 and 1,919.1 on November 7, 2011.

Monetary Policy

Foreign Exchange

The market average exchange rate between the Won and the U.S. Dollar (in Won per one U.S. Dollar) as announced by the Seoul Money Brokerage Service Ltd. was Won 1,078.1 to US$1.00 on June 30, 2011, Won 1,052.6 to US$1.00 on July 29, 2011, Won 1,071.7 to US$1.00 on August 31, 2011, Won 1,179.5 to US$1.00 on September 30, 2011, Won 1,104.5 to US$1.00 on October 31, 2011 and Won 1,112.6 to US$1.00 on November 7, 2011.

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic recorded a current account surplus of approximately US$15.3 billion in the first nine months of 2011. The current account surplus in the first nine months of 2011 decreased from the current account surplus of US$19.1 billion in the corresponding period of 2010, primarily due to a decrease in surplus from the goods account.

Trade Balance

Based on preliminary data, the Republic recorded a trade surplus of US$22.2 billion in the first nine months of 2011. Exports increased by 23.0% to US$415.3 billion and imports increased by 27.0% to US$393.1 billion from US$337.6 billion of exports and US$309.5 billion of imports, respectively, in the corresponding period of 2010.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$311.0 billion as of October 31, 2011.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the form of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the United States Securities and Exchange Commission as exhibits to the registration statement no.333-170866.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

Governed by Fiscal Agency Agreement

The Notes will be issued under the fiscal agency agreement, dated as of September 20, 2010, between us and Citibank, N.A., as fiscal agent (the “Fiscal Agent”). The Fiscal Agent will maintain a register for the Notes.

Payment of Principal and Interest

The Notes are initially limited to US$750,000,000 aggregate principal amount and will mature on November 16, 2021 (the “Maturity Date”). The Notes will bear interest at the rate of 4.625% per annum, payable semi-annually in arrears on May 16 and November 16 of each year (each, an “Interest Payment Date”), beginning on May 16, 2012. Interest on the Notes will accrue from November 16, 2011. If any Interest Payment Date or the Maturity Date shall be a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, then such payment will not be made on such date but will be made on the next succeeding day which is not a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and no interest shall be payable in respect of any such delay. We will pay interest to the person who is registered as the owner of a Note at the close of business on the fifteenth day (whether or not a business day) preceding such Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the Notes in immediately available funds in U.S. dollars.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption at Maturity

Unless previously redeemed for tax reasons as provided in the accompanying prospectus, we may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Form and Registration

The Notes will be issued in the form of one or more fully registered global notes, registered in the name of a nominee of and deposited with the custodian for DTC. DTC, or its nominee, will therefore be considered the sole owner or holder of the Notes represented by each global note for all purposes under the Note and the fiscal agency agreement. Except as specified below, beneficial owners:

•	will not be entitled to have any of the Notes represented by the global note registered in their names;

•	will not receive physical delivery of any Notes in definitive form;

•	will not be considered the owners or holders of the Notes;

•

must rely on the procedures of DTC and, if applicable, any participants (institutions that have accounts with DTC or its nominee, such as securities brokers and dealers) to exercise any rights of a holder; and

•	will receive payments of principal and interest from DTC or its participants rather than directly from us.

We understand that, under existing industry practice, DTC and its participants will allow beneficial owners to take all actions required of, and exercise all rights granted to, the registered holders of the Notes. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear or Clearstream if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream”.

We will register the Notes in the name of a person other than DTC or its nominee only if:

•	DTC is unwilling or unable to continue as depositary; or

•	we determine, in our sole discretion, not to have the Notes represented by a global note.

In either such instance, an owner of a beneficial interest in a global note will be entitled to registration of a principal amount of Notes equal to its beneficial interest in its name and to physical delivery of the Notes in definitive form.

Only participants, and persons that may hold beneficial interests through participants, can own a beneficial interest in the global note. DTC keeps records of the ownership and transfer of beneficial interests in the global note by its participants. In turn, participants keep records of the ownership and transfer of beneficial interests in the global note by other persons (such as their customers). No other records of the ownership and transfer of beneficial interests in the global security will be kept.

All payments on a global note will be made to DTC or its nominee. When DTC receives payment of principal or interest on the global note, we expect DTC to credit its participants’ accounts with amounts that correspond to their respective beneficial interests in the global note. We also expect that, after the participants’ accounts are credited, the participants will credit the accounts of the owners of beneficial interests in the global note with amounts that correspond to the owners’ respective beneficial interests in the global note.

DTC and its participants establish policies and procedures governing payments, transfers, exchanges and other important matters that affect owners of beneficial interests in a global note. DTC and its participants may change these policies and procedures from time to time. We have no responsibility or liability for the records of ownership of beneficial interests in the global note, or for payments made or not made to owners of such beneficial interests. We also have no responsibility or liability for any aspect of the relationship between DTC and its participants or for any aspect of the relationship between participants and owners of beneficial interests in the global note.

The Fiscal Agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

Paying Agent; Transfer Agent; Registrar

The Fiscal Agent will serve as the initial paying agent, transfer agent and registrar.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, we will appoint and maintain a paying and transfer agent in Singapore, where the certificates representing the Notes may be presented or surrendered for payment or redemption (if required), in the event that we issue the Notes in definitive form in the limited circumstances set forth above. In addition, an announcement of such issue will be made through the SGX-ST. Such announcement will include all material information with respect to the delivery of the definitive Notes, including details of the paying and transfer agent in Singapore.

Notices

All notices or communications to a registered holder of the Notes shall be sufficient if given in writing in the English language and delivered by depositing such notice or communication by first class mail (air mail in the case of holders whose addresses appearing in the register are in a country other than the United States of America), postage prepaid, addressed to such registered holder at its address as it then appears in the register. All notices regarding the Notes will be published in London in the Financial Times and in New York in The Wall Street Journal (U.S. Edition). If we cannot, for any reason, publish notice in any of those newspapers, we will choose an appropriate alternate English language newspaper of general circulation in London or New York, respectively, and notice in that newspaper will be considered valid notice. Notice will be considered made on the first date of its publication.

CLEARANCE AND SETTLEMENT

DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates. DTC is owned by a number of its direct participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers Inc.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of the Notes through DTC, Euroclear and Clearstream

We will issue the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the Notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may also hold your beneficial interests in the Notes through Euroclear or Clearstream, if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold their participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of the Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its participants, or persons holding beneficial interests in the Notes through such participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the fiscal agency agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the fiscal agency agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account, and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on the Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•

borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•

borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

Korean Taxation

For a discussion of certain Korean tax considerations that may be relevant to you if you invest in the Notes, see “Taxation—Korean Taxation” in the accompanying prospectus.

United States Tax Considerations

Stated interest on the Notes will be treated as qualified stated interest for U.S. federal income tax purposes. Under certain circumstances as described under “Taxation—Korean Taxation” in the accompanying prospectus, a U.S. holder may be subject to Korean withholding tax upon the sale or other disposition of Notes. A U.S. holder eligible for benefits of the Korea-U.S. tax treaty, which exempts capital gains from tax in Korea, would not be eligible to credit against its U.S. federal income tax liability any such Korean tax withheld. U.S. holders should consult their own tax advisers with respect to their eligibility for benefits under the Korea-U.S. tax treaty and, in the case of U.S. holders that are not eligible for treaty benefits, their ability to credit any Korean tax withheld upon sale of the Notes against their U.S. federal income tax liability. For a discussion of additional U.S. federal income tax considerations that may be relevant to you if you invest in the Notes and are a U.S. holder, see “Taxation—United States Tax Considerations” in the accompanying prospectus.

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters”) have entered into a Terms Agreement dated November 8, 2011 (the “Terms Agreement”) with respect to the Notes relating to the Underwriting Agreement—Standard Terms (together with the Terms Agreement, the “Underwriting Agreement”) filed as an exhibit to the registration statement. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters has severally and not jointly agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Name of Underwriters	Principal Amount of the Notes
Credit Suisse Securities (USA) LLC	US$	174,000,000
The Hongkong and Shanghai Banking Corporation Limited		174,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated		174,000,000
The Royal Bank of Scotland plc		174,000,000
Daewoo Securities Co., Ltd.		54,000,000

Total	US$	750,000,000

Daewoo Securities Co., Ltd., one of the Underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons. Under the terms and conditions of the Underwriting Agreement, if the Underwriters take any of the Notes, then the Underwriters are obligated to take and pay for all of the Notes.

The Underwriters, or certain of their respective affiliates acting as selling agents, initially propose to offer the Notes directly to the public at the offering price described on the cover page of this prospectus supplement. Any Underwriter may allow, and any such dealer may reallow, a concession to certain other dealers. After the initial offering of the Notes, the Underwriters may from time to time vary the offering price and other selling terms.

The Notes are a new class of securities with no established trading market. Approval in-principle has been received from the SGX-ST for the listing of the Notes. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

The amount of net proceeds is US$745,492,500 after deducting the underwriting discounts but not estimated expenses. Expenses associated with this offering are estimated to be approximately US$300,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the Notes.

In the ordinary course of their respective businesses, some of the Underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions and other related services with us and our affiliates for which the Underwriters and/or their affiliates have received or may receive customary fees and reimbursement of out-of-pocket expenses.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about November 16, 2011, which we expect will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in three business days, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on the date of this prospectus supplement or the succeeding business day, because the Notes will initially settle in T+5, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed, severally and not jointly, to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that:

•

it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea, or to, or for the account or benefit of, any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations; and

•

any securities dealer to whom the Underwriters may sell the Notes will agree that it will not offer any Notes, directly or indirectly, in Korea, or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any other dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of any of the Notes in circumstances in which section 21(1) of the FSMA does not apply to us; and

•	it has complied, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes, from or otherwise involving the United Kingdom.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended); it has not offered or sold, and it will not offer or sell, directly or indirectly, any of the Notes in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit of, any resident for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except (i) pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Financial Instruments and Exchange Law of Japan and (ii) in compliance with the other relevant laws of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571)

of Hong Kong and any rules made under that Ordinance or (ii) in circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

•

it has not issued, or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, any advertisement, invitation or document relating to the Notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are or are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of the laws of Hong Kong and any rules made thereunder.

Singapore

Each Underwriter has severally represented and agreed that neither the preliminary prospectus nor the prospectus have been or will be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”). Accordingly, each Underwriter has severally represented, warranted and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the preliminary prospectus or the prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than under exemptions provided in the SFA for offers made (i) to an institutional investor (as defined in Section 4A of the SFA) under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor (under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA or (in the case of such corporation) where the transfer arises from an offer referred to in Section 276(3)(i)(B) of the SFA, or (in the case of such trust), where the transfer arises from an offer referred to in Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law; or

(4)	pursuant to Section 276(7) of the SFA.

Price Stabilization and Short Position

In connection with this offering, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Stabilizing Manager”) or any person acting for it, on behalf of the Underwriters, may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions, penalty bids and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Penalty bid occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters or the Stabilizing Manager has repurchased Notes sold by or for the account of such Underwriter in stabilizing or short covering transactions. Stabilizing transactions consist of certain bids or purchases of Notes in the open market for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any of these transactions, it may discontinue them at any time, and must discontinue them after a limited period.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Kim & Chang, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Davis Polk & Wardwell LLP, New York, New York. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Davis Polk & Wardwell LLP may rely as to matters of Korean law upon the opinions of Kim & Chang, and Kim & Chang may rely as to matters of New York law upon the opinions of Cleary Gottlieb Steen & Hamilton LLP.

OFFICIAL STATEMENTS AND DOCUMENTS

Our President, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—Korea Finance Corporation.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 2009 as a government-owned policy finance institution pursuant to the Korea Finance Corporation Act. The address of our registered office is 16 Yeouido-dong, Youngdeungpo-gu, Seoul, The Republic of Korea.

The issue of the Notes has been authorized by a decision of our President dated May 13, 2011. On May 16, 2011, we filed our reports on the proposed issuance of the Notes with the Ministry of Strategy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the U.S. Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at Room 1580, 100 F Street N.E., Washington, D.C. 20549, United States.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

	ISIN	CUSIP	Common Code
Notes	US50065TAC71	50065T AC7	063294322

HEAD OFFICE OF KoFC

16 Youido-dong,

Youngdeungpo-gu, Seoul 150-873

The Republic of Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

Citibank, N.A.

21st Floor

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

LEGAL ADVISORS TO KoFC

as to Korean law	as to U.S. law

Kim & Chang Seyang Building 223 Naeja-dong, Jongno-gu Seoul 110-720 The Republic of Korea	Cleary Gottlieb Steen & Hamilton LLP c/o 39th Floor Bank of China Tower One Garden Road Hong Kong

LEGAL ADVISOR TO THE UNDERWRITERS

as to U.S. law

Davis Polk & Wardwell LLP c/o 18th Floor The Hong Kong Club Building 3A Chater Road Hong Kong

AUDITOR OF KoFC

Ernst & Young

3rd to 8th Floor, Taeyoung Building

10-2 Youido-dong

Youngdeungpo-gu, Seoul 150-777

The Republic of Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542